                                                                                                                           Exhibit 10.1

                                                                                                                         EXECUTION COPY

                                                           CREDIT AGREEMENT

                                                       DATED AS OF JUNE 30, 2004

                                                                 AMONG

                                                      ENCORE CAPITAL GROUP, INC.

                                             THE LENDERS FROM TIME TO TIME PARTIES HERETO

                                                  BANK ONE, NA (MAIN OFFICE CHICAGO),
                                                        AS ADMINISTRATIVE AGENT

                              ___________________________________________________________________________

                                                    BANC ONE CAPITAL MARKETS, INC.,
                                                 as Lead Arranger and Sole Book Runner
                             _____________________________________________________________________________

                                                    SIDLEY AUSTIN BROWN & WOOD LLP
                                                            Bank One Plaza
                                                       10 South Dearborn Street
                                                        Chicago, Illinois 60603

         2.9.     Conversion and Continuation of Outstanding Advances; No Conversion or Continuation of Eurodollar Advances

         2.16.    Notification of Advances, Interest Rates, Prepayments and Revolving Loan Commitment Reductions;

         6.20.    Subordinated Indebtedness, Indebtedness under Permitted Receivables Transactions and Amendments to

                                                               SCHEDULES

Commitment Schedule

Pricing Schedule

Schedule 5.6-         Taxes

Schedule 5.8-         Subsidiaries

Schedule 5.12-        Material Agreements

Schedule 6.13-        Existing Investments

Schedule 6.14-        Existing Indebtedness

Schedule 6.15-        Existing Liens

Schedule 6.31 -       Maximum Non-Credit Card Receivables Amount

Schedule 6.32 -       Initial and Intermediate Collection Accounts

                                                               EXHIBITS

Exhibit A-        Form of Borrower’s Counsel’s Opinion

Exhibit B-        Form of Compliance Certificate

Exhibit C-        Form of Assignment and Assumption Agreement

Exhibit D-        Form of Loan/Credit Related Money Transfer Instruction

Exhibit E-        Form of Promissory Note for Revolving Loan (if requested)

Exhibit F-        Officer’s Certificate

Exhibit G-        List of Closing Documents

Exhibit H-        Form of Borrowing Base Certificate

Exhibit I-        Form of Commitment and Acceptance

                                                           CREDIT AGREEMENT

         This Credit  Agreement,  dated as of June 30,  2004,  is entered  into by and among  Encore  Capital  Group,  Inc., a Delaware corporation,  the Lenders,  the LC Issuer and Bank One, NA, a national  banking  association  having its  principal  office in Chicago,
Illinois, as Administrative Agent.  The parties hereto agree as follows:

                                                              ARTICLE I

                                                              DEFINITIONS

1.1.     Certain Defined Terms.  As used in this Agreement:

         “Accounting Changes” is defined in Section 9.8 hereof.

         “Accounts”  means and includes all of the  Borrower’s  and each  Subsidiary’s  presently  existing  and  hereafter  arising or acquired  accounts,  accounts  receivable,  and all present and future  rights of the Borrower or such  Subsidiary to payment for goods sold or leased or for services  rendered  (except  those  evidenced by  instruments  or chattel  paper),  whether or not they have been earned by  performance,  and all  rights in any  merchandise  or goods  which any of the same may  represent,  and all  rights,  title, security and guarantees with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

         “Acquisition”  means any  transaction  or any  series of  related  transactions,  other than the  Permitted  Restructuring  or purchases or  acquisitions of Receivables  Portfolios in the ordinary course of business,  consummated on or after the Closing Date, by which the Borrower or any of its Subsidiaries  (i) acquires any going business or all or  substantially  all of the assets of any firm, corporation  or limited  liability  company,  or division  thereof,  whether  through  purchase of assets,  merger or otherwise or (ii)
directly  or  indirectly  acquires  (in one  transaction  or as the most recent  transaction  in a series of  transactions)  at least a majority  (in number of votes) of the  securities  of a  corporation  which have  ordinary  voting  power for the election of directors
(other than  securities  having such power only by reason of the  happening of a  contingency)  or a majority (by  percentage of voting power) of the outstanding  ownership  interests of a partnership or limited liability company of any Person;  provided,  however,  that the following shall not be considered  “Acquisitions”:  (a) any asset purchase consisting solely of Receivables  Portfolios and (b) the purchase  of stock of an entity (1) the assets of which  consist  solely of  Receivables,  (2) which has not  engaged in the conduct of business and (3) which has no Indebtedness.

         “Adjusted  Available  Aggregate  Revolving Loan  Commitment”  means,  at any time, the lesser of (i) Aggregate  Revolving Loan
Commitment and (ii) the Borrowing Base, in each case as then in effect.

         “Administrative  Agent” means Bank One in its capacity as  contractual  representative  of the Lenders  pursuant to Article X, and not in its individual capacity as a Lender, as Administrative  Agent, and any successor  Administrative Agent appointed pursuant to
Article X.

         “Advance” means a borrowing  hereunder  consisting of the aggregate amount of several  Revolving Loans (i) made by some or all of the  Lenders  on the same  Borrowing  Date,  or (ii)  converted  or  continued  by the  Lenders  on the same date of  conversion  or continuation,  consisting,  in either  case,  of the  aggregate  amount  of the  several  Loans of the same  Type  and,  in the case of
Eurodollar  Loans,  for the same  Interest  Period.  The term  “Advance”  shall  include  Swing Line Loans unless  otherwise  expressly provided.

         “Affiliate”  of any Person means any other Person  directly or indirectly  controlling,  controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling  Person is the “beneficial  owner” (as defined in Rule  13d-3  under  the  Securities  Exchange  Act of 1934) of 10% or more of any  class of voting  securities  (or other  ownership interests)  of the  controlled  Person or  possesses,  directly  or  indirectly,  the power to  direct  or cause the  direction  of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

         “Age Adjusted  Advance Rate” means with respect to any Receivables  Portfolio of any Credit Party, (a) for the period from and including the date such Credit Party  acquires  such  Receivables  Portfolio to and including the end of the third full calendar  month ending after such date,  eighty-five  percent (85%), and (b) for any subsequent calendar month beginning after such third full calendar month, the percentage equal to eighty-five  percent (85%) minus three  percentage  points (3%) for each successive  calendar month that has begun since the end of such third full calendar  month (it being  understood and agreed that,  for the sake of  illustration,  if a
Receivables  Portfolio is acquired on January 1, 2005,  the Age Adjusted  Advance Rate with respect  thereto shall be 85% through April
30, 2005,  82% from May 1, 2005 through May 31, 2005,  79% from June 1, 2005 through June 30, 2005 and continuing to reduce in the same manner by three percentage points (3%) for each successive calendar month).

         “Aggregate  Outstanding  Revolving  Credit  Exposure”  means, at any time, the aggregate of the Outstanding  Revolving  Credit
Exposure of all the Lenders.

         “Aggregate  Revolving Loan  Commitment”  means the aggregate of the Revolving Loan  Commitments of all the Lenders,  as may be
increased or reduced from time to time pursuant to the terms hereof.  The initial  Aggregate  Revolving Loan Commitment is Seventy-Five
Million and 00/100 Dollars ($75,000,000).

         “Agreement” means this Credit Agreement, as it may be amended,  restated,  supplemented or otherwise modified and as in effect from time to time.

         “Agreement  Accounting  Principles” means generally accepted accounting principles as in effect in the United States from time to time,  applied in a manner  consistent with that used in preparing the financial  statements of the Borrower  referred to in Section
5.4.

         “Alternate  Base Rate”  means,  for any day, a rate of  interest  per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus ½% per annum.

         “Applicable  Fee Rate”  means,  with  respect  to the  Commitment  Fee at any time,  the  percentage  rate per annum  which is applicable at such time with respect to such fee as set forth in the Pricing Schedule.

         “Applicable  Margin”  means,  with  respect  to  Advances  of any Type at any time,  the  percentage  rate per annum  which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         “Applicable  Pledge  Percentage”  means 100%, but 65% in the case of a pledge of Capital Stock of a Foreign  Subsidiary to the extent a 100% pledge would cause a Deemed Dividend Problem or a Financial Assistance Problem.

         “Approved  Fund”  means any Fund that is  administered  or managed  by (a) a Lender,  (b) an  Affiliate  of a Lender or (c) an
entity or an Affiliate of an entity that administers or manages a Lender.

         “Arranger”  means Banc One  Capital  Markets,  Inc.,  a Delaware  corporation,  and its  successors,  in its  capacity as Lead
Arranger and Sole Book Runner.

         “Article” means an article of this Agreement unless another document is specifically referenced.

         “Asset Sale” means,  with  respect to the  Borrower or any  Subsidiary,  the sale,  lease,  conveyance,  disposition  or other transfer by such Person of any of its assets  (including  by way of a Sale and Leaseback  Transaction,  and including the sale or other transfer of any of the capital  stock or other equity  interests of such Person or any  Subsidiary  of such Person) to any Person other than the Borrower or any of its  wholly-owned  Subsidiaries  other than (i) the sale of Receivables in the ordinary  course of business
(so long as, after  giving  effect to each such sale,  the Borrower  makes the required  prepayments  and/or  reinvestment  of proceeds required under Section 2.2(a)), (ii) the sale or other disposition of any obsolete,  excess,  damaged or worn-out Equipment disposed of in the ordinary course of business,  (iii) leases of assets in the ordinary  course of business  consistent with past practice and (iv)
sales or dispositions  of assets outside the ordinary course of business with an aggregate fair market value not to exceed,  during the term of this Agreement, $5,000,000.

         “Assignment Agreement” is defined in Section 12.3.1.

         “Authorized  Officer”  means any of the President and Chief  Executive  Officer,  Chief  Financial  Officer,  Chief  Operating
Officer,  Treasurer or  Controller  of the  Borrower,  or such other  officer of the Borrower as may be  designated  by the Borrower in writing to the Administrative Agent from time to time, acting singly.

         “Available  Aggregate  Revolving Loan Commitment”  means, at any time, the Aggregate  Revolving Loan Commitment then in effect minus the Aggregate Outstanding Revolving Credit Exposure at such time.

         “Bank One” means Bank One,  NA, a national  banking  association  having its  principal  office in Chicago,  Illinois,  in its individual capacity, and its successors.

         “Borrower” means Encore Capital Group,  Inc., a Delaware  corporation,  and its permitted  successors and assigns  (including, without limitation, a debtor in possession on its behalf).

         “Borrowing  Base”  means,  as of any  date of  calculation,  an  amount,  as set  forth  on the most  current  Borrowing  Base
Certificate  delivered to the Administrative  Agent, equal to the aggregate  Borrowing Base Value of all Receivables  Portfolios of the
Credit Parties as of such date.

         “Borrowing Base Certificate” means a certificate,  in substantially the form of Exhibit H hereto,  setting forth the Borrowing
Base and the component calculations thereof.

         “Borrowing Base Value” means,  for any period,  with respect to any  Receivables  Portfolio owned by any Credit Party or which will be acquired by one or more Credit  Parties by applying  the proceeds  from a requested  Credit  Extension,  the product of (a) the purchase price paid (or to be paid by applying  proceeds from a requested  Credit  Extension) by such Credit Party for such Receivables
Portfolio,  multiplied by (b) the Age Adjusted Advance Rate (expressed as a decimal) applicable to such Receivables  Portfolio for such period;  provided that, if at any time after any  Receivables  Portfolio of any Credit Party is included in Borrowing Base, such Credit
Party  shall,  on a  cumulative  basis,  sell or  otherwise  dispose  of more than 40% of such  Receivables  Portfolio,  whether in one transaction or a series of  transactions,  then (i) the Borrower shall apply an amount equal to one hundred  percent (100%) of the cash proceeds of such sale or sales to any  required  payments  pursuant to the second  sentence of Section  2.2(a) and (ii) the  “Borrowing
Base Value” for such  Receivables  Portfolio shall be determined by the product of (a) a pro rata portion of the purchase price paid by such Credit Party for such Receivables  Portfolio  (determined by the ratio that the aggregate face amount of the remaining Receivables in such Receivables  Portfolio bears to the aggregate face amount of all the Receivables included in such Receivables  Portfolio at the time of its  acquisition),  multiplied by (b) the applicable Age Adjusted Advance Rate.  Notwithstanding  anything  contained herein to the contrary,  the Borrowing Base Value with respect to any Receivables  Portfolio shall be determined  exclusive of any Receivables in such Receivables Portfolio that are not Eligible Receivables.

         “Borrowing Date” means a date on which an Advance is made hereunder.

         “Borrowing Notice” is defined in Section 2.8.

         “Business Day” means (i) with respect to any borrowing,  payment or rate selection of Eurodollar  Advances,  a day (other than a Saturday or Sunday) on which banks generally are open in Phoenix,  Arizona for the conduct of  substantially  all of their commercial lending  activities,  interbank  wire  transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank  market and (ii) for all other  purposes,  a day (other  than a Saturday  or  Sunday) on which  banks  generally  are open in
Phoenix,  Arizona for the conduct of substantially all of their commercial  lending activities and interbank wire transfers can be made on the Fedwire system.

         “Buying Lender” is defined in Section 2.5.3(ii).

         “Capital  Expenditures” means, without duplication,  any expenditures for any purchase or other acquisition of any asset which would be classified  as a fixed or capital  asset on a  consolidated  balance  sheet of the Borrower and its  Subsidiaries  prepared in accordance with Agreement Accounting  Principles,  but excluding,  solely for the fiscal year in which each Acquisition is consummated, any such expenditures of any Person or business acquired pursuant to such Acquisition.

         “Capitalized  Lease” of a Person means any lease of Property by such Person as lessee which would be  capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         “Capitalized  Lease  Obligations”  of a Person means the amount of the  obligations  of such Person under  Capitalized  Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         “Cash  Equivalent  Investments”  means (i) short-term  obligations  of, or fully  guaranteed by, the United States of America,
(ii)  commercial  paper  rated A-1 or better by S&P or P-1 or better by  Moody's,  (iii)  demand  deposit  accounts  maintained  in the ordinary course of business,  and (iv)  certificates of deposit issued by and time deposits with commercial banks (whether  domestic or foreign)  having  capital  and surplus in excess of  $100,000,000;  provided  in each case that the same  provides  for payment of both principal and interest  (and not  principal  alone or interest  alone) and is not subject to any  contingency  regarding the payment of principal or interest.

         “Cash Flow Leverage Ratio” is defined in Section 6.21.

         “CFSC  Transaction”  means the  transaction,  or series of  transactions,  pursuant to that  certain  Credit  Agreement  dated
December 20, 2000 between MRC  Receivables  Corporation and CFSC Capital Corp.  VIII (as amended or otherwise  modified)  provided that
(i) all such  transactions  are entered into on or before  December 31, 2004 and (ii) the aggregate  principal  amount of  Indebtedness outstanding pursuant to such transaction or series of transactions does not exceed $75,000,000.

         “Change of Control”  means (i) the  acquisition  by any  Person,  or two or more  Persons  acting in  concert,  of  beneficial ownership  (within the meaning of Rule 13d-3 of the Securities and Exchange  Commission  under the Securities  Exchange Act of 1934) of
30% or more of the outstanding shares of voting stock of the Borrower,  excluding  acquisitions by any Person with beneficial ownership of 5% or more of the  outstanding  shares of voting  stock of the Borrower as of the Closing  Date so long as the  aggregate  shares so acquired by all such Persons do not exceed 49% of the outstanding  shares of voting stock of the Borrower;  (ii) other than pursuant to a transaction  permitted  hereunder,  the Borrower shall cease to own,  directly or indirectly and free and clear of all Liens or other encumbrances,  all of the  outstanding  shares of voting stock of the Guarantors on a fully diluted basis; or (iii) the majority of the
Board of Directors of the Borrower  fails to consist of  Continuing  Directors.  The  Permitted  Restructuring  shall not  constitute a
Change of Control.

         “Closing Date” means June 30, 2004.

         “Code” means the Internal  Revenue Code of 1986, as amended,  reformed or otherwise  modified from time to time,  and any rule or regulation issued thereunder.

         “Collateral”  means all  Property and  interests  in Property  now owned or  hereafter  acquired by the Borrower or any of its
Subsidiaries in or upon which a security  interest,  lien or mortgage is granted to the  Administrative  Agent,  for the benefit of the
Holders of Secured Obligations,  whether under the Pledge and Security Agreement,  under any of the other Collateral Documents or under any of the other Loan Documents.
         “Collateral  Documents”  means all agreements,  instruments and documents  executed in connection with this Agreement that are intended  to create or  evidence  Liens to secure the Secured  Obligations,  including,  without  limitation,  the Pledge and  Security
Agreement, the Intellectual Property Security Agreements,  the Mortgages and all other security agreements,  mortgages, deeds of trust, loan agreements,  notes, guarantees,  subordination  agreements,  pledges, powers of attorney,  consents,  assignments,  contracts, fee letters,  notices,  leases,  financing  statements and all other written matter whether  heretofore,  now, or hereafter executed by the
Borrower or any of its Subsidiaries and delivered to the Administrative Agent.

         “Collateral Shortfall Amount” is defined in Section 8.1.

         “Commitment and Acceptance” is defined in Section 2.5.3(i).

         “Commitment Increase Notice” is defined in Section 2.5.3(i).

         “Commitment Fee” is defined in Section 2.5.1.

         “Commitment  Schedule” means the Schedule  identifying each Lender’s Revolving Loan Commitment as of the Closing Date attached hereto and identified as such.

         “Consolidated  Capital  Expenditures”  means, with reference to any period,  the Capital  Expenditures of the Borrower and its
Subsidiaries calculated on a consolidated basis for such period.

         “Consolidated  EBITDA” means  Consolidated  Net Income plus, to the extent deducted from revenues in determining  Consolidated
Net Income,  (i)  Consolidated  Interest  Expense  (whether  actual or  contingent),  (ii)  expense  for taxes paid or  accrued,  (iii)
depreciation  expense and (iv) amortization  expense minus, to the extent included in Consolidated Net Income,  (a) interest income and
(b) any extraordinary,  unusual or non-recurring gains or other income (provided that gains from sales of Receivables  Portfolios shall not be treated as non-recurring gains for this purpose), all calculated for the Borrower and its Subsidiaries on a consolidated basis.

         “Consolidated  Interest  Expense”  means,  with  reference  to any  period,  the  interest  expense  of the  Borrower  and its
Subsidiaries  (including  that  portion  attributable  to Capital  Leases)  calculated  on a  consolidated  basis for such  period,  in accordance with Agreement Accounting  Principles,  including without limitation,  any Off-Balance Sheet Liability that would constitute interest if the transaction giving rise to such Off-Balance Sheet Liability were  re-characterized  as a loan transaction and financing costs (including contingent interest expense) in connection with a Permitted Receivables Transaction.

         “Consolidated Net Income” means,  with reference to any period,  the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.

         “Consolidated  Rentals” means, with reference to any period, the Rentals of the Borrower and its Subsidiaries  calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.

         “Consolidated Tangible Assets” means Consolidated Total Assets minus any Intangible Assets.

         “Consolidated  Tangible Net Worth” means at any time, with respect to any Person,  the  consolidated  stockholders’  equity of such Person and its  Subsidiaries  calculated on a consolidated  basis in accordance  with Agreement  Accounting  Principles  minus any
Intangible Assets.

         “Consolidated  Total Assets” means the total assets of the Borrower and its  Subsidiaries  calculated on a consolidated  basis in accordance with Agreement Accounting Principles.

         “Consolidated  Total  Liabilities”  means  the  total  liabilities  of the  Borrower  and  its  Subsidiaries  calculated  on a consolidated basis in accordance with Agreement Accounting Principles.

         “Contingent  Obligation”  of a Person  means  any  agreement,  undertaking  or  arrangement  by  which  such  Person  assumes, guarantees,  endorses,  contingently  agrees to purchase or provide funds for the payment of, or otherwise  becomes or is  contingently liable  upon,  the  obligation  or  liability  of any other  Person,  or agrees to maintain  the net worth or working  capital or other financial  condition of any other  Person,  or otherwise  assures any creditor of such other Person  against loss,  including,  without limitation,  any comfort letter, operating agreement,  take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         “Continuing  Director”  means,  with  respect  to any  Person  as of any date of  determination,  any  member  of the board of directors of such Person who (i) was a member of such board of directors on the Closing  Date,  or (ii) was  nominated  for election or elected to such board of directors  with the approval of the required  majority of the  Continuing  Directors  who were members of such board at the time of such nomination or election.

         “Controlled  Group” means all members of a  controlled  group of  corporations  or other  business  entities and all trades or businesses  (whether or not  incorporated)  under common  control  which,  together with the Borrower or any of its  Subsidiaries,  are treated as a single employer under Section 414 of the Code.

         “Conversion/Continuation Notice” is defined in Section 2.9.

         “Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

         “Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC.

         “Credit Party” means, at any time, any of the Borrower and any Person which is a Guarantor at such time.

         “Deemed  Dividend  Problem”  means,  with  respect to any  Foreign  Subsidiary,  such  Foreign  Subsidiary’s  accumulated  and undistributed  earnings and profits being deemed to be  repatriated to the Borrower or the applicable  parent  Domestic  Subsidiary for
U.S.  federal income tax purposes and the effect of such  repatriation  causing adverse tax consequences to the Borrower or such parent
Domestic  Subsidiary,  in each case as determined by the Borrower in its commercially  reasonable  judgment acting in good faith and in consultation with its legal and tax advisors.

         “Default” means an event described in Article VII.

         “Disqualified  Stock” means any capital  stock or other equity  interest  that,  by its terms (or by the terms of any security into  which it is  convertible  or for which it is  exchangeable),  or upon the  happening  of any  event,  matures  or is  mandatorily redeemable,  pursuant to a sinking fund  obligation or otherwise,  or  redeemable at the option of the holder  thereof,  in whole or in part, on or prior to the date that is 91 days after the Revolving Loan Termination Date.

         “Dollar”, “dollar” and “$” means the lawful currency of the United States of America.

         “Domestic  Subsidiary”  means any Subsidiary of any Person  organized  under the laws of a jurisdiction  located in the United
States of America.

         “Effective Commitment Amount” is defined in Section 2.5.3(i).

         “Eligible  Receivables”  of any Credit Party shall mean, as of any date of  determination,  (i)  Receivables  with a Borrowing
Base Value of up to $10,000,000  owned by a Credit Party as of the Closing Date, which  Receivables arose by a means other than through the use of credit  cards and which  were  purchased  by a Credit  Party  with cash (and not with  borrowed  money)  during  the  period commencing on January 1, 2004 and ending on the Closing Date and (ii)  Receivables  purchased by a Credit Party on or after the Closing
Date to the extent such  Receivable  is owned,  or to be purchased by such Credit Party by applying the proceeds of a Credit  Extension within five (5) Business Days of the making of such Credit  Extension,  and in the case of both (i) and (ii) that is payable in Dollars and in which the Administrative Agent has, for the benefit of the Holders of Secured Obligations,  a first-priority  perfected security interest pursuant to the Collateral Documents, other than any such Receivable:

                  (a)      that is not an existing obligation for which sufficient consideration has been given;

                  (b)      with  respect to which such Credit Party does not (or will not,  upon the closing of the  relevant  purchase thereof) have good and  marketable  title  pursuant to a legal,  valid and binding bill of sale or purchase  agreement  entered into by such Credit Party or assignment to such Credit Party;

                  (c)      that has been  repurchased by, or returned or put-back to, the person from whom such Borrower  acquired such
Receivable and such  Receivable has not  subsequently  been replaced with a new Receivable of at least  comparable  value acquired from such Person;

                  (d)      all or any  portion of which is subject to any Lien  (except the Lien in favor of the  Administrative  Agent under the Collateral Documents);

                  (e)      that is due from or has been originated by any Subsidiary or Encore Affiliate; or

                  (f)      that is not a type of collateral for which a security interest can be perfected by filing pursuant to
Article 9 of the Uniform Commercial Code as then in effect in the State of New York.

         “Encore  Affiliate”  means any Person  directly or  indirectly  controlling,  controlled  by or under common  control with the
Borrower.  A Person shall be deemed to control another Person if the controlling  Person is the “beneficial  owner” (as defined in Rule
13d-3 under the Securities  Exchange Act of 1934) of 10% or more of any class of voting  securities (or other  ownership  interests) of the controlled Person and possesses,  directly or indirectly,  the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

         “Environmental  Laws” means any and all federal,  state, local and foreign statutes,  laws, judicial  decisions,  regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions,  permits, concessions,  grants, franchises, licenses, agreements and other  governmental  restrictions  relating to (i) the  protection  of the  environment,  (ii) the effect of the  environment  on human health,  (iii)  emissions,  discharges or releases of  pollutants,  contaminants,  hazardous  substances or wastes into surface  water, ground water or land, or (iv) the manufacture,  processing,  distribution,  use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         “Equipment”  means  all of the  Borrower’s  and  each  Subsidiary’s  present  and  future  (i)equipment,  including,  without limitation,  machinery,  manufacturing,  distribution,  data processing and office equipment,  assembly systems,  tools,  molds,  dies, fixtures, appliances,  furniture,  furnishings,  vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii)other tangible personal property (other than inventory),  and (iii)any and all accessions,  parts and appurtenances  attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

         “Equipment  Financing  Transactions”  means the secured  equipment  financing  arrangements of the Credit Parties set forth on
Schedule 6.14.

         “ERISA”  means  the  Employee  Retirement  Income  Security  Act of 1974,  as  amended  from  time to time,  and any  rules or regulations promulgated thereunder.

         “Eurodollar  Advance” means an Advance which,  except as otherwise  provided in Section 2.11, bears interest at the applicable
Eurodollar Rate.

         “Eurodollar Base Rate” means, with respect to a Eurodollar  Advance for the relevant Interest Period,  the applicable  British
Bankers'  Association LIBOR rate for deposits in Dollars as reported by any generally  recognized  financial  information service as of
11:00 a.m.  (London  time) two (2) Business Days prior to the first day of such Interest  Period,  and having a maturity  equal to such
Interest  Period,  provided that, if no such British  Bankers'  Association  LIBOR rate is available to the  Administrative  Agent, the applicable  Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the  Administrative  Agent to be the rate at which Bank One or one of its affiliate  banks offers to place deposits in Dollars with  first-class  banks in the London interbank  market at approximately  11:00 a.m.  (London time) two (2) Business Days prior to the first day of such Interest Period,  in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         “Eurodollar  Loan”  means a  Revolving  Loan which,  except as  otherwise  provided  in Section  2.11,  bears  interest at the applicable Eurodollar Rate.

         “Eurodollar  Rate” means, with respect to a Eurodollar  Advance for the relevant Interest Period,  the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period,  divided by (b) one minus the Reserve  Requirement  (expressed as a decimal)  applicable to such Interest  Period,  plus (ii) the  Applicable  Margin then in effect,  changing as and when the  Applicable
Margin changes.

          “Excluded  Subsidiaries” means, (i) to the extent the applicable Permitted  Receivables  Transaction in respect of which such entity  was  created  is in full  force and  effect  and the  Indebtedness  thereunder  had not been  repaid in full,  MRC  Receivables
Corporation and Midland Funding NCC-1  Corporation  and any other successor or transferee  Subsidiaries  created in connection with the
Permitted  Restructuring and (ii) the Inactive  Subsidiaries and any other successor or transferee  Subsidiaries  created in connection with the Permitted Restructuring.

         “Excluded Taxes” means, in the case of each Lender or applicable  Lending  Installation and the  Administrative  Agent,  taxes imposed on its overall net income,  and franchise taxes imposed on it, by (i) the  jurisdiction  under the laws of which such Lender or the Administrative  Agent is incorporated or organized or any political  combination or subdivision or taxing authority thereof or (ii)
the jurisdiction in which the Administrative  Agent's or such Lender's principal  executive office or such Lender's  applicable Lending
Installation is located.

         “Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

         “Existing  Financing  Arrangements”  means  financing  arrangements  of  the  Borrower  or  any  Subsidiary  (other  than  the transactions under the Loan Documents and the Permitted  Receivables  Transactions and the Equipment Financing  Transactions) in effect on the Closing Date.

         “Facility LC” is defined in Section 2.20.1.

         “Facility LC Application” is defined in Section 2.20.3.

         “Facility LC Collateral Account” is defined in Section 2.20.11.

         “Federal Funds  Effective Rate” means,  for any day, an interest rate per annum equal to the weighted  average of the rates on overnight  Federal funds  transactions  with members of the Federal  Reserve  System  arranged by Federal funds brokers on such day, as published  for such day (or, if such day is not a Business Day, for the  immediately  preceding  Business  Day) by the Federal  Reserve
Bank of New York,  or, if such rate is not so  published  for any day  which is a  Business  Day,  the  average  of the  quotations  at approximately  10:00 a.m.  (Phoenix,  Arizona time) on such day on such transactions  received by the  Administrative  Agent from three
Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         “Financial Contract” of a Person means (i) any exchange-traded or over-the-counter  futures,  forward, swap or option contract or other financial instrument with similar characteristics or (ii) any Rate Management Transaction.
         “Financial  Assistance  Problem” means, with respect to any Foreign  Subsidiary,  the inability of such Foreign  Subsidiary to become a Subsidiary  Guarantor or to permit its Capital Stock from being pledged  pursuant to a pledge agreement on account of legal or financial  limitations  imposed by the jurisdiction of organization of such Foreign Subsidiary or other relevant  jurisdictions  having authority over such Foreign  Subsidiary,  in each case as determined by the Borrower in its commercially  reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

         “First Tier Foreign  Subsidiary”  means each Foreign  Subsidiary with respect to which any one or more of the Borrower and its
Domestic Subsidiaries directly owns or controls more than 50% of such Foreign Subsidiary’s issued and outstanding equity interests.

         “Floating  Rate” means,  for any day, a rate per annum equal to the sum of (i) the Alternate Base Rate for such day,  changing when and as the  Alternate  Base Rate  changes  plus (ii) the  Applicable  Margin then in effect,  changing as and when the  Applicable
Margin changes.

         “Floating Rate Advance” means an Advance which,  except as otherwise  provided in Section 2.11, bears interest at the Floating
Rate.

         “Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         “Foreign Subsidiary” means any Subsidiary of any Person which is not a Domestic Subsidiary of such Person.

         “Fund”  means any  Person  (other  than a natural  person)  that is (or will be)  engaged in  making,  purchasing,  holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         “Governmental  Authority” means any nation or government,  any foreign,  federal,  state, local or other political subdivision thereof and any entity  exercising  executive,  legislative,  judicial,  regulatory  or  administrative  functions of or  pertaining to government.

         “Guarantor”  means each  Subsidiary of the Borrower which is a party to the Guaranty  Agreement,  including each Subsidiary of the Borrower which becomes a party to the Guaranty Agreement pursuant to a joinder or other supplement thereto.

         “Guaranty  Agreement”  means the Guaranty  Agreement,  dated as of the Closing  Date,  made by the  Guarantors in favor of the
Administrative  Agent for the benefit of the Holders of Secured  Obligations,  as the same may be amended,  restated,  supplemented  or otherwise modified from time to time.

         “Holders of Secured  Obligations”  means the holders of the Secured  Obligations from time to time and shall refer to (i) each
Lender in respect of its  Loans,  (ii) the LC Issuer in respect of  Reimbursement  Obligations,  (iii) the  Administrative  Agent,  the
Lenders  and the LC Issuer in respect of all other  present  and future  obligations  and  liabilities  of the  Borrower  or any of its
Domestic  Subsidiaries  of every type and  description  arising under or in connection  with this Agreement or any other Loan Document,
(iii) each  Lender (or  affiliate  thereof),  in respect of all Rate  Management  Obligations  of the  Borrower to such Lender (or such affiliate) as exchange party or counterparty under any Rate Management Transaction,  and (iv) their respective successors,  transferees and assigns.

         “Inactive  Subsidiaries” means the following  Subsidiaries in existence on the Closing Date: Midland Funding 98-A Corporation,
Midland Receivables 98-1 Corporation and Midland Receivables 99-1 Corporation.

         “Indebtedness”  of a Person means, at any time,  without  duplication,  such Person’s (i) obligations for borrowed money, (ii)
obligations  representing  the deferred  purchase price of Property or services  (other than current  accounts  payable  arising in the ordinary  course of such  Person's  business  payable on terms  customary  in the trade),  (iii)  obligations,  whether or not assumed, secured by Liens or payable out of the proceeds or  production  from Property now or hereafter  owned or acquired by such Person,  (iv)
obligations  which are  evidenced  by notes,  bonds,  debentures,  acceptances,  or other  instruments,  (v)  obligations  to  purchase securities  or other  Property  arising  out of or in  connection  with the sale of the same or  substantially  similar  securities  or
Property,  (vi) Capitalized Lease Obligations,  (vii) Contingent  Obligations of such Person,  (viii)  reimbursement  obligations under
Letters of Credit,  bankers’  acceptances,  surety bonds and similar instruments,  (ix) Off-Balance Sheet Liabilities,  (x) obligations under Sale and Leaseback  Transactions,  (xi) Net  Mark-to-Market  Exposure  under Rate  Management  Transactions  and other  Financial
Contracts,  (xii) Rate  Management  Obligations  and (xiii) any other  obligation for borrowed money which in accordance with Agreement
Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

         “Intangible  Assets” means the aggregate  amount,  for the Borrower and its Subsidiaries on a consolidated  basis, of: (1) all assets classified as intangible assets under Agreement Accounting  Principles,  including,  without limitation,  goodwill,  trademarks, patents,  copyrights,  organization expenses,  franchises,  licenses, trade names, brand names, mailing lists, catalogs, excess of cost over book value of assets  acquired,  and bond  discount  and  underwriting  expenses;  (2) loans or advances  to,  investments  in, or receivables from (i) Encore Affiliates,  officers,  directors,  employees or shareholders of the Borrower or any Subsidiary or (ii) any
Person if such loan,  advance,  investment or receivable is outside the Borrower’s or any Subsidiary’s  normal course of business;  and
(3) prepaid  expenses;  provided that Intangible  Assets shall not include  deferred court costs,  deferred tax assets,  deposits under state workers compensation programs and assets of the Borrower’s excess deferred compensation plan.

         “Intellectual  Property Security Agreements” means the intellectual  property security agreements as any Credit Party may from time to time make in favor of the  Administrative  Agent for the  benefit of the  Holders of Secured  Obligations,  in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

         “Interest  Period”  means,  with respect to a Eurodollar  Advance,  a period of one, two,  three,  six, nine or twelve months, commencing on a Business Day selected by the Borrower  pursuant to this  Agreement.  Such Interest  Period shall end on but exclude the day which  corresponds  numerically to such date one, two, three, six, nine or twelve months  thereafter,  provided,  however,  that if there is no such numerically  corresponding day in such next,  second,  third,  sixth, ninth or twelfth succeeding month, such Interest
Period shall end on the last  Business Day of such next,  second,  third,  sixth,  ninth or twelfth  succeeding  month.  If an Interest
Period would otherwise end on a day which is not a Business Day, such Interest  Period shall end on the next  succeeding  Business Day, provided,  however,  that if said next  succeeding  Business Day falls in a new calendar  month,  such Interest Period shall end on the immediately preceding Business Day.

         “Investment” of a Person means any loan,  advance (other than commission,  travel and similar advances to officers,  employees made in the ordinary  course of  business),  extension of credit (other than  Accounts  arising in the ordinary  course of business) or contribution of capital by such Person;  stocks,  bonds, mutual funds,  partnership  interests,  notes,  debentures or other securities owned by such  Person;  any deposit  accounts and  certificate  of deposit  owned by such  Person;  and  structured  notes,  derivative financial  instruments  and other  similar  instruments  or  contracts  owned by such Person.  The  Permitted  Restructuring  shall not constitute Investments.

         “LC Fee” is defined in Section 2.20.4.

         “LC Issuer” means Bank One (or any  subsidiary  or affiliate of Bank One  designated by Bank One) in its capacity as issuer of
Facility LCs hereunder.

         “LC  Obligations”  means,  at any time, the sum,  without  duplication,  of (i) the aggregate  undrawn stated amount under all
Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         “LC Payment Date” is defined in Section 2.20.5.

         “Lenders” means the lending  institutions listed on the signature pages of this Agreement and their respective  successors and assigns.  Unless otherwise specified, the term “Lenders” includes the Swing Line Lender and the LC Issuer.

         “Lender Increase Notice” is defined in Section 2.5.3(i).

         “Lending  Installation”  means,  with respect to a Lender or the  Administrative  Agent,  the office,  branch,  subsidiary  or affiliate of such Lender or the Administrative  Agent listed on the signature pages hereof or on the administrative  information sheets provided  to the  Administrative  Agent  in  connection  herewith  or on a  Schedule  or  otherwise  selected  by  such  Lender  or the
Administrative Agent pursuant to Section 2.17.

         “Letter of Credit” of a Person means a letter of credit or similar  instrument  which is issued upon the  application  of such
Person or upon which such Person is an account party or for which such Person is in any way liable.

         “Lien” means any lien (statutory or other), mortgage, pledge, hypothecation,  assignment, deposit arrangement,  encumbrance or preference,  priority or other security  agreement or preferential  arrangement of any kind or nature  whatsoever  (including,  without limitation,  the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement,  and, in the case of stock, stockholders agreements, voting trust agreements and all similar arrangements).

         “Loan” means,  with respect to a Lender,  such Lender’s  loan made pursuant to Article II (or any  conversion or  continuation thereof), whether constituting a Revolving Loan or a Swing Line Loan.

         “Loan Documents” means this Agreement,  the Facility LC Applications,  the Collateral  Documents,  the Guaranty  Agreement and
all other documents,  instruments,  notes (including any Notes issued pursuant to Section 2.13 (if requested)) and agreements  executed in connection herewith or therewith or contemplated  hereby or thereby, as the same may be amended,  restated or otherwise modified and in effect from time to time.

         “Material Adverse Effect” means a material adverse effect on (i) the business,  Property,  condition (financial or otherwise), operations  or results of  operations or prospects of the Borrower,  or the Borrower and its  Subsidiaries  taken as a whole,  (ii) the ability  of the  Borrower  or any  Subsidiary  to  perform  its  obligations  under  the Loan  Documents,  or  (iii)  the  validity  or enforceability  of any of the Loan  Documents  or the rights or  remedies  of the  Administrative  Agent,  the LC Issuer or the Lenders
thereunder or their rights with respect to the Collateral.

         “Material  Indebtedness” means any Indebtedness in an outstanding  principal amount of $1,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

         “Material  Indebtedness  Agreement”  means any agreement under which any Material  Indebtedness  was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material  Indebtedness  (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

         “Modify” and “Modification” are defined in Section 2.20.1.

         “Moody's” means Moody's Investors Services, Inc. and any successor thereto.

         “Mortgage”  means each of those  certain  mortgages  and deeds of trust as are  entered  into by the Credit  Parties  pursuant hereto or in connection herewith, in each case as amended, restated, supplemented or otherwise modified from time to time.

         “Mortgage Instruments” means such title reports, title insurance,  opinions of counsel, surveys,  appraisals and environmental reports as are requested by, and in form and substance reasonably acceptable to, the Administrative Agent from time to time.

         “Mortgaged Properties” means each Credit Party’s real Property with a book value equal to or in excess of $1,000,000.

         “Multiemployer  Plan” means a multiemployer  plan, as defined in Section  4001(a)(3) of ERISA, which is covered by Title IV of
ERISA and to which the Borrower or any member of the Controlled Group is obligated to make contributions.

         “Net Cash Proceeds” means,  with respect to any Asset Sale by any Person,  cash (freely  convertible into Dollars) received by such Person or any  Subsidiary of such Person from such Asset Sale  (including  cash received as  consideration  for the  assumption or incurrence of liabilities  incurred in connection with or in  anticipation  of such Asset Sale),  after (i) provision for all income or other taxes measured by or resulting from such sale of Property,  (ii) cash payment of all reasonable  brokerage  commissions and other fees and  expenses  related to such sale of  Property,  and (iii)  taking into  account all amounts in cash used to repay  Indebtedness secured by a Lien on any Property  disposed of in such Asset Sale which is or may be required (by the express  terms of the  instrument governing such  Indebtedness) to be repaid in connection with such Asset Sale (including  payments made to obtain or avoid the need for the consent of any holder of such Indebtedness).

         “Net  Mark-to-Market  Exposure” of a Person  means,  as of any date of  determination,  the excess (if any) of all  unrealized losses over all  unrealized  profits of such Person  arising from Rate  Management  Transactions.  “Unrealized  losses”  means the fair market value of the cost to such Person of replacing such Rate  Management  Transaction as of the date of  determination  (assuming the
Rate Management  Transaction were to be terminated as of that date),  and “unrealized  profits” means the fair market value of the gain to such  Person of  replacing  such  Rate  Management  Transaction  as of the date of  determination  (assuming  such  Rate  Management
Transaction were to be terminated as of that date).

         “Non-U.S. Lender” is defined in Section 3.5(iv).

         “Note” is defined in Section 2.13.

         “Obligations”  means all Loans, all  Reimbursement  Obligations,  advances,  debts,  liabilities,  obligations,  covenants and duties owing by the Borrower or any other Credit Party to the  Administrative  Agent, any Lender, the Swing Line Lender, the LC Issuer,
the Arranger,  any affiliate of the  Administrative  Agent, any Lender,  the Swing Line Lender,  the LC Issuer or the Arranger,  or any
indemnitee  under the  provisions of  Section9.6 or any other  provisions of the Loan  Documents,  in each case of any kind or nature, present or future,  arising under this  Agreement or any other Loan Document,  whether or not evidenced by any note,  guaranty or other instrument,  whether or not for the payment of money,  whether  arising by reason of an extension  of credit,  loan,  foreign  exchange risk,  guaranty,  indemnification,  or in any other  manner,  whether  direct or indirect  (including  those  acquired by  assignment), absolute or  contingent,  due or to become due, now existing or hereafter  arising and however  acquired.  The term  includes,  without limitation,  all interest,  charges,  expenses, fees, attorneys' fees and disbursements,  paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document.

         “Off-Balance  Sheet  Liability” of a Person means the  principal  component of (i) any  repurchase  obligation or liability of such  Person  (excluding  any such  obligation  or  liability  for  disposition  of  Receivables),  with  respect to  Accounts or notes receivable  sold by such  Person,  (ii) any  liability  under any  so-called  “synthetic  lease”  or “tax  ownership  operating  lease”
transaction  entered  into by such  Person,  or (iii)  any  obligation  arising  with  respect  to any other  transaction  which is the functional  equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated  balance sheets of such Person, but excluding from this clause (iii) all Operating Leases.

         “Operating  Lease” of a Person  means any lease of Property  (other than a  Capitalized  Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         “Other Taxes” is defined in Section 3.5(ii).

         “Outstanding  Revolving Credit  Exposure”  means, as to any Lender at any time, the sum of (i) the aggregate  principal amount of its Revolving Loans  outstanding at such time,  plus (ii) an amount equal to its ratable  obligation to purchase  participations  in the aggregate  principal amount of Swing Line Loans  outstanding at such time, plus (iii) an amount equal to its ratable  obligation to purchase participations in the LC Obligations at such time.

         “Participants” is defined in Section 12.2.1.

         “Patriot  Transaction” means the transaction  pursuant to that certain Loan and Security Agreement dated July 25, 2003 between
Patriot Capital Markets,  LLC and Midland Funding NCC-1 Corporation,  so long as the aggregate amount of Indebtedness  incurred in such transaction or series of transactions does not exceed $400,000.

         “Payment  Date” means the first day of each April,  July,  October and January and the Revolving  Loan  Termination  Date. The
first Payment Date under this Agreement is October 1, 2004.

         “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

         “Permitted Acquisition” is defined in Section 6.13.3

         “Permitted Receivables Transactions” means the CFSC Transaction and the Patriot Transaction.

         “Permitted  Receivables  Transactions  Documents”  means any  document,  agreement  or  instrument  evidencing  any  Permitted
Receivables Transaction or entered into in connection with any Permitted Receivables Transaction.

         “Permitted  Restructuring”  means a transaction  or series of  transactions  pursuant to which the Borrower or any  Subsidiary sells,  assigns or otherwise transfers  Receivables and/or other assets between or among themselves,  including transfers to or mergers or consolidations  with, or voluntary  dissolutions or liquidations  into, newly created  Wholly-Owned  Subsidiaries of the Borrower or the  Subsidiaries,  subject to compliance  with Sections 6.25 and 6.26;  provided that (i) no  Receivables  or other assets of Excluded
Subsidiaries  shall be  commingled  with the  assets  of a Credit  Party as a  result  of such  Permitted  Restructuring,  (ii) no such transfers  shall take place from a Credit Party to an Excluded  Subsidiary or to a Subsidiary that is not a Credit Party and (iii) such transactions are effected for tax planning and related general corporate purposes.

         “Person” means any natural person,  corporation,  firm, joint venture,  partnership,  limited liability company,  association, enterprise,  trust or other  entity  or  organization,  or any  government  or  political  subdivision  or any  agency,  department  or instrumentality thereof.

         “Plan” means an employee  pension benefit plan,  excluding any  Multiemployer  Plan,  which is covered by Title IV of ERISA or subject to the minimum funding  standards under Section 412 of the Code as to which the Borrower or any member of the Controlled  Group may have any liability.

         “Pledge and  Security  Agreement”  means that certain  Pledge and Security  Agreement,  dated as of the Closing  Date,  by and between the Credit  Parties and the  Administrative  Agent for the  benefit of the Holders of Secured  Obligations,  as the same may be amended, restated, supplemented, or otherwise modified from time to time.

         “Pledge Subsidiary” means each Domestic Subsidiary and First Tier Foreign Subsidiary.

         “Pricing  Schedule”  means the  Schedule  identifying  the  Applicable  Margin and  Applicable  Fee Rate  attached  hereto and identified as such.

         “Prime  Rate”  means a rate per  annum  equal to the prime  rate of  interest  announced  from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         “Property” of a Person means any and all property,  whether real, personal,  tangible,  intangible,  or mixed, of such Person, or other assets owned, leased or operated by such Person.

         “Proposed New Lender” is defined in Section 2.5.3(i).

         “Purchase  Price” means the total  consideration  and other amounts  payable in connection  with any  Acquisition,  including, without  limitation,  any portion of the  consideration  payable in cash, all  Indebtedness,  liabilities  and  contingent  obligations incurred or assumed in connection  with such  Acquisition  and all  transaction  costs and expenses  incurred in  connection  with such
Acquisition.

         “Purchasers” is defined in Section 12.3.1.

         “Rate  Management  Obligations” of a Person means any and all obligations of such Person,  whether  absolute or contingent and howsoever and whensoever  created,  arising,  evidenced or acquired (including all renewals,  extensions and modifications  thereof and substitutions  therefor),  under  (i) any and all  Rate  Management  Transactions,  and  (ii)  any and all  cancellations,  buy  backs, reversals, terminations or assignments of any Rate Management Transactions.

         “Rate Management  Transaction”  means any transaction  (including an agreement with respect thereto) now existing or hereafter entered by the Borrower or a Subsidiary which is a rate swap, basis swap, forward rate transaction,  commodity swap,  commodity option, equity or equity index swap,  equity or equity index option,  bond option,  interest rate option,  foreign  exchange  transaction,  cap transaction,  floor  transaction,  collar  transaction,  forward  transaction,  currency  swap  transaction,  cross-currency  rate swap transaction,  currency option or any other similar transaction  (including any option with respect to any of these transactions) or any combination  thereof,  whether linked to one or more interest  rates,  foreign  currencies,  commodity  prices,  equity prices or other financial measures.

         “Receivable”  of a Credit  Party shall mean any right of such Credit  Party to the payment of money  arising out of a consumer financing transaction, and which right was acquired by such Credit Party with a group of similar rights.

         “Receivables  Portfolio” of a Credit Party means any group of  Receivables  of such Credit Party acquired by such Credit Party as part of a single transaction.

         “Regulation D” means  Regulation D of the Board of Governors of the Federal  Reserve System as from time to time in effect and any  successor  thereto or other  regulation or official  interpretation  of said Board of Governors  relating to reserve  requirements applicable to member banks of the Federal Reserve System.

         “Regulation U” means  Regulation U of the Board of Governors of the Federal  Reserve System as from time to time in effect and any successor or other regulation or official  interpretation of said Board of Governors  relating to the extension of credit by banks, non-banks and  non-broker  lenders for the purpose of purchasing  or carrying  margin stocks  applicable to member banks of the Federal
Reserve System.

         “Regulation X” means  Regulation X of the Board of Governors of the Federal  Reserve System as from time to time in effect and any  successor  or other  regulation  or official  interpretation  of said Board of  Governors  relating to the  extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         “Reimbursement  Obligations”  means,  at any time,  the aggregate of all  obligations of the Borrower then  outstanding  under
Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

         “Rentals” of a Person means the aggregate rent expense incurred by such Person under any Operating Lease.

         “Reportable  Event”  means a  reportable  event as defined  in Section  4043 of ERISA and the  regulations  issued  under such section,  with respect to a Plan subject to Title IV of ERISA,  excluding,  however, such events as to which the PBGC has by regulation waived the  requirement  of Section  4043(a) of ERISA that it be notified  within 30 days of the  occurrence  of such event,  provided, however,  that a failure to meet the  minimum  funding  standard  of Section  412 of the Code and of  Section  302 of ERISA  shall be a
Reportable Event  regardless of the issuance of any such waiver of the notice  requirement in accordance with either Section 4043(a) of
ERISA or Section 412(d) of the Code.

         “Reports” is defined in Section 9.6.

         “Required  Lenders”  means  Lenders  in the  aggregate  having  at least 66 2/3% of the sum of the  Aggregate  Revolving  Loan
Commitment  (or, if all of the  Revolving  Loan  Commitments  are  terminated  pursuant to the terms of this  Agreement,  the Aggregate
Outstanding Revolving Credit Exposure at such time).

         “Reserve  Requirement”  means, with respect to an Interest Period,  the maximum aggregate reserve  requirement  (including all basic,  supplemental,  marginal and other reserves) which is imposed under  Regulation D on  “Eurocurrency  liabilities” (as defined in
Regulation D) (it being understood that no Reserve Requirement is in effect on the Closing Date).

         “Restricted Payment” means (i) any dividend or other distribution,  direct or indirect,  on account of any equity interests of the Borrower now or hereafter  outstanding,  except a dividend payable solely in the Borrower’s  capital stock (other than Disqualified
Stock) or in options,  warrants or other rights to purchase such capital  stock,  (ii) any  redemption,  retirement,  purchase or other acquisition  for value,  direct or  indirect,  of any equity  interests  of the  Borrower or any of its  Subsidiaries  now or hereafter outstanding,  other than in exchange for, or out of the proceeds of, the  substantially  concurrent sale (other than to a Subsidiary of the  Borrower)  of other  equity  interests  of the  Borrower  (other  than  Disqualified  Stock) and (iii) any  redemption,  purchase, retirement,  defeasance,  prepayment  or other  acquisition  for value,  direct or indirect,  of any  Indebtedness  prior to the stated
maturity thereof, other than the Obligations, the Patriot Transaction and the Equipment Financing Transactions.

         “Revolving  Loan” means,  with respect to a Lender,  such Lender’s  loan made pursuant to its  commitment to lend set forth in
Section 2.1.1 (and any conversion or continuation thereof).

         “Revolving Loan Commitment” means, for each Lender,  including without  limitation,  each LC Issuer,  such Lender’s obligation to make Revolving Loans to, and  participate in Facility LCs issued upon the  application  of, the Borrower in an aggregate  amount not exceeding  the amount set forth for such  Lender on the  Commitment  Schedule  or in any  Assignment  Agreement  delivered  pursuant to
Section 12.3, as such amount may be modified from time to time pursuant to the terms hereof.

         “Revolving  Loan Pro Rata Share”  means,  with respect to any Lender,  the  percentage  obtained by dividing (i) such Lender’s
Revolving Loan Commitment at such time by (ii) the Aggregate Revolving Loan Commitment at such time;  provided,  however, if all of the
Revolving Loan  Commitments  are terminated  pursuant to the terms of this  Agreement,  then  “Revolving Loan Pro Rata Share” means the percentage obtained by dividing (a) such Lender’s Outstanding  Revolving Credit Exposure at such time by (b) the Aggregate  Outstanding
Revolving Credit Exposure at such time.

         “Revolving  Loan  Termination  Date” means the earlier of (a) June 30, 2007,  and (b) the date of  termination in whole of the
Aggregate Revolving Loan Commitment pursuant to Section 2.2 hereof or the Revolving Loan Commitments pursuant to Section 8.1 hereof.

         “S&P” means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

         “Sale and  Leaseback  Transaction”  means any sale or other  transfer  of Property by any Person with the intent to lease such
Property as lessee.

         “Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         “Section” means a numbered section of this Agreement, unless another document is specifically referenced.

         “Secured Obligations” means,  collectively,  (i) the Obligations and (ii) all Rate Management  Obligations owing in connection with Rate Management Transactions to any Lender or any affiliate of any Lender.

         “Selling Lender” is defined in Section 2.5.3(ii).

         “Single  Employer  Plan” means a Plan  maintained by the Borrower or any member of the  Controlled  Group for employees of the
Borrower or any member of the Controlled Group.

         “Subordinated  Indebtedness” of a Person means any Indebtedness  (other than Indebtedness  arising from intercompany loans and advances) of such Person the payment of which is  subordinated  to payment of the Secured  Obligations to the written  satisfaction  of the Required Lenders.

         “Subordinated  Indebtedness  Documents” means any document,  agreement or instrument evidencing any Subordinated  Indebtedness or entered into in connection with any Subordinated Indebtedness.

         “Subsidiary” of a Person means (i) any corporation  more than 50% of the outstanding  securities  having ordinary voting power of which shall at the time be owned or controlled,  directly or indirectly,  by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries,  or (ii) any partnership,  limited liability  company,  association,  joint venture or similar business  organization  more than 50% of the ownership  interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless  otherwise  expressly  provided,  all references  herein to a “Subsidiary”  shall mean a Subsidiary of the
Borrower.

         “Substantial  Portion” means,  with respect to the Property of the Borrower and its  Subsidiaries,  Property which  represents more than 5% of  Consolidated  Tangible Assets or Property which is responsible  for more than 5% of the  consolidated  net revenues of the Borrower and its  Subsidiaries,  in each case, as would be shown in the consolidated  financial  statements of the Borrower and its
Subsidiaries  as at the  beginning  of the  twelve-month  period  ending  with the  month in which  such  determination  is made (or if financial  statements  have not been  delivered  hereunder  for that month which begins the  twelve-month  period,  then the  financial statements delivered hereunder for the quarter ending immediately prior to that month).

         “Swing Line Borrowing Notice” is defined in Section 2.4.2.

         “Swing Line  Commitment”  means the  obligation  of the Swing Line  Lender to make Swing Line Loans up to a maximum  principal amount of $5,000,000 at any one time outstanding.

         “Swing Line Lender” means Bank One.

         “Swing Line Loan” means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.4.

         “Taxes” means any and all present or future taxes, duties, levies, imposts, deductions,  charges or withholdings,  and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         “Transferee” is defined in Section 12.4.

         “Type” means, with respect to any Advance,  its nature as a Floating Rate Advance or a Eurodollar  Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

         “Unfunded  Liabilities”  means the amount (if any) by which the  present  value of all vested and  unvested  accrued  benefits under each Single  Employer  Plan  subject to Title IV of ERISA  exceeds the fair market value of all such Plan’s  assets  allocable to such  benefits,  all  determined  as of the then most recent  valuation  date for such Plan for which a valuation  report is available, using actuarial assumptions for funding purposes as set forth in such report.

         “Unmatured  Default”  means an event  which but for the lapse of time or the giving of notice,  or both,  would  constitute  a
Default.

         “Wholly-Owned  Subsidiary”  of a Person means (i) any Subsidiary all of the  outstanding  voting  securities of which shall at the time be owned or controlled,  directly or indirectly,  by such Person or one or more  Wholly-Owned  Subsidiaries of such Person, or by such  Person  and one or more  Wholly-Owned  Subsidiaries  of such  Person,  or (ii) any  partnership,  limited  liability  company, association,  joint venture or similar  business  organization  100% of the ownership  interests  having ordinary voting power of which shall at the time be so owned or controlled.

1.2.     Plural  Forms.  The  foregoing  definitions  shall be equally  applicable to both the singular and plural forms of the defined terms.

                                                                ARTICLE II

                                                                THE CREDITS

2.1.     Revolving Loan  Commitments.  From and including the Closing Date and prior to the Revolving Loan  Termination  Date, upon the satisfaction  of the  conditions  precedent  set forth in Section 4.1 and 4.2, as  applicable,  each Lender  severally  and not jointly agrees,  on the terms and conditions  set forth in this  Agreement,  to (i) make Revolving  Loans to the Borrower from time to time and
(ii)  participate in Facility LCs issued upon the request of the Borrower,  in each case in an amount not to exceed in the aggregate at any one time outstanding of its Revolving Loan Pro Rata Share of the Available  Aggregate  Revolving Loan Commitment;  provided that at no time shall the Aggregate  Outstanding  Revolving Credit Exposure  hereunder exceed the Adjusted Available  Aggregate  Revolving Loan
Commitment.  Subject to the terms of this Agreement,  the Borrower may borrow,  repay and reborrow Revolving Loans at any time prior to the Revolving  Loan  Termination  Date. The commitment of each Lender to lend  hereunder  shall  automatically  expire on the Revolving
Loan Termination Date.  The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.20.

2.2.     Required  Payments;  Termination.  (a) Any outstanding  Revolving Loans shall be paid in full by the Borrower on the Revolving
Loan  Termination  Date and all other unpaid  Secured  Obligations  shall be paid in full by the Borrower on the later of the date when due or the  Revolving  Loan  Termination  Date.  In  addition,  if at any time the  Aggregate  Outstanding  Revolving  Credit  Exposure
hereunder  exceeds the Adjusted  Available  Aggregate  Revolving Loan  Commitment,  the Borrower  shall promptly (i) repay  outstanding
Revolving Loans up to the aggregate  amount of such excess,  and (ii) if such excess is greater than the outstanding  principal  amount of the Revolving Loans, cash  collateralize  the outstanding LC Obligations by depositing funds in the Facility LC Collateral  Account, in an aggregate amount equal to the remaining  excess.  Notwithstanding  the termination of the Revolving Loan  Commitments  under this
Agreement on the Revolving Loan Termination  Date, until all of the Obligations  (other than contingent  indemnity  obligations)  shall have been fully paid and  satisfied  and all financing  arrangements  among the Borrower and the Lenders  hereunder and under the other
Loan Documents  shall have been  terminated,  all of the rights and remedies  under this  Agreement and the other Loan Documents  shall survive.

                  (b)      Asset Sales.  Upon the  consummation of any Asset Sale (other than sales  permitted  under Sections  6.12.1,
6.12.2,  6.12.3 or 6.12.4) by the  Borrower or any  Subsidiary,  within  three (3)  Business  Days after the  Borrower’s  or any of its
Subsidiaries’  receipt of any Net Cash  Proceeds  (orconversion  to cash of non-cash  proceeds  (whether  principal  or  interest  and including  securities,  release of escrow  arrangements))  received  from any such Asset  Sale,  the  Borrower  shall make a  mandatory prepayment of the Loans,  subject to the provisions  governing the  application of payments set forth in Section  2.2(c),  in an amount equal to one hundred  percent (100%) of such Net Cash Proceeds.  Notwithstanding  the foregoing,  Net Cash Proceeds of Asset Sales with respect to which the  Borrower  shall have given the  Administrative  Agent  written  notice of its  intention to repair or replace the
Property  subject to any such Asset Sale or invest such Net Cash  Proceeds in the  purchase of assets  (other than  securities,  unless those  securities  represent  equity  interests in an entity that becomes a Guarantor) to be used by one or more of the Borrower or the
Guarantors  in their  businesses  within one year  following  such Asset  Sale,  shall not be  subject to the  provisions  of the first sentence of this  Section  2.2(b)  unless and to the extent that such  applicable  period  shall have  expired  without  such repair or replacement having been made.

                  (c)      Application  of Designated  Prepayments.  Each mandatory  prepayment  required by clause (b) of this Section
2.2 shall be  referred  to herein as a  “Designated  Prepayment.”  Designated  Prepayments  of Loans shall first be applied to Floating
Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently  maturing  Eurodollar Rate Loans in order of maturity.  Notwithstanding  the foregoing,  so long as no Default has occurred and is then continuing and at the Borrower’s option, the
Administrative  Agent shall hold all  Designated  Prepayments  to be applied to Eurodollar  Rate Loans in escrow for the benefit of the
Lenders and shall release such amounts upon the expiration of the Interest  Periods  applicable to any such Eurodollar Rate Loans being prepaid (it being  understood and agreed that interest shall continue to accrue on the Obligations  until such time as such prepayments are  released  from  escrow  and  applied  to reduce the  Obligations);  provided,  however,  that upon the  occurrence  and during the continuance of an Event of Default,  such escrowed  amounts may be applied to Eurodollar Rate Loans without regard to the expiration of any Interest Period and the Borrower shall make all payments under Section 3.4 resulting therefrom.

                  (d)      Mandatory  Reductions in Aggregate  Revolving Loan  Commitment.  Each  Designated  Prepayment (as defined in clause (c) above) shall permanently  reduce, by an amount equal to the amount of such Designated  Prepayment,  the Aggregate  Revolving
Loan Commitment and the Borrower shall make the payments required under Section 2.2(a).

2.3.     Ratable  Loans;  Types of Advances.  (a) Each  Advance  hereunder  (other than a Swing Line Loan) shall  consist of Loans made from the several Lenders ratably in proportion to their respective Revolving Loan Pro Rata Share.

                  (b)      The Advances may be Floating Rate Advances or Eurodollar  Advances,  or a combination  thereof,  selected by the Borrower in accordance with Sections 2.8 and 2.9, or Swing Line Loans selected by the Borrower in accordance with Section 2.4.

2.4.     Swing Line Loans.

2.4.1    Amount of Swing Line Loans.  Upon the  satisfaction  of the  conditions  precedent set forth in Section 4.2 and, if such Swing
         Line Loan is to be made on the date of the initial Credit Extension  hereunder,  the satisfaction of the conditions  precedent set forth in Section 4.1 as well,  from and including the date of this Agreement and prior to the Revolving  Loan  Termination
         Date, the Swing Line Lender agrees,  on the terms and conditions set forth in this Agreement,  to make Swing Line Loans to the
         Borrower  from time to time in an  aggregate  principal  amount  not to exceed the Swing Line  Commitment,  provided  that the
         Aggregate  Outstanding  Revolving Credit Exposure shall not at any time exceed the Aggregate  Revolving Loan  Commitment,  and provided  further  that at no time shall the sum of (i) the Swing  Line  Lender’s  Revolving  Loan Pro Rata Share of the Swing
         Line Loans then outstanding,  plus (ii) the outstanding  Revolving Loans made by the Swing Line Lender pursuant to Section 2.1
         (including its  participation  in any Facility LCs),  exceed the Swing Line Lender’s  Revolving Loan  Commitment at such time.
         Subject to the terms of this  Agreement,  the  Borrower may borrow,  repay and reborrow  Swing Line Loans at any time prior to the Revolving Loan Termination Date.

2.4.2    Borrowing  Notice.  The Borrower shall deliver to the  Administrative  Agent and the Swing Line Lender  irrevocable  notice (a
         “Swing Line  Borrowing  Notice”) not later than 12:00 noon  (Phoenix,  Arizona time) on the Borrowing  Date of each Swing Line
         Loan,  specifying  (i) the applicable  Borrowing  Date (which date shall be a Business Day), and (ii) the aggregate  amount of the  requested  Swing Line Loan which shall be an amount not less than  $100,000.  The Swing Line Loans shall bear interest at the Floating Rate or at such other rate as is agreed upon by the Borrower and the Swing Line Lender.

2.4.3    Making of Swing Line Loans.  Promptly after receipt of a Swing Line Borrowing Notice,  the  Administrative  Agent shall notify each  Lender by fax or other  similar  form of  transmission,  of the  requested  Swing  Line  Loan.  Not later than 2:00 p.m.
         (Phoenix,  Arizona time) on the applicable  Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately  available in Phoenix,  to the  Administrative  Agent at its address specified pursuant to Article XIII. The
         Administrative  Agent will  promptly  make the funds so received  from the Swing Line Lender  available to the Borrower on the
         Borrowing Date at the Administrative Agent’s aforesaid address.

2.4.4    Repayment  of Swing  Line  Loans.  Each Swing Line Loan  shall be paid in full by the  Borrower  on or before the fifth  (5th)
         Business Day after the  Borrowing  Date for such Swing Line Loan.  In  addition,  the Swing Line Lender (i) may at any time in its sole  discretion  with respect to any  outstanding  Swing Line Loan, or (ii) shall,  on the fifth (5th) Business Day after the Borrowing Date of any Swing Line Loan,  require each Lender  (including the Swing Line Lender) to make a Revolving Loan in the  amount of such  Lender’s  Revolving  Loan Pro Rata  Share of such Swing Line Loan  (including,  without  limitation,  any interest  accrued and unpaid  thereon),  for the purpose of repaying such Swing Line Loan. Not later than 1:00 p.m.  (Phoenix,
         Arizona  time) on the date of any notice  received  pursuant to this  Section  2.4.4,  each Lender  shall make  available  its required  Revolving  Loan, in funds  immediately  available in Phoenix to the  Administrative  Agent at its address  specified pursuant to Article  XIII.  Revolving  Loans made  pursuant to this Section  2.4.4 shall  initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into  Eurodollar  Loans in the manner  provided in Section 2.9 and subject to the other  conditions  and  limitations  set forth in Article II. Unless a Lender shall have notified the Swing
         Line Lender,  prior to its making any Swing Line Loan,  that any applicable  condition  precedent set forth in Sections 4.1 or
         4.2 had not been  satisfied,  such Lender’s  obligation to make Revolving  Loans pursuant to this Section 2.4.4 to repay Swing
         Line Loans shall be  unconditional,  continuing,  irrevocable  and  absolute  and shall not be affected by any  circumstances, including, without limitation, (a) any set-off,  counterclaim,  recoupment,  defense or other right which such Lender may have against the Swing Line Lender or any other Person,  (b) the occurrence or continuance of a Default or Unmatured  Default,  (c)
         any adverse change in the condition  (financial or otherwise) of the Borrower,  or (d) any other  circumstances,  happening or event  whatsoever.  In the event that any Lender  fails to make  payment to the  Administrative  Agent of any amount due under this Section  2.4.4,  the  Administrative  Agent shall be entitled to receive,  retain and apply against such  obligation  the principal and interest  otherwise payable to such Lender hereunder until the  Administrative  Agent receives such payment from such Lender or such  obligation  is otherwise  fully  satisfied.  In addition to the  foregoing,  if for any reason any Lender fails to make payment to the  Administrative  Agent of any amount due under this Section  2.4.4,  such Lender shall be deemed, at the option of the  Administrative  Agent, to have  unconditionally  and  irrevocably  purchased from the Swing Line Lender, without  recourse or warranty,  an undivided  interest and  participation  in the applicable  Swing Line Loan in the amount of such Revolving Loan, and such interest and  participation  may be recovered from such Lender together with interest thereon at the Federal Funds  Effective Rate for each day during the period  commencing on the date of demand and ending on the date such amount is received.  On the Revolving  Loan  Termination  Date,  the Borrower  shall repay in full the  outstanding  principal balance of the Swing Line Loans.

2.5.     Commitment Fee; Aggregate Revolving Loan Commitment.

2.5.1    Commitment Fee. The Borrower shall pay to the  Administrative  Agent,  for the account of the Lenders in accordance with their
         Revolving  Loan Pro Rata  Shares,  from and after the  Closing  Date  until the date on which  the  Aggregate  Revolving  Loan
         Commitment  shall  be  terminated  in  whole,  a  commitment  fee  (the  “Commitment  Fee”)  accruing  at the rate of the then
         Applicable Fee Rate on the Available  Aggregate  Revolving Loan Commitment in effect from time to time;  provided that, to the extent any Swing Line Loan is  outstanding,  the  amount of the  Commitment  Fee  payable  to the Swing Line  Lender  shall be computed by adding to its Outstanding  Revolving  Credit Exposure the  outstanding  principal  amount of such Swing Line Loan.
         In the case of each  Lender  other than the Swing Line  Lender,  Swing  Line Loans  shall not count as usage of the  Aggregate
         Commitment for purposes of  calculating  the  Commitment  Fee. All such  Commitment  Fees payable  hereunder  shall be payable quarterly  in arrears on each Payment  Date;  provided,  that if any Lender  continues to have  Outstanding  Revolving  Credit
         Exposure after the termination of its Revolving Loan  Commitment,  then the Commitment Fee shall continue to accrue and be due and payable pursuant to the terms hereof until such Outstanding Revolving Credit Exposure is reduced to zero.

2.5.2    Voluntary  Reductions in Aggregate  Revolving Loan  Commitment.  The Borrower may permanently  reduce the Aggregate  Revolving
         Loan  Commitment  in whole,  or in part,  ratably among the Lenders in the minimum  amount of $3,000,000  (and in multiples of
         $1,000,000 in excess  thereof),  upon at least three (3) Business  Days' written  notice to the  Administrative  Agent,  which notice shall specify the amount of any such  reduction,  provided,  however,  that the amount of the Aggregate  Revolving Loan
         Commitment may not be reduced below the Aggregate  Outstanding  Revolving Credit Exposure.  All accrued  Commitment Fees shall be payable on the effective date of any  termination of the  obligations  of the Lenders to make Credit  Extensions  hereunder and on the final date upon which all Loans are repaid.

2.5.3    Increase in Aggregate  Revolving  Loan  Commitment.  (i) At any time,  but not more than once during the period  commencing on the Closing  Date and ending on the  one-year  anniversary  thereof and not more than once  during  each  successive  one-year anniversary  of the Closing  Date,  the  Borrower may request that the  Aggregate  Revolving  Loan  Commitment  be  increased;
         provided that, without the prior written consent of all of the Lenders,  (A) the Aggregate  Revolving Loan Commitment shall at no time  exceed  $100,000,000  minus the  aggregate  amount of all  reductions  in the  Aggregate  Revolving  Loan  Commitment previously  made  pursuant to Section  2.5.2;  (B) such request  shall be in an amount not less than  $5,000,000;  and (C) the aggregate  amount of such increase shall not exceed  $25,000,000.  Such request shall be made in a written notice given to the
         Administrative  Agent and the Lenders by the Borrower not less than twenty (20) Business Days prior to the proposed  effective date of such increase,  which notice (a  “Commitment  Increase  Notice”) shall specify the amount of the proposed  increase in the Aggregate  Revolving Loan Commitment and the proposed  effective date of such increase.  In the event of such a Commitment
         Increase  Notice,  each of the Lenders shall be given the opportunity to participate in the requested  increase ratably in the proportions  that their  respective  Revolving Loan  Commitments  bear to the Aggregate  Revolving Loan Commitment  under this
         Agreement.  On or prior to the date that is fifteen (15) Business Days after receipt of the Commitment  Increase Notice,  each
         Lender shall submit to the  Administrative  Agent a notice  indicating  the maximum  amount by which it is willing to increase its Revolving  Loan  Commitment in connection  with such  Commitment  Increase  Notice (any such notice to the  Administrative
         Agent  being  herein a  “Lender  Increase  Notice”).  Any  Lender  which  does not  submit a  Lender  Increase  Notice  to the
         Administrative  Agent prior to the  expiration  of such  fifteen  (15)  Business Day period shall be deemed to have denied any increase in its Revolving  Loan  Commitment.  In the event that the increases of Revolving Loan  Commitments  set forth in the
         Lender Increase Notices exceed the amount  requested by the Borrower in the Commitment  Increase  Notice,  the  Administrative
         Agent and the Arranger shall have the right, with the consent of the Borrower,  to allocate the amount of increases  necessary to meet the Borrower’s  Commitment  Increase  Notice.  In the event that the Lender Increase  Notices are less than the amount requested by the  Borrower,  not later than three (3) Business  Days prior to the proposed  effective  date,  the Borrower may notify the  Administrative  Agent of any  financial  institution  that shall have agreed to become a “Lender”  party hereto (a
         “Proposed New Lender”) in connection  with the  Commitment  Increase  Notice.  Any Proposed New Lender shall be subject to the consent of the  Administrative  Agent (which  consent  shall not be  unreasonably  withheld).  If the Borrower  shall not have arranged any Proposed New Lender(s) to commit to the shortfall from the Lender  Increase  Notices,  then the Borrower shall be deemed to have reduced the amount of its Commitment  Increase Notice to the aggregate  amount set forth in the Lender Increase
         Notices.  Based upon the Lender Increase  Notices,  any allocations made in connection  therewith and any notice regarding any
         Proposed  New Lender,  if  applicable,  the  Administrative  Agent shall  notify the Borrower and the Lenders on or before the
         Business  Day  immediately  prior to the  proposed  effective  date of the amount of each  Lender’s  and Proposed New Lenders’
         Revolving Loan Commitment  (the  “Effective  Commitment  Amount”) and the amount of the Aggregate  Revolving Loan  Commitment, which amounts  shall be effective on the following  Business  Day. Any increase in the  Aggregate  Revolving  Loan  Commitment shall be subject to the following  conditions  precedent:  (I) as of the date of the Commitment  Increase Notice and as of the proposed effective date of the increase in the Aggregate  Revolving Loan Commitment,  all representations and warranties shall be true and  correct  in all  material  respects  as though  made on such date and no event  shall have  occurred  and then be continuing which constitutes a Default or Unmatured Default,  (II) the Borrower,  the  Administrative  Agent and each Proposed
         New Lender or Lender  that shall have  agreed to provide a  “Revolving  Loan  Commitment”  in support of such  increase in the
         Aggregate  Revolving Loan  Commitment  shall have executed and delivered a “Commitment and  Acceptance”  substantially  in the form of Exhibit I hereto,  (III) counsel for the Borrower and for the  Guarantors  shall have  provided to the  Administrative
         Agent supplemental  opinions in form and substance  reasonably  satisfactory to the Administrative Agent and (IV) the Borrower
         and the Proposed New Lender shall  otherwise  have  executed and  delivered  such other  instruments  and  documents as may be required  under  Article  IV or that the  Administrative  Agent  shall  have  reasonably  requested  in  connection  with such increase.  If any fee shall be charged by the Lenders in connection  with any such  increase,  such fee shall be in accordance with then prevailing market  conditions,  which market conditions shall have been reasonably  documented by the Administrative
         Agent to the  Borrower.  No less than two (2)  Business  Days prior to the  effective  date of the  increase of the  Aggregate
         Revolving Loan Commitment,  the  Administrative  Agent shall notify the Borrower of the amount of the fee to be charged by the
         Lenders,  and the  Borrower  may,  at least one (1)  Business  Day prior to such  effective  date,  cancel its request for the commitment increase.  If the commitment increase is cancelled pursuant to the immediately  preceding sentence,  the Borrower’s cancelled  increase request shall not be counted towards the Borrower’s  maximum number of increase requests  permitted by the first  sentence of this Section  2.5.3(i).  Upon  satisfaction  of the  conditions  precedent to any increase in the Aggregate
         Revolving Loan Commitment,  the Administrative  Agent shall promptly advise the Borrower and each Lender of the effective date of such increase.  Upon the effective date of any increase in the Aggregate  Revolving Loan  Commitment that is supported by a
         Proposed New Lender,  such  Proposed  New Lender shall be a party to this  Agreement as a Lender and shall have the rights and obligations of a Lender hereunder.  Nothing  contained herein shall constitute,  or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Loan Commitment hereunder at any time.

(ii)     For purposes of this clause (ii), (A) the term “Buying  Lender(s)” shall mean (1) each Lender the Effective  Commitment Amount of which is  greater  than its  Revolving  Loan  Commitment  prior to the  effective  date of any  increase  in the  Aggregate
         Revolving  Loan  Commitment  and (2) each Proposed New Lender that is allocated an Effective  Commitment  Amount in connection with any  Commitment  Increase  Notice and (B) the term  “Selling  Lender(s)”  shall mean each  Lender  whose  Revolving  Loan
         Commitment  is not being  increased  from that in effect prior to such increase in the Aggregate  Revolving  Loan  Commitment.
         Effective on the  effective  date of any increase in the Aggregate  Revolving  Loan  Commitment  pursuant to clause (i) above, each  Selling  Lender  hereby  sells,  grants,  assigns and conveys to each Buying  Lender,  without  recourse,  warranty,  or representation  of any kind, except as specifically  provided herein, an undivided  percentage in such Selling Lender’s right, title and interest in and to its outstanding  Credit Extensions in the respective dollar amounts and percentages  necessary so that, from and after such sale, each such Selling  Lender’s  outstanding  Credit  Extensions shall equal such Selling Lender’s
         Revolving  Loan  Pro  Rata  Share  (calculated  based  upon  the  Effective  Commitment  Amounts)  of the  outstanding  Credit
         Extensions.  Effective on the effective  date of the increase in the Aggregate  Revolving Loan  Commitment  pursuant to clause
         (i) above,  each Buying Lender hereby  purchases and accepts such grant,  assignment and conveyance from the Selling  Lenders.
         Each Buying Lender hereby agrees that its  respective  purchase  price for the portion of the  outstanding  Credit  Extensions purchased  hereby shall equal the  respective  dollar  amount  necessary so that,  from and after such  payments,  each Buying
         Lender’s  outstanding  Credit Extensions shall equal such Buying Lender’s Revolving Loan Pro Rata Share (calculated based upon the Effective  Commitment  Amounts) of the outstanding Credit  Extensions.  Such amount shall be payable on the effective date of the  increase  in the  Aggregate  Revolving  Loan  Commitment  by wire  transfer  of  immediately  available  funds  to the
         Administrative  Agent.  the  Administrative  Agent,  in turn,  shall wire  transfer  any such funds  received  to the  Selling
         Lenders,  in same day funds, for the sole account of the Selling Lenders.  Each Selling Lender hereby  represents and warrants to each Buying Lender that such Selling Lender owns the Credit  Extensions  being sold and assigned hereby for its own account and has not sold,  transferred or encumbered any or all of its interest in such Credit  Extensions,  except for participations which will be  extinguished  upon  payment to  Selling  Lender of an amount  equal to the  portion of the  outstanding  Credit
         Extensions  being sold by such Selling  Lender.  Each Buying  Lender  hereby  acknowledges  and agrees  that,  except for each
         Selling  Lender’s  representations  and warranties  contained in the foregoing  sentence,  each such Buying Lender has entered into its Commitment and Acceptance  with respect to such increase on the basis of its own  independent  investigation  and has not relied  upon,  and will not rely  upon,  any  explicit  or  implicit  written or oral  representation,  warranty  or other statement  of  the  Lenders  or  the  Administrative  Agent  concerning  the  authorization,  execution,  legality,  validity, effectiveness,  genuineness,  enforceability  or  sufficiency  of this  Agreement  or the other Loan  Documents.  The Borrower hereby  agrees to  compensate  each  Selling  Lender for all  losses,  expenses  and  liabilities  incurred  by each Lender in connection  with the sale and  assignment  of any  Eurodollar  Loan  hereunder  on the terms and in the manner as set forth in
         Section 3.4.

2.6.     Minimum Amount of Each Advance.  Each  Eurodollar  Advance shall be in the minimum amount of $250,000,  and each Floating Rate
Advance  (other than an Advance to repay Swing Line Loans) shall be in the minimum  amount of  $250,000,  provided,  however,  that any
Floating  Rate  Advance  may be in the amount of the  Adjusted  Available  Aggregate  Revolving  Loan  Commitment  minus the  Aggregate
Outstanding Revolving Credit Exposure at such time.

2.7.     Optional  Principal  Payments.  The Borrower may from time to time pay, without penalty or premium,  all outstanding  Floating
Rate Advances (other than Swing Line Loans),  or any portion of the  outstanding  Floating Rate Advances (other than Swing Line Loans), in a minimum aggregate amount of $250,000,  in each case upon prior notice to the Administrative Agent by 10:00 a.m. (Phoenix,  Arizona
time) at least one Business Day prior to the date of such payment.  The Borrower may at any time pay,  without penalty or premium,  all outstanding  Swing Line Loans,  or, in a minimum amount of $100,000,  any portion of the outstanding  Swing Line Loans,  with notice to the  Administrative  Agent and the Swing Line Lender by 11:00 a.m. (Phoenix,  Arizona time) on the date of repayment.  The Borrower may from time to time pay,  subject to the payment of any funding  indemnification  amounts  required by Section 3.4 but without penalty or premium,  all  outstanding  Eurodollar  Advances,  or, in a minimum  aggregate  amount of  $250,000,  any  portion  of the  outstanding
Eurodollar Advances upon three (3) Business Days' prior notice to the Administrative Agent.

2.8.     Method of Selecting  Types and Interest  Periods for New Advances.  The Borrower  shall select the Type of Advance and, in the case of each Eurodollar  Advance,  the Interest Period applicable thereto from time to time;  provided that there shall be no more than
30 Interest  Periods in effect with  respect to all of the Loans at any time,  unless such limit has been waived by the  Administrative
Agent in its sole discretion.  The Borrower shall give the  Administrative  Agent irrevocable  notice (a “Borrowing  Notice”) not later than 10:00 a.m.  (Phoenix,  Arizona time) at least one Business Day before the Borrowing Date of each Floating Rate Advance (other than a Swing Line Loan) and 12:00 noon (Phoenix,  Arizona time) at least three  Business Days before the Borrowing Date for each  Eurodollar
Advance, specifying:

(i)      the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)     the aggregate amount of such Advance,

(iii)    the Type of Advance selected, and

(iv)     in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than 1:00 p.m.  (Phoenix,  Arizona  time) on each  Borrowing  Date,  each Lender  shall make  available  its Loan or Loans in
Federal or other funds  immediately  available  in Phoenix to the  Administrative  Agent at its address  specified  pursuant to Article
XIII.  The  Administrative  Agent  will  promptly  make the  funds so  received  from the  Lenders  available  to the  Borrower  at the
Administrative Agent's aforesaid address.

2.9.     Conversion and  Continuation of Outstanding  Advances;  No Conversion or  Continuation  of Eurodollar  Advances After Default.
Floating Rate Advances  (other than Swing Line Advances)  shall continue as Floating Rate Advances  unless and until such Floating Rate
Advances are  converted  into  Eurodollar  Advances  pursuant to this Section 2.9 or are repaid in  accordance  with Section 2.7.  Each
Eurodollar  Advance shall continue as a Eurodollar  Advance until the end of the then  applicable  Interest Period  therefor,  at which time such Eurodollar  Advance shall be  automatically  converted into a Floating Rate Advance unless (x) such Eurodollar  Advance is or was repaid in  accordance  with Section 2.7 or (y) the Borrower  shall have given the  Administrative  Agent a  Conversion/Continuation
Notice (as defined  below)  requesting  that, at the end of such Interest  Period,  such  Eurodollar  Advance  continue as a Eurodollar
Advance for the same or another  Interest  Period.  Subject to the terms of Section  2.6,  the  Borrower may elect from time to time to convert  all or any part of an  Advance  of any Type  (other  than a Swing  Line  Advance)  into any other  Type or Types of  Advances;
provided that any conversion of any Eurodollar  Advance shall be made on, and only on, the last day of the Interest  Period  applicable thereto.  Notwithstanding  anything to the contrary  contained in this Section 2.9, during the continuance of a Default or an Unmatured
Default, the Administrative Agent may (or shall at the direction of the Required Lenders),  by notice to the Borrower,  declare that no
Advance may be made,  converted or continued as a Eurodollar  Advance.  The Borrower shall give the  Administrative  Agent  irrevocable notice (a  “Conversion/Continuation  Notice”) of each conversion of an Advance or  continuation of a Eurodollar  Advance not later than
10:00 a.m.  (Phoenix,  Arizona time) at least one (1) Business Day, in the case of a conversion into a Floating Rate Advance,  or three
(3) Business  Days,  in the case of a conversion  into or  continuation  of a Eurodollar  Advance,  prior to the date of the  requested conversion or continuation, specifying:

(i)      the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)     the aggregate amount and Type of the Advance which is to be converted or continued, and

(iii)    the amount of such  Advance  which is to be  converted  into or  continued  as a  Eurodollar  Advance and the  duration of the
                  Interest Period applicable thereto.

2.10.    Changes in Interest  Rate,  etc.  Each  Floating  Rate Advance  (other than a Swing Line  Advance)  shall bear interest on the outstanding  principal  amount  thereof,  for each day from and including the date such Advance is made or is  automatically  converted from a Eurodollar  Advance into a Floating  Rate Advance  pursuant to Section 2.9, to but excluding the date it is paid or is converted into a  Eurodollar  Advance  pursuant to Section 2.9 hereof,  at a rate per annum equal to the Floating  Rate for such day.  Each Swing
Line Loan shall bear interest on the  outstanding  principal  amount  thereof,  for each day from and including the day such Swing Line
Loan is made to but  excluding  the date it is fully paid at a rate per annum equal to the Floating  Rate for such day.  Changes in the rate of interest on that  portion of any Advance  maintained  as a Floating  Rate  Advance  will take effect  simultaneously  with each change in the Alternate Base Rate. Each Eurodollar  Advance shall bear interest on the  outstanding  principal  amount thereof from and including the first day of the Interest  Period  applicable  thereto to (but not including) the last day of such Interest Period at the interest rate  determined by the  Administrative  Agent as applicable to such Eurodollar  Advance based upon the Borrower's  selections under  Sections 2.8 and 2.9 and otherwise in  accordance  with the terms hereof.  No Interest  Period in respect of any Revolving  Loan may end after the Revolving Loan Termination Date.

2.11.    Rates  Applicable  After Default.  During the  continuance of a Default  (including the Borrower’s  failure to pay any Loan at maturity)  the Required  Lenders may, at their  option,  by notice to the  Borrower  (which  notice may be revoked at the option of the
Required  Lenders  notwithstanding  any  provision  of Section 8.2  requiring  unanimous  consent of the Lenders to changes in interest rates),  declare that (i) each Eurodollar  Advance shall bear interest for the remainder of the applicable  Interest Period at the rate otherwise  applicable  to such  Interest  Period plus 2% per annum,  (ii) each  Floating Rate Advance shall bear interest at a rate per annum equal to the  Floating  Rate in effect  from time to time plus 2% per annum,  and (iii) the LC Fee shall be  increased  by 2% per annum;  provided  that,  during the  continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and
(ii) above and the  increase in the LC Fee set forth in clause  (iii) above shall be  applicable  to all Credit  Extensions,  Advances, fees and other Obligations hereunder without any election or action on the part of the Administrative Agent or any Lender.

2.12.    Method of Payment. All payments of the Obligations  hereunder shall be made, without setoff,  deduction,  or counterclaim,  in immediately  available funds to the Administrative  Agent at the Administrative  Agent's address specified pursuant to Article XIII, or at any other Lending  Installation of the  Administrative  Agent specified in writing by the Administrative  Agent to the Borrower,  by
12:00 noon  (Phoenix,  Arizona time) on the date when due and shall (except with respect to repayments of Swing Line Loans,  and except in the case of  Reimbursement  Obligations  for which the LC Issuer has not been fully  indemnified  by the  Lenders,  or as  otherwise specifically  required  hereunder) be applied  ratably by the  Administrative  Agent among the Lenders.  Each payment  delivered to the
Administrative  Agent for the account of any Lender shall be delivered promptly by the Administrative  Agent to such Lender in the same type of funds that the Administrative  Agent received at its address specified pursuant to Article XIII or at any Lending  Installation specified in a notice received by the Administrative  Agent from such Lender.  The Administrative  Agent is hereby authorized to charge the account of the Borrower  maintained with Bank One for each payment of the  Obligations as it becomes due hereunder.  Each reference to the Administrative  Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally,  to the LC Issuer in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.20.6.

2.13.    Noteless Agreement; Evidence of Indebtedness.

(i)      Each Lender shall maintain in accordance  with its usual practice an account or accounts  evidencing the  indebtedness  of the
                  Borrower to such Lender  resulting  from each Loan made by such  Lender from time to time,  including  the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)     The  Administrative  Agent shall also maintain  accounts in which it will record (a) the date and the amount of each Loan made hereunder,  the Type thereof and the Interest Period (in the case of a Eurodollar Advance) with respect thereto,  (b)
                  the amount of any  principal  or  interest  due and payable or to become due and  payable  from the  Borrower to each
                  Lender hereunder,  (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time,  (d) the effective  date and amount of each  Assignment  Agreement  delivered to and accepted by it and the parties thereto  pursuant to Section 12.3, (e) the amount of any sum received by the  Administrative  Agent hereunder from the Borrower and each Lender's share thereof,  and (f) all other  appropriate  debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

(iii)    The entries maintained in the accounts  maintained  pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the  existence  and  amounts  of the  Obligations  therein  recorded;  provided,  however,  that the  failure  of the
                  Administrative  Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv)     Any Lender may request that its Revolving  Loans or, in the case of the Swing Line Lender,  the Swing Line Loans, be evidenced by promissory  notes (the “Notes”) in  substantially  the form of Exhibit E-1 or E-2,  with  appropriate  changes for notes  evidencing  Swing Line Loans.  In such event,  the Borrower shall prepare,  execute and deliver to such Lender such  Note(s)  payable to the order of such  Lender.  Thereafter,  the Loans  evidenced  by such Note(s) and interest thereon shall at all times (prior to any  assignment  pursuant to Section 12.3) be  represented  by one or more Notes payable to the order of the payee named therein,  except to the extent that any such Lender subsequently  returns any such Note(s) for  cancellation  and requests that such Loans once again be evidenced as described in  paragraphs  (i)
                  and (ii) above.

2.14.    Telephonic  Notices.  The Borrower hereby authorizes the Lenders and the Administrative  Agent to extend,  convert or continue
Advances,  effect  selections of Types of Advances and to transfer funds based on telephonic  notices made by any person or persons the
Administrative  Agent or any  Lender in good  faith  believes  to be acting on behalf of the  Borrower,  it being  understood  that the foregoing  authorization  is  specifically  intended  to  allow  Borrowing  Notices  and  Conversion/Continuation  Notices  to be given telephonically.  The Borrower agrees to deliver promptly to the Administrative  Agent a written  confirmation,  signed by an Authorized
Officer,  if such  confirmation  is requested by the  Administrative  Agent or any Lender,  of each telephonic  notice.  If the written confirmation  differs in any material  respect from the action taken by the  Administrative  Agent and the Lenders,  the records of the
Administrative Agent and the Lenders shall govern absent manifest error.

2.15.    Interest  Payment Dates;  Interest and Fee Basis.  Interest  accrued on each Floating Rate Advance shall be payable in arrears on the first day of each  calendar  month,  commencing  with the first such date to occur after the Closing  Date, on any date on which the Floating Rate Advance is prepaid,  whether due to acceleration or otherwise,  and at maturity.  Interest accrued on that portion of the outstanding  principal amount of any Floating Rate Advance  converted into a Eurodollar  Advance on a day other than a Payment Date shall be  payable  on the date of  conversion.  Interest  accrued on each  Eurodollar  Advance  shall be payable on the last day of its applicable  Interest  Period,  on any date on which the Eurodollar  Advance is prepaid,  whether by acceleration  or otherwise,  and at maturity.  Interest  accrued on each  Eurodollar  Advance  having an Interest  Period longer than three months shall also be payable on the last day of each three-month  interval during such Interest  Period.  Interest on Eurodollar  Advances,  LC Fees and all other fees hereunder  shall be  calculated  for actual days elapsed on the basis of a 360-day year.  Interest on Floating  Rate Advances  shall be calculated  for actual days elapsed on the basis of a 365/366-day  year.  Interest  shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received  prior to 12:00 noon  (Phoenix,  Arizona time) at the place of payment.  If any payment of principal of or interest on an Advance,  any fees or any other amounts payable to the Administrative  Agent or any Lender  hereunder  shall  become due on a day which is not a Business  Day,  such payment  shall be made on the next  succeeding
Business  Day and, in the case of a principal  payment,  such  extension  of time shall be included  in  computing  interest,  fees and commissions in connection with such payment.

2.16.    Notification  of Advances,  Interest  Rates,  Prepayments  and Revolving Loan  Commitment  Reductions;  Availability of Loans.
Promptly after receipt  thereof,  the  Administrative  Agent will notify each Lender of the contents of each  Aggregate  Revolving Loan
Commitment  reduction notice,  Borrowing  Notice,  Swing Line Borrowing Notice,  Conversion/Continuation  Notice,  and repayment notice received by it hereunder.  Promptly after notice from the LC Issuer, the  Administrative  Agent will notify each Lender of the contents of each  request for  issuance of a Facility LC  hereunder.  The  Administrative  Agent will notify the Borrower and each Lender of the interest rate applicable to each Eurodollar  Advance  promptly upon  determination of such interest rate and will give the Borrower and each  Lender  prompt  notice of each  change in the  Alternate  Base Rate.  Not later  than 1:00 p.m.  Phoenix,  Arizona  time) on each
Borrowing  Date, each Lender shall make available its Revolving Loan or Revolving  Loans in funds  immediately  available in Phoenix to the Administrative  Agent at its address specified  pursuant to Article XIII. The Administrative  Agent will promptly make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

2.17.    Lending  Installations.  Each  Lender may book its Loans and its  participation  in any LC  Obligations  and the LC Issuer may book the Facility LCs at any Lending Installation  selected by such Lender or the LC Issuer, as applicable,  and may change its Lending
Installation  from time to time.  All terms of this  Agreement  shall apply to any such Lending  Installation  and the Loans,  Facility
LCs,  participations  in LC  Obligations  and any Notes  issued  hereunder  shall be deemed  held by each  Lender or the LC Issuer,  as applicable,  for the  benefit  of any such  Lending  Installation.  Each  Lender  and the LC  Issuer  may,  by  written  notice  to the
Administrative  Agent and the Borrower in accordance  with Article XIII,  designate  replacement  or additional  Lending  Installations through  which Loans will be made by it or  Facility  LCs will be issued by it and for whose  account  Loan  payments or payments  with respect to Facility LCs are to be made.

2.18.    Non-Receipt  of Funds by the  Administrative  Agent.  Unless  the  Borrower  or a  Lender,  as the case may be,  notifies  the
Administrative  Agent prior to the date on which it is scheduled to make  payment to the  Administrative  Agent of (i) in the case of a
Lender,  the proceeds of a Loan or (ii) in the case of the  Borrower,  a payment of principal,  interest or fees to the  Administrative
Agent for the account of the  Lenders,  that it does not intend to make such  payment,  the  Administrative  Agent may assume that such payment has been made. The  Administrative  Agent may, but shall not be obligated to, make the amount of such payment  available to the intended  recipient in reliance upon such  assumption.  If such Lender or the  Borrower,  as the case may be, has not in fact made such payment to the  Administrative  Agent,  the  recipient of such  payment  shall,  on demand by the  Administrative  Agent,  repay to the
Administrative  Agent the amount so made available  together with interest thereon in respect of each day during the period  commencing on the date such amount was so made  available  by the  Administrative  Agent until the date the  Administrative  Agent  recovers  such amount at a rate per annum  equal to (x) in the case of payment by a Lender,  the  Federal  Funds  Effective  Rate for such day for the first three days and,  thereafter,  the interest  rate  applicable  to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.19.    Replacement  of Lender.  If the Borrower is required  pursuant to Section 3.1,  3.2 or 3.5 to make any  additional  payment to any Lender or if any Lender's obligation to make or continue,  or to convert Floating Rate Advances into,  Eurodollar Advances shall be suspended  pursuant to Section 3.3 (any Lender so affected an “Affected  Lender”),  the Borrower may elect, if such amounts continue to be charged or such suspension is still  effective,  to terminate or replace the Revolving Loan  Commitment,  and Loans of such Affected
Lender,  provided  that no Default or Unmatured  Default  shall have  occurred and be  continuing  at the time of such  termination  or replacement,  and provided  further that,  concurrently  with such  termination  or  replacement,  (i) if the Affected  Lender is being replaced,  another bank or other entity which is reasonably  satisfactory to the Borrower and the Administrative  Agent shall agree, as of such date,  to purchase  for cash the  Outstanding  Revolving  Credit  Exposure of the  Affected  Lender  pursuant to an  Assignment
Agreement  substantially  in the form of  Exhibit C and to become a Lender for all  purposes  under  this  Agreement  and to assume all obligations of the Affected  Lender to be terminated as of such date and to comply with the  requirements of Section 12.3 applicable to assignments,  and (ii) the Borrower shall pay to such Affected  Lender in immediately  available  funds on the day of such  replacement
(A) all interest,  fees and other amounts then accrued but unpaid to such  Affected  Lender by the Borrower  hereunder to and including the date of termination,  including  without  limitation  payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B)
an amount,  if any, equal to the payment which would have been due to such Lender on the day of such replacement  under Section 3.4 had the Loans of such  Affected  Lender been prepaid on such date rather than sold to the  replacement  Lender,  in each case to the extent not paid by the  purchasing  lender and (iii) if the  Affected  Lender is being  terminated,  the Borrower  shall pay to such  Affected
Lender all Obligations due to such Affected Lender (including the amounts  described in the immediately  preceding clauses (i) and (ii)
plus,  to the  extent  not paid by the  replacement  Lender,  the  outstanding  principal  balance  of such  Affected  Lender’s  Credit
Extensions).

2.20.    Facility LCs.

2.20.1   Issuance.  The LC Issuer  hereby  agrees,  on the terms and  conditions  set forth in this  Agreement,  to issue  standby  and commercial  Letters of Credit  (each,  a “Facility  LC”) and to renew,  extend,  increase,  decrease or otherwise  modify each
         Facility  LC  (“Modify,”  and each such  action,  a  “Modification”),  from time to time from and  including  the date of this
         Agreement and prior to the  Revolving  Loan  Termination  Date upon the request of the Borrower;  provided  that,  immediately after each such Facility LC is issued or Modified,  (i) the  aggregate  amount of the  outstanding  LC  Obligations  shall not exceed  $5,000,000  and (ii) the Aggregate  Outstanding  Revolving  Credit  Exposure  shall not exceed the Adjusted  Available
         Aggregate  Revolving  Loan  Commitment.  No Facility LC shall have an expiry date later than the earlier of (x) the  fifteenth
         Business Day prior to the Revolving Loan Termination  Date and (y) one year after its issuance;  provided that any Facility LC with a one-year  term may provide for the renewal  thereof for  additional  one-year  periods  (which in no event shall extend beyond the date referred to in the preceding clause (x)).

2.20.2   Participations.  Upon the issuance or  Modification  by the LC Issuer of a Facility LC in  accordance  with this Section 2.20, the LC Issuer shall be deemed,  without further action by any party hereto,  to have  unconditionally  and irrevocably sold to each Lender,  and each Lender  shall be deemed,  without  further  action by any party  hereto,  to have  unconditionally  and irrevocably  purchased  from the LC Issuer,  a  participation  in such  Facility LC (and each  Modification  thereof)  and the related LC Obligations in proportion to its Revolving Loan Pro Rata Share.

2.20.3   Notice.  Subject to Section 2.20.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m.  (Phoenix,  Arizona time)
         at least five  Business  Days prior to the proposed  date of issuance or  Modification  of each  Facility LC,  specifying  the beneficiary,  the proposed  date of issuance (or  Modification)  and the expiry date of such Facility LC, and  describing  the proposed  terms of such  Facility LC and the nature of the  transactions  proposed to be  supported  thereby.  Upon receipt of such notice, the LC Issuer shall promptly notify the Administrative  Agent, and, upon issuance only, the Administrative  Agent shall promptly notify each Lender,  of the contents thereof and of the amount of such Lender’s  participation in such proposed
         Facility  LC.  The  issuance  or  Modification  by the LC Issuer of any  Facility  LC shall,  in  addition  to the  conditions precedent set forth in Article IV (the  satisfaction  of which the LC Issuer shall have no duty to  ascertain),  be subject to the  conditions  precedent  that such  Facility LC shall be  satisfactory  to the LC Issuer and that the  Borrower  shall have executed and delivered such application  agreement and/or such other  instruments and agreements  relating to such Facility LC as the LC Issuer shall have reasonably  requested  (each, a “Facility LC  Application”).  In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

2.20.4   LC Fees.  The Borrower  shall pay to the  Administrative  Agent,  for the account of the Lenders  ratably in  accordance  with their  respective  Revolving Loan Pro Rata Shares,  a letter of credit fee at a per annum rate equal to the Applicable  Margin for  Eurodollar  Loans in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each Payment  Date.  The  Borrower  shall also pay to the LC Issuer for its own account (x) at the time of issuance of each  Facility LC which is a standby  letter of credit,  a fronting fee in an amount equal to 0.125% times the face amount of such Facility LC, (y) in connection  with each  Facility LC which is a commercial  letter of credit,  a fee in  accordance  with the LC Issuer’s  customary  commissions  for such letters of credit and (z)  documentary  and  processing charges in connection  with the issuance or  Modification  of and draws under Facility LCs in accordance  with the LC Issuer’s standard  schedule  for such  charges  as in  effect  from time to time.  Each fee  described  in this  Section  2.20.4  shall constitute an “LC Fee”.

2.20.5   Administration;  Reimbursement  by Lenders.  Upon  receipt from the  beneficiary  of any Facility LC of any demand for payment under such  Facility LC, the LC Issuer shall  notify the  Administrative  Agent and the  Administrative  Agent shall  promptly notify  the  Borrower  and each other  Lender as to the amount to be paid by the LC Issuer as a result of such  demand and the proposed payment date (the “LC Payment Date”).  The  responsibility  of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents  (including each demand for payment)  delivered under each Facility LC in connection with such  presentment  shall be in  conformity in all material  respects  with such  Facility LC. The LC Issuer shall  endeavor to exercise  the same care in the issuance  and  administration  of the Facility LCs as it does with respect to letters of credit in which no  participations  are  granted,  it being  understood  that in the  absence  of any  gross  negligence  or  willful misconduct by the LC Issuer,  each Lender shall be unconditionally  and irrevocably liable without regard to the occurrence of any Default or any condition precedent  whatsoever,  to reimburse the LC Issuer on demand for (i) such Lender’s Revolving Loan
         Pro Rata Share of the amount of each  payment  made by the LC Issuer  under each  Facility LC to the extent such amount is not reimbursed by the Borrower  pursuant to Section 2.20.6 below,  plus (ii) interest on the foregoing  amount to be reimbursed by such Lender,  for each day from the date of the LC Issuer’s  demand for such  reimbursement  (or, if such demand is made after
         11:00 a.m.  (Phoenix,  Arizona  time) on such date,  from the next  succeeding  Business Day) to the date on which such Lender pays the amount to be  reimbursed  by it, at a rate of interest per annum equal to the Federal  Funds  Effective  Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

2.20.6   Reimbursement by Borrower.  The Borrower shall be irrevocably and  unconditionally  obligated to reimburse the LC Issuer on or before the  applicable  LC Payment  Date for any amounts to be paid by the LC Issuer upon any drawing  under any  Facility LC, without  presentment,  demand,  protest or other  formalities  of any kind;  provided that neither the Borrower nor any Lender shall hereby be precluded  from  asserting any claim for direct (but not  consequential)  damages  suffered by the Borrower or such Lender to the extent,  but only to the extent,  caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining  whether a request  presented under any Facility LC issued by it complied with the terms of such Facility LC or
         (ii) the LC Issuer’s  failure to pay under any  Facility LC issued by it after the  presentation  to it of a request  strictly complying  with the terms and  conditions  of such  Facility  LC. If the  Borrower at any time fails to repay a  Reimbursement
         Obligation pursuant to this Section2.20,  such unpaid Reimbursement  Obligation shall at that time be automatically converted into an obligation  and the Borrower  shall be deemed to have elected to borrow a Revolving  Loan from the Lenders,  as of the date of the payment by the LC Issuer giving rise to the  Reimbursement  Obligation equal in amount to the amount of the unpaid
         Reimbursement  Obligation.  Such Revolving Loan shall be made as of the date of the payment giving rise to such  Reimbursement
         Obligation,  automatically,  without  notice and  without  any  requirement  to satisfy  the  conditions  precedent  otherwise applicable  to a Revolving  Loan if the Borrower  shall have failed to make such payment to the  Administrative  Agent for the account of the LC Issuer prior to such time.  Such  Revolving  Loan shall  constitute a Floating Rate Advance and the proceeds of such Advance  shall be used to repay such  Reimbursement  Obligation.  If, for any reason,  the  Borrower  fails to repay a
         Reimbursement  Obligation on the day such Reimbursement  Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make a Revolving Loan,  then such  Reimbursement  Obligation  shall bear interest from and after such day,  until paid in full, at the interest rate  applicable  to a Floating Rate Advance.  The Borrower  agrees to indemnify the
         LC Issuer  against  any loss or  expense  determined  by the LC  Issuer in good  faith to have  resulted  from any  conversion pursuant to this Section 2.20 by reason of the  inability  of the LC Issuer to convert the amount  received  from the Borrower or from the Lenders, as applicable,  into an amount equal to the amount of such Reimbursement  Obligation.  The LC Issuer will pay to each Lender ratably in accordance  with its Revolving Loan Pro Rata Share all amounts  received by it from the Borrower for application in payment,  in whole or in part, of the Reimbursement  Obligation in respect of any Facility LC issued by the
         LC Issuer,  but only to the extent  such Lender has made  payment to the LC Issuer in respect of such  Facility LC pursuant to
         Section 2.20.5.

2.20.7   Obligations  Absolute.  The Borrower’s  obligations under this Section 2.20 shall be absolute and unconditional  under any and all circumstances  and irrespective of any setoff,  counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer,  any Lender or any  beneficiary  of a Facility LC. The Borrower  further  agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible  for, and the Borrower’s  Reimbursement  Obligation in
         respect of any Facility LC shall not be affected by, among other things,  the validity or  genuineness  of documents or of any endorsements  thereon,  even if such  documents  should in fact  prove to be in any or all  respects  invalid,  fraudulent  or forged,  or any dispute  between or among the  Borrower,  any of its  Affiliates,  the  beneficiary  of any Facility LC or any financing  institution or other party to whom any Facility LC may be  transferred or any claims or defenses  whatsoever of the
         Borrower or of any of its Affiliates  against the beneficiary of any Facility LC or any such  transferee.  The LC Issuer shall not be liable for any error, omission,  interruption or delay in transmission,  dispatch or delivery of any message or advice, however  transmitted,  in  connection  with any Facility  LC. The  Borrower  agrees that any action taken or omitted by the LC
         Issuer or any Lender  under or in  connection  with each  Facility LC and the related  drafts and  documents,  if done without gross  negligence  or willful  misconduct,  shall be binding  upon the  Borrower and shall not put the LC Issuer or any Lender under any  liability to the  Borrower.  Nothing in this Section  2.20.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20.6.

2.20.8   Actions of LC Issuer.  The LC Issuer shall be entitled to rely,  and shall be fully  protected  in relying,  upon any Facility
         LC, draft, writing,  resolution,  notice, consent,  certificate,  affidavit,  letter, cablegram,  telegram, telecopy, telex or teletype message,  statement,  order or other document believed by it to be genuine and correct and to have been signed,  sent or made by the proper Person or Persons,  and upon advice and statements of legal counsel,  independent  accountants and other experts  selected by the LC Issuer.  The LC Issuer  shall be fully  justified  in failing or refusing to take any action under this Agreement  unless it shall first have received such advice or concurrence of the Required  Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable  satisfaction  by the Lenders against any and all liability and expense  which may be incurred by it by reason of taking or  continuing  to take any such  action.  Notwithstanding  any other provision of this Section 2.20, the LC Issuer shall in all cases be fully  protected in acting,  or in refraining from acting, under this Agreement in accordance  with a request of the Required  Lenders,  and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.20.9   Indemnification.   The  Borrower  hereby  agrees  to  indemnify  and  hold  harmless  each  Lender,  the  LC  Issuer  and  the
         Administrative  Agent, and their respective directors,  officers,  agents and employees  (collectively,  the “LC Indemnitees”)
         from and against any and all claims and damages,  losses,  liabilities,  costs or expenses which such Lender, the LC Issuer or the Administrative  Agent may incur (or which may be claimed against such Lender,  the LC Issuer or the  Administrative  Agent by any Person  whatsoever) by reason of or in connection  with the issuance,  execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including,  without limitation,  any claims, damages, losses,  liabilities,  costs or expenses which the LC Issuer may incur by reason of or in connection with (i)
         the failure of any other Lender to fulfill or comply with its  obligations  to the LC Issuer  hereunder  (but  nothing  herein contained  shall affect any rights the Borrower may have against any defaulting  Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term  “Beneficiary”  included therein includes any successor by operation  of law of the named  Beneficiary,  but which  Facility LC does not require  that any drawing by any such  successor
         Beneficiary be accompanied by a copy of a legal document,  satisfactory  to the LC Issuer,  evidencing the appointment of such successor  Beneficiary;  provided  that the Borrower  shall not be required to  indemnify  any LC  Indemnitee  for any claims, damages,  losses,  liabilities,  costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross  negligence of such LC Indemnitee or (y) the LC Issuer’s  failure to pay under any Facility LC after the presentation to it of a request  strictly  complying  with the terms and  conditions of such Facility LC. Nothing in this Section 2.20.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

2.20.10           Lenders’  Indemnification.  Each  Lender  shall,  ratably  in  accordance  with its  Revolving  Loan Pro Rata  Share, indemnify the LC Issuer,  its affiliates and their  respective  directors,  officers,  agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including  reasonable counsel fees and disbursements),  claim,  demand, action,  loss or liability  (except such as result from such  indemnitees’  gross  negligence or willful  misconduct or the LC
         Issuer’s  failure to pay under any Facility LC after the  presentation  to it of a request  strictly  complying with the terms and  conditions  of the Facility LC) that such  indemnitees  may suffer or incur in  connection  with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

2.20.11           Facility LC Collateral  Account.  The Borrower agrees that it will, upon the request of the  Administrative  Agent or the Required  Lenders and until the final  expiration  date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer  or the  Lenders  in  respect  of any  Facility  LC,  maintain  a  special  collateral  account  pursuant  to arrangements  satisfactory to the Administrative  Agent (the “Facility LC Collateral  Account”) at the Administrative  Agent’s
         office at the  address  specified  pursuant to Article  XIII,  in the name of the  Borrower  but under the sole  dominion  and control of the  Administrative  Agent,  for the benefit of the Lenders and in which the Borrower  shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges,  assigns and grants to the  Administrative  Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security  interest in all of the Borrower’s  right,  title and interest in and to all funds which may from time to time be on deposit in the  Facility  LC  Collateral  Account to secure the prompt and complete  payment and performance of the Secured  Obligations.  The  Administrative  Agent will invest any funds on deposit from time to time in the Facility LC Collateral  Account in  certificates of deposit of Bank One having a maturity not exceeding 30 days.  Nothing in this Section  2.20.11  shall either  require the Borrower or any Guarantor to deposit any funds in the  Facility  LC  Collateral  Account  or limit the right of the  Administrative  Agent to  release  any funds held in the
         Facility LC Collateral Account in each case other than as required by Section 2.2 or Section 8.1.

2.20.12           Rights as a Lender.  In its  capacity as a Lender,  the LC Issuer shall have the same rights and  obligations  as any other Lender.

                                                                ARTICLE III

                                                        YIELD PROTECTION; TAXES

3.1.     Yield Protection.  If, on or after the Closing Date, the adoption of any law or any governmental or  quasi-governmental  rule, regulation,  policy,  guideline or directive (whether or not having the force of law), or any change in any such law, rule, regulation, policy,  guideline  or  directive  or in the  interpretation  or  administration  thereof  by any  governmental  or  quasi-governmental authority,  central bank or comparable agency charged with the  interpretation or administration  thereof,  or compliance by any Lender or  applicable  Lending  Installation  or the LC Issuer with any request or  directive  (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i)      subjects any Lender or any applicable  Lending  Installation or the LC Issuer to any additional Taxes, or changes the basis of taxation of payments  (other  than with  respect to Excluded  Taxes) to any Lender or the LC Issuer in respect of its
                  Revolving Loan Commitments, Eurodollar Loans, Facility LCs or participations therein, or

(ii)     imposes or increases or deems applicable any reserve,  assessment,  insurance charge,  special deposit or similar  requirement against assets of, deposits with or for the account of, or credit  extended by, any Lender or any applicable  Lending
                  Installation  or the LC Issuer (other than reserves and  assessments  taken into account in determining  the interest rate applicable to Eurodollar Advances), or

(iii)    imposes any other  condition  (other than with  respect to Taxes) the result of which is to increase the cost to any Lender or any applicable  Lending  Installation  of making,  funding or maintaining its Revolving Loan Commitment or Eurodollar
                  Loans or of issuing  or  participating  in  Facility  LCs,  or reduces  any  amount  receivable  by any Lender or any applicable  Lending  Installation  or the LC Issuer in connection  with its Revolving  Loan  Commitment or Eurodollar
                  Loans or  Facility  LCs  (including  participations  therein),  or  requires  any  Lender or any  applicable  Lending
                  Installation or the LC Issuer to make any payment  calculated by reference to the amount of Revolving Loan Commitment or Eurodollar  Loans or Facility LCs (including  participations  therein) held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer, as applicable.

and the result of any of the foregoing is to increase the cost to such Lender or applicable  Lending  Installation  or the LC Issuer of making or  maintaining  its  Eurodollar  Loans or  Revolving  Loan  Commitment  or of issuing or  participating  in  Facility  LCs,  as applicable,  or to reduce the return  received by such Lender or applicable  Lending  Installation or LC Issuer in connection with such
Eurodollar Loans or Revolving Loan Commitment,  or Facility LCs (including  participations  therein),  then,  within 15 days of demand, accompanied  by the written  statement  required by Section 3.6, by such Lender or LC Issuer,  the Borrower shall pay such Lender or LC
Issuer such  additional  amount or amounts as will  compensate  such Lender or LC Issuer for such increased cost or reduction in amount received;  provided that the Borrower shall not be required to compensate any Lender or LC Issuer  pursuant to this  subsection for any increased  cost or  reduction  in respect of a period  occurring  more than six months  prior to the date that such Lender or LC Issuer notifies the Borrower of such intention to claim compensation  therefor unless the circumstances  giving rise to such increased cost or reduction  became  applicable  retroactively,  in which case no such time  limitation  shall  apply so long as such Lender or LC Issuer requests compensation within six months from the date such circumstances become applicable.

3.2.     Changes in Capital  Adequacy  Regulations.  If a Lender or LC Issuer  determines the amount of capital required or expected to be maintained by such Lender or LC Issuer,  any Lending  Installation of such Lender or LC Issuer or any corporation  controlling  such
Lender or LC Issuer is  increased  as a result of a Change,  then,  within 15 days of  demand,  accompanied  by the  written  statement required  by Section  3.6,  by such  Lender or LC Issuer,  the  Borrower  shall pay such  Lender or LC Issuer the amount  necessary  to compensate for any shortfall in the rate of return on the portion of such increased  capital which such Lender or LC Issuer  determines is attributable to this Agreement,  its Outstanding  Revolving Credit  Exposure,  its Revolving Loan Commitment to make Revolving Loans and issue or  participate in Facility LCs, as applicable,  hereunder  (after taking into account such Lender's or LC Issuer’s  policies as to capital  adequacy).  “Change”  means (i) any change  after the Closing  Date in the  Risk-Based  Capital  Guidelines  or (ii) any
adoption of, or change in, or change in the  interpretation  or  administration  of any other law,  governmental or  quasi-governmental rule,  regulation,  policy,  guideline,  interpretation,  or directive  (whether or not having the force of law) after the Closing Date which affects the amount of capital  required or expected to be maintained  by any Lender or LC Issuer or any Lending  Installation  or
any corporation  controlling any Lender or LC Issuer.  “Risk-Based  Capital  Guidelines” means (i) the risk-based capital guidelines in effect in the  United  States  on the  Closing  Date,  including  transition  rules,  and (ii) the  corresponding  capital  regulations promulgated by regulatory  authorities  outside the United States  implementing  the July 1988 report of the Basle Committee on Banking
Regulation and Supervisory  Practices Entitled  “International  Convergence of Capital  Measurements and Capital Standards,”  including transition  rules,  and any amendments to such regulations  adopted prior to the Closing Date;  provided that the Borrower shall not be required to compensate  any Lender or LC Issuer  pursuant to this Section for any reduction in respect of a period  occurring more than six months prior to the date of such notification of the intent to claim  compensation  therefor unless the  circumstances  giving rise to such  reduction  become  applicable  retroactively  in which case no such time  limitation  shall apply so long as such Lender or LC issuer requests compensation within six months from the date such circumstances become applicable.

3.3.     Availability  of Types of Advances.  If (x) any Lender  determines  that  maintenance  of its  Eurodollar  Loans at a suitable
Lending Installation would violate any applicable law, rule, regulation,  or directive,  whether or not having the force of law, or (y)
the Required  Lenders  determine in good faith that (i) deposits of a type and maturity  appropriate to match fund Eurodollar  Advances are not  available or (ii) the interest  rate  applicable to  Eurodollar  Advances  does not  accurately  reflect the cost of making or maintaining  Eurodollar  Advances,  or  (iii)  no  reasonable  basis  exists  for  determining  the  Eurodollar  Base  Rate,  then  the
Administrative  Agent shall suspend the availability of Eurodollar  Advances and require any affected  Eurodollar Advances to be repaid or  converted  to Floating  Rate  Advances on the  respective  last days of the then  current  Interest  Periods  with  respect to such
Revolving  Loans or within  such  earlier  period as required by law,  subject to the  payment of any funding  indemnification  amounts required by Section 3.4.

3.4.     Funding  Indemnification.  If any  payment  of a  Eurodollar  Advance  occurs  on a date  which  is not  the  last  day of the applicable  Interest  Period,  whether  because of  acceleration,  prepayment  or  otherwise,  or a  Eurodollar  Advance is not made or continued,  or a Floating  Rate Advance is not  converted  into a  Eurodollar  Advance,  on the date  specified by the Borrower for any reason  other than  default by the  Lenders,  or a  Eurodollar  Advance is not prepaid on the date  specified  by the  Borrower for any reason,  the  Borrower,  upon  notice  from,  or on behalf of, any Lender  will  promptly  compensate  each Lender for any loss or cost incurred by it resulting therefrom,  including,  without limitation,  any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

3.5.     Taxes.

(i)      All payments by the  Borrower to or for the account of any Lender or the LC Issuer or the  Administrative  Agent  hereunder or under any Note shall be made free and clear of and without  deduction  for any and all Taxes.  If the Borrower  shall be required by law to deduct any Taxes from or in respect of any sum payable  hereunder  to any Lender,  LC Issuer or the  Administrative  Agent,  (a) the sum payable  shall be  increased  as necessary so that after making all required deductions  (including  deductions  applicable  to additional  sums payable  under this Section 3.5) such Lender,  LC
                  Issuer or the  Administrative  Agent (as the case may be) receives an amount equal to the sum it would have  received had no such  deductions been made, (b) the Borrower shall make such  deductions,  (c) the Borrower shall pay the full amount  deducted to the relevant  authority in accordance  with  applicable law and (d) the Borrower shall furnish to the  Administrative  Agent the  original  copy of a receipt  evidencing  payment  thereof or, if a receipt  cannot be obtained with reasonable  efforts,  such other evidence of payment as is reasonably  acceptable to the Administrative
                  Agent,  in each case within 30 days after such  payment is made;  provided  that no such  additional  amount shall be required to be paid under this Section except to the extent that any change after the date such Lender,  LC Issuer or the  Administrative  Agent became a Lender, LC Issuer or  Administrative  Agent results in an increase in the rate of such  deduction,  withholding  or  payment  from  that in  effect  at the date on which  such  Lender,  LC  Issuer or
                  Administrative Agent became a Lender, LC Issuer or Administrative Agent.

(ii)     In addition,  the Borrower shall pay any present or future stamp or documentary  taxes and any other excise or property taxes, charges or similar  levies which arise from any payment made  hereunder or under any Note or Facility LC  Application or from the  execution  or delivery  of, or  otherwise  with  respect to, this  Agreement  or any Note or Facility LC
                  Application (“Other Taxes”).

(iii)    The Borrower shall  indemnify the  Administrative  Agent,  the LC Issuer and each Lender for the full amount of Taxes or Other
                  Taxes  (including,  without  limitation,  any Taxes or Other Taxes imposed on amounts payable under this Section 3.5)
                  paid by the  Administrative  Agent,  the LC Issuer or such Lender as a result of its Revolving Loan  Commitment,  any
                  Credit  Extensions made by it hereunder,  any Facility LC issued or participated in by it hereunder,  or otherwise in connection with its participation in this Agreement and any liability  (including  penalties,  interest and expenses)
                  arising therefrom or with respect thereto.  Payments due under this  indemnification  shall be made within 30 days of the date the Administrative Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

(iv)     Each Lender  that is not  incorporated  under the laws of the United  States of America or a state  thereof  (each a “Non-U.S.
                  Lender”)  agrees  that it will,  not more than ten  Business  Days after the date on which it becomes a party to this
                  Agreement  (but in any event  before a payment is due to it  hereunder),  (i) deliver to each of the Borrower and the
                  Administrative  Agent two duly  completed  copies of United States  Internal  Revenue  Service Form W-8BEN or W-8ECI,
                  certifying in either case that such Lender is entitled to receive payments under this Agreement  without deduction or withholding  of any United States  federal  income taxes,  or (ii) in the case of a Non-U.S.  Lender that is fiscally transparent,  deliver to the  Administrative  Agent a United States  Internal  Revenue Form W-8IMY  together with the applicable  accompanying  forms, W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from
                  United States backup  withholding  tax. Each Non-U.S.  Lender  further  undertakes to deliver to each of the Borrower and the Administrative  Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete,  and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments  thereto as may be reasonably  requested by the Borrower or the Administrative  Agent. All forms or amendments  described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement  without deduction or withholding of any United
                  States federal income taxes,  unless an event (including  without limitation any change in treaty, law or regulation)
                  has occurred  prior to the date on which any such delivery  would  otherwise be required which renders all such forms inapplicable  or which would prevent such Lender from duly  completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the  Administrative  Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v)      For any period during which a Non-U.S.  Lender has failed to provide the Borrower with an appropriate  form pursuant to clause
                  (iv) above (unless such failure is due to a change in treaty, law or regulation,  or any change in the interpretation or administration thereof by any governmental authority,  occurring subsequent to the date on which a form originally was required to be provided),  such Non-U.S.  Lender shall not be entitled to indemnification  under this Section 3.5 with  respect to Taxes  imposed by the United  States;  provided  that,  should a Non-U.S.  Lender which is otherwise exempt  from or subject  to a reduced  rate of  withholding  tax become  subject to Taxes  because of its  failure to deliver a form required under clause (iv) above, the Borrower shall take such  commercially  reasonable steps as such
                  Non-U.S.  Lender  shall  reasonably  request to assist such  Non-U.S.  Lender to recover  such Taxes at such Non U.S.
                  Lender’s cost and expense.

(vi)     Any Lender  that is entitled  to an  exemption  from or  reduction  of  withholding  tax with  respect to payments  under this
                  Agreement or any Note  pursuant to the law of any relevant  jurisdiction  or any treaty shall deliver to the Borrower
                  (with a copy to the  Administrative  Agent),  at the  time or times  prescribed  by  applicable  law,  such  properly completed and executed  documentation  prescribed  by applicable  law as will permit such payments to be made without withholding or at a reduced rate.

(vii)    If the U.S.  Internal  Revenue  Service or any other  governmental  authority of the United States or any other country or any political  subdivision  thereof  asserts a claim that the  Administrative  Agent did not  properly  withhold tax from amounts  paid to or for the  account of any Lender  (because  the  appropriate  form was not  delivered  or  properly completed,  because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective,  or for any other reason), such Lender shall indemnify the Administrative
                  Agent fully for all amounts paid, directly or indirectly,  by the Administrative Agent as tax, withholding  therefor, or otherwise,  including  penalties and interest,  and including taxes imposed by any jurisdiction on amounts payable to the  Administrative  Agent under this subsection,  together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the  Administrative  Agent,  which attorneys may be employees of the
                  Administrative  Agent).  The obligations of the Lenders under this Section  3.5(vii) shall survive the payment of the
                  Obligations and termination of this Agreement.

3.6.     Lender  Statements;  Survival of  Indemnity.  Each Lender  shall  deliver a written  statement  of such Lender to the Borrower
(with a copy to the  Administrative  Agent) as to the amount due, if any,  under Section 3.1,  3.2, 3.4 or 3.5. Such written  statement shall set forth in reasonable  detail the  calculations  upon which such Lender  determined such amount and shall be final,  conclusive and binding on the Borrower in the absence of manifest  error.  Determination  of amounts  payable  under such  Sections in  connection with a Eurodollar  Loan shall be calculated as though each Lender funded its  Eurodollar  Loan through the purchase of a deposit of the type,  currency and maturity  corresponding  to the deposit used as a reference in determining  the Eurodollar  Rate applicable to such
Loan,  whether in fact that is the case or not. Unless  otherwise  provided herein,  the amount  specified in the written  statement of any Lender shall be payable on demand after receipt by the Borrower of such written  statement.  The  obligations of the Borrower under
Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

3.7.     Alternative  Lending  Installation.  To the extent  reasonably  possible,  each Lender shall  designate  an alternate  Lending
Installation  with respect to its  Eurodollar  Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and
3.5 or to avoid the  unavailability  of Eurodollar  Advances under Section 3.3, so long as such  designation is not, in the judgment of such Lender,  reasonably and materially  disadvantageous to such Lender. A Lender’s  designation of an alternative Lending Installation shall not affect the Borrower’s rights under Section2.19 to replace a Lender.

                                                                ARTICLE IV

                                                         CONDITIONS PRECEDENT

4.1.     Initial  Credit  Extension.  The Lenders  shall not be required to make the initial  Credit  Extension  hereunder,  unless the following  conditions  precedent have been satisfied and, if applicable,  the Borrower has furnished to the  Administrative  Agent with sufficient copies for the Lenders:

4.1.1    Copies of the articles or  certificate of  incorporation  (or the  equivalent  thereof) of each initial Credit Party,  in each case,  together  with  all  amendments  thereto,  and a  certificate  of good  standing,  each  certified  by the  appropriate governmental  officer in its jurisdiction of  organization,  as well as any other  information  required by Section 326 of the
         USA Patriot Act, 31 U.S.C.  Section  5318 or  otherwise  necessary  for the  Administrative  Agent or any Lender to verify the identity of such Credit Party as required by Section 326 of the USA Patriot Act,  31 U.S.C. Section 5318.

4.1.2    Copies,  certified by the Secretary or Assistant  Secretary (or the equivalent  thereof) of each initial Credit Party, in each case, of its by-laws and of its Board of Directors'  resolutions  and of resolutions or actions of any other body  authorizing the execution of the Loan Documents to which such Credit Party is a party.

4.1.3    An incumbency  certificate,  executed by the  Secretary or Assistant  Secretary  (or the  equivalent  thereof) of each initial
         Credit Party,  in each case,  which shall identify by name and title and bear the  signatures of the  Authorized  Officers and any other  officers of such Credit Party  authorized  to sign the Loan  Documents  to which such Credit  Party is party,  upon which certificate the  Administrative  Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Credit Party.

4.1.4    A certificate  signed by the chief financial  officer of the Borrower,  stating that on the initial Credit  Extension Date (a)
         no Default or Unmatured  Default has occurred and is continuing,  (b) all of the  representations  and warranties in Article V shall be true and  correct in all  material  respects  as of such date and (c) no  material  adverse  change in the  business,
         Property,  condition (financial or otherwise),  operations or results of operations or prospects of the Borrower or any of its
         Subsidiaries has occurred since December 31, 2003.

4.1.5    A  written  opinion  of  the  initial  Credit  Parties’  counsel,  in  form  and  substance  reasonably  satisfactory  to  the
         Administrative Agent and addressed to the Lenders, in substantially the form of Exhibit A.

4.1.6    Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

4.1.7    Written money  transfer  instructions,  in  substantially  the form of Exhibit D,  addressed to the  Administrative  Agent and signed by an Authorized Officer,  together with such other related money transfer  authorizations as the Administrative  Agent may have reasonably requested.

4.1.8    The  Administrative  Agent shall have determined that (i) there is an absence of any material  adverse change or disruption in primary or secondary loan  syndication  markets,  financial  markets or in capital markets  generally that would likely impair syndication  of the Credit  Extensions  hereunder,  and (ii) the  Borrower  has  cooperated  with the  Administrative  Agent’s syndication  efforts,  including,  without limitation,  by providing the Administrative  Agent with information  regarding the
         Borrower’s  operations and prospects and such other  information as the  Administrative  Agent deems necessary to successfully syndicate the Credit Extensions hereunder.

4.1.9    An initial  compliance  certificate,  dated as of the Closing Date, in substantially  the form of Exhibit B hereto,  with such adjustments and amendments as are mutually acceptable to the Borrower and the Administrative Agent.

4.1.10   The  Administrative  Agent shall have received  results  satisfactory  to the  Administrative  Agent of all aspects of its due diligence investigation of the Borrower and its Subsidiaries.

4.1.11   The  Administrative  Agent and the  Lenders  shall  have  received  pro forma  financial  statement  projections  through  the
         Borrower’s  fiscal  year  ending  on or about  December  31,  2006  (“Projections”),  together  with such  information  as the
         Administrative  Agent and the Lenders may reasonably request to confirm the tax, legal, and business  assumptions made in such
         Projections,  such  Projections  demonstrating,  in the  reasonable  judgment  of the  Administrative  Agent and the  Lenders, together with all other  information  then available to the  Administrative  Agent and the Lenders,  that the Borrower and its
         Subsidiaries  have the  ability to repay  their debts and satisfy  the  respective  other  obligations  as and when due and to comply with Sections 6.21 through 6.24.

4.1.12   The  Administrative  Agent and the Lenders shall have received a certificate from the Chief Financial  Officer of the Borrower certifying  that the Borrower is solvent and will be solvent  subsequent to incurring the  Indebtedness  hereunder  (including the  Credit  Extensions),  will be able to pay its  debts  and  liabilities  as they  become  due and  will  not be left  with unreasonably small capital with which to engage in its businesses.

4.1.13   The Administrative  Agent shall have received evidence reasonably  satisfactory to the Administrative Agent of the termination of the  Existing  Financing  Arrangements  and the  agreements  relating  thereto,  all taking  effect  concurrently  with the effectiveness of this Agreement.

4.1.14   No order,  judgment or decree of any arbitrator or Governmental  Authority shall purport to enjoin or restrain any Lender from making the initial Credit Extension.

4.1.15   Such  other  documents  as the  Administrative  Agent  or its  counsel  may  have  reasonably  requested,  including,  without limitation, those documents set forth in Exhibit G hereto.

4.2.     Each Credit  Extension.  The Lenders  shall not (except as  otherwise  set forth in Section  2.4.4 with  respect to  Revolving
Loans extended for the purpose of repaying Swing Line Loans) be required to make any Credit Extension  unless on the applicable  Credit
Extension Date:

4.2.1    There exists no Default or Unmatured Default.

4.2.2    The  representations  and  warranties  contained in Article V are true and correct as of such Credit  Extension Date except to the  extent  any such  representation  or  warranty  is  stated  to  relate  solely to an  earlier  date,  in which  case such representation or warranty shall have been true and correct on and as of such earlier date.

4.2.3    No order,  judgment or decree of any arbitrator or Governmental  Authority shall purport to enjoin or restrain any Lender from making such Credit Extension.

4.2.4    If, after giving to effect to such Credit  Extension and any  repayment of Loans to be made on the date such Credit  Extension is made,  the Aggregate  Outstanding  Revolving  Credit  Exposure will be increased  above the amount of the Borrowing Base as shown on the then most recently  delivered  Borrowing Base Certificate,  the Lenders and the  Administrative  Agent shall have received an updated  Borrowing Base Certificate as of a later date  demonstrating  Borrowing Base availability to support such increased Aggregate Outstanding Revolving Credit Exposure.

         Each  Borrowing  Notice or Swing Line  Borrowing  Notice,  as the case may be, or request for  issuance of a Facility LC, with respect to each such Credit Extension shall constitute a representation  and warranty by the Borrower that the conditions  contained in
Sections  4.2.1,  4.2.2,  4.2.3 and 4.2.4  have been  satisfied.  The  Administrative  Agent may  require a duly  completed  compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

                                                              ARTICLE V

                                                    REPRESENTATIONS AND WARRANTIES

         The Borrower  represents  and warrants to each Lender and the  Administrative  Agent as of each of (i) the Closing Date,  (ii)
the date of the initial  Credit  Extension  hereunder (if  different  from the Closing Date) and (iii) each date as required by Section
4.2:

5.1.     Existence  and  Standing.  Each  of the  Borrower  and  its  Subsidiaries  is a  corporation,  partnership  (in  the  case  of
Subsidiaries only) or limited liability company duly and properly  incorporated or organized,  as the case may be, validly existing and
(to the  extent  such  concept  applies  to such  entity) in good  standing  under the laws of its  jurisdiction  of  incorporation  or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

5.2.     Authorization  and  Validity.  The  Borrower  has the power and  authority  and legal  right to execute  and  deliver the Loan
Documents to which it is a party and to perform its  obligations  thereunder.  The  execution  and delivery by the Borrower of the Loan
Documents to which it is a party and the  performance of its obligations  thereunder  have been duly authorized by proper  proceedings, and the Loan Documents to which the Borrower is a party constitute  legal,  valid and binding  obligations of the Borrower  enforceable against  the  Borrower  in  accordance  with their  terms,  except as  enforceability  may be limited  by (i)  bankruptcy,  insolvency, fraudulent  conveyances,  reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally;  (ii)
general equitable  principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness,  good faith and fair dealing.

5.3.     No Conflict;  Government Consent.  Neither the execution and delivery by the Borrower or its Subsidiaries,  as applicable,  of the Loan Documents to which such Person is a party,  nor the  consummation of the  transactions  therein  contemplated,  nor compliance with the provisions thereof will violate (i) any law, rule, regulation,  order, writ, judgment,  injunction, decree or award binding on the  Borrower or any of its  Subsidiaries  or (ii) the  Borrower's  or any  Subsidiary's  articles  or  certificate  of  incorporation, partnership agreement,  certificate of partnership,  articles or certificate of organization,  by-laws, or operating agreement or other management  agreement,  as the case may be, or (iii) the provisions of any indenture,  instrument or agreement to which the Borrower or any of its  Subsidiaries  is a party or is subject,  or by which it, or its  Property,  is bound,  or conflict  with,  or  constitute a default  thereunder,  or result in, or require,  the creation or  imposition of any Lien in, of or on the Property of the Borrower or a
Subsidiary  pursuant  to the terms of,  any such  indenture,  instrument  or  agreement.  No order,  consent,  adjudication,  approval, license,  authorization,  or validation of, or filing,  recording or registration  with, or exemption by, or other action in respect of any  governmental or public body or authority,  or any subdivision  thereof,  which has not been obtained by the Borrower or any of its
Subsidiaries,  is required to be obtained by the Borrower or any of its  Subsidiaries  in connection with the execution and delivery of the Loan  Documents,  the  borrowings  under this  Agreement,  the payment and  performance  by the Borrower of the  Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4.     Financial  Statements.  The December 31, 2003 audited  consolidated  financial statements of the Borrower and its Subsidiaries heretofore  delivered to the  Administrative  Agent and the Lenders were  prepared in accordance  with  generally  accepted  accounting principles in effect on the date such statements were prepared and fairly present the consolidated  financial  condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

5.5.     Material Adverse Change.  Since December 31, 2003, there has been no change in the business,  Property,  prospects,  condition
(financial  or  otherwise)  or results of  operations  of the  Borrower,  any  Guarantor,  or the Borrower and its  Subsidiaries  taken together, in each case which could reasonably be expected to have a Material Adverse Effect.

5.6.     Taxes.  Except as disclosed  on Schedule  5.6, the Borrower  and its  Subsidiaries  have filed all United  States  federal tax returns and all other tax returns  which are  required to be filed and have paid all taxes due  pursuant to said returns or pursuant to any assessment  received by the Borrower or any of its  Subsidiaries,  except in respect of such taxes,  if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement  Accounting  Principles and as to which no Lien exists  (except as permitted by Section  6.15.1).  The United  States  income tax returns of the Borrower and its  Subsidiaries have not been  audited by the  Internal  Revenue  Service.  No Liens have been filed and no claims are being  asserted  with respect to such taxes.  The charges,  accruals and  reserves on the books of the  Borrower and its  Subsidiaries  in respect of any taxes or other governmental charges are adequate.

5.7.     Litigation  and  Contingent  Obligations.  There is no  litigation,  arbitration,  governmental  investigation,  proceeding or inquiry  pending  or,  to the  knowledge  of any of  their  officers,  threatened  against  or  affecting  the  Borrower  or any of its
Subsidiaries  which  could  reasonably  be expected to have a Material  Adverse  Effect or which seeks to prevent,  enjoin or delay the making of any Credit  Extensions.  Other than  liabilities  incident  to any  litigation,  arbitration  or  proceeding  which could not reasonably be expected to be in an aggregate amount in excess of $2,000,000,  the Borrower has no material  contingent  obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

5.8.     Subsidiaries.  Schedule 5.8 contains an accurate list of all  Subsidiaries  of the Borrower as of the date of this  Agreement, setting forth their respective  jurisdictions  of organization and the percentage of their respective  capital stock or other ownership interests owned by the Borrower or other  Subsidiaries.  All of the issued and  outstanding  shares of capital stock or other ownership interests of such  Subsidiaries  have been (to the extent such concepts are relevant  with respect to such  ownership  interests)  duly authorized and issued and are fully paid and  non-assessable.  No Inactive  Subsidiary  owns any assets (other than as disclosed to the
Administrative Agent on the Closing Date), conducts any business or is the obligor under any Indebtedness or other liabilities.

5.9.     ERISA.  The  Unfunded  Liabilities  of all Single  Employer  Plans do not in the  aggregate  exceed  $1,000,000.  Neither  the
Borrower nor any other member of the Controlled  Group has incurred,  or is reasonably  expected to incur,  pursuant to Section 4201 of
ERISA,  any withdrawal  liability to Multiemployer  Plans in excess of an amount that would have a Material  Adverse Effect.  Each Plan complies in all material  respects with all  applicable  requirements  of law and  regulations.  No Reportable  Event has occurred with respect to any Plan.  Neither the Borrower nor any other member of the  Controlled  Group has  withdrawn  from any  Multiemployer  Plan within the meaning of Title IV of ERISA or initiated  steps to do so, and no steps have been taken to reorganize  or terminate,  within the meaning of Title IV of ERISA, any Multiemployer Plan.

5.10.    Accuracy of Information.  No Loan Document or written  statement  furnished by the Borrower or any of its  Subsidiaries to the
Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents  contained,  on the date such Loan  Document  was entered  into or such  statements  were made,  any  material  misstatement  of fact or omitted to state a material fact or any fact necessary to make the  statements  contained  therein,  in light of the  circumstances  under which they were made, not misleading in their  presentation  of the Borrower,  its  Subsidiaries,  their  businesses and their  Property.  The Borrower makes no  representation  or warranty  concerning the forecasts,  estimates,  pro forma  information,  projections and statements as to anticipated  future performance or conditions,  and the assumptions on which they were based,  except that as of the date made (i) such forecasts,  estimates, pro forma information,  projections and statements were based on good faith assumptions of the management of the
Borrower and (ii) such  assumptions  were  believed by such  management  to be  reasonable;  it being  understood  and agreed that such forecasts,  estimates, pro forma information,  projections and statements,  and the assumptions on which they are based, may or may not prove to be correct.  In addition,  the  information  provided by or on behalf of the Credit  Parties  with respect to the  Receivables owned or to be acquired by the Credit Parties (or the related purchase  agreements) is, to the Borrower's  knowledge and as of the date provided,  true and correct in all material respects and, to the Borrower's  knowledge,  does not contain any material  omissions which would cause such information to be materially misleading with respect to such Receivables, taken as a whole.

5.11.    Regulation  U.  Neither  the  Borrower  nor  any  of its  Subsidiaries  is  engaged  principally,  or as one of its  important activities,  in the  business of extending  credit for the purpose,  whether  immediate,  incidental  or ultimate of buying or carrying margin  stock (as defined in  Regulation  U), and after  applying the  proceeds of each Credit  Extension,  margin stock (as defined in
Regulation  U)  constitutes  less than 25% of the value of those assets of the Borrower and its  Subsidiaries  which are subject to any limitation on sale, pledge, or any other restriction hereunder.

5.12.    Material  Agreements.  Except as  described  in Schedule  5.12,  neither the  Borrower  nor any  Subsidiary  is a party to any agreement  or  instrument  or subject to any  charter or other  corporate  restriction  which  could  reasonably  be expected to have a
Material  Adverse  Effect.  Neither  the  Borrower  nor any  Subsidiary  is in default  in any  material  respect  in the  performance, observance or fulfillment of any of the obligations,  covenants or conditions  contained in any (i) agreement or instrument to which it is a party,  which  default  could  reasonably  be expected  to have a Material  Adverse  Effect or (ii) any  agreement  or  instrument evidencing or governing Indebtedness for borrowed money.

5.13.    Compliance  With Laws.  The  Borrower  and its  Subsidiaries  have  complied  in all  material  respects  with all  applicable statutes,  rules,  regulations,  orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

5.14.    Ownership of Properties.  The Borrower and its Subsidiaries  have good title,  free of all Liens other than those permitted by
Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated  financial  statements provided to the  Administrative  Agent, as owned by the Borrower and its  Subsidiaries,  except for minor  irregularities  in title with respect to
Receivables  that do not  materially  interfere  with the  business or  operations  of the  Borrower or its  Subsidiaries  as presently conducted.

5.15.    Plan Assets;  Prohibited  Transactions.  The Borrower is not an entity deemed to hold “plan  assets”  within the meaning of 29
C.F.R.  §  2510.3-101  of an employee  benefit  plan (as defined in Section  3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code),  and neither the execution of this  Agreement nor the making of Loans  hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

5.16.    Environmental  Matters.  Given the  nature of its  business,  the  Borrower  has  concluded  that  Environmental  Laws  cannot reasonably  be expected to have a Material  Adverse  Effect.  Neither the  Borrower nor any  Subsidiary  has received any notice to the effect that its operations are not in material  compliance  with any of the  requirements of applicable  Environmental  Laws or are the subject of any federal or state  investigation  evaluating  whether any remedial  action is needed to respond to a release of any toxic or hazardous waste or substance into the environment,  which  non-compliance  or remedial action could reasonably be expected to have a
Material Adverse Effect.

5.17.    Investment  Company Act.  Neither the Borrower nor any Subsidiary is an “investment  company” or a company  “controlled” by an
“investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.18.    Public  Utility  Holding  Company Act. The Borrower is not a “holding  company” as such term is defined in the Public  Utility
Holding Company Act of 1935, as amended.

5.19.    Insurance.  The  Borrower  maintains,  and has caused each  Subsidiary  to  maintain,  with  financially  sound and  reputable insurance  companies  insurance on their Property as necessary to conduct their business in such amounts,  subject to such  deductibles and self-insurance retentions and covering such properties and risks as is consistent with sound business practice.

5.20.    No Default or Unmatured Default.  No Default or Unmatured Default has occurred and is continuing.

5.21.    SDN List  Designation.  Neither the Borrower nor any of its  Subsidiaries  or Encore  Affiliates  is a country,  individual or entity named on the  Specifically  Designated  National and Blocked Persons (SDN) list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

                                                                ARTICLE VI

                                                               COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1.     Financial  Reporting.  The Borrower will maintain,  for itself and each  Subsidiary,  a system of accounting  established  and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

6.1.1    Within 90 days after the close of each of its fiscal  years,  financial  statements  prepared  in  accordance  with  Agreement
         Accounting  Principles on a  consolidated  basis for itself and its  Subsidiaries,  including  balance sheets as of the end of such period,  statements of income and statements of cash flows, accompanied by (a) an audit report,  unqualified as to scope, of BDO  Seidman  or  another  nationally  recognized  firm of  independent  public  accountants  or other  independent  public accountants  reasonably  acceptable to the Required  Lenders  (provided  that so long as the Borrower is a reporting  company, delivery of the Form 10-K filed by the  Borrower  with  respect to a fiscal year as  promptly as  practicable  but in no event later  than 5  Business  Days  after the filing  thereof  shall  satisfy  the  requirement  for the  annual  audit  report and consolidated  financial  statements  for such fiscal year under this  Section),  (b) any  management  letter  prepared by said accountants  and (c) a  certificate  of said  accountants  that,  in the  course  of their  examination  necessary  for  their certification  of the foregoing,  they have obtained no knowledge of any Default,  or if, in the opinion of such  accountants, any Default shall exist, stating the nature and status thereof.

6.1.2    Within 45 days  after  the close of the first  three  quarterly  periods  of each of its  fiscal  years,  for  itself  and its
         Subsidiaries,  consolidated  unaudited  balance  sheets as at the close of each such  period and  consolidated  statements  of income and a statement  of cash flows for the period from the  beginning of such fiscal year to the end of such  quarter,  all certified as to fairness of  presentation,  compliance  with  Agreement  Accounting  Principles  and  consistency by its chief financial  officer or  treasurer  (provided  that so long as the  Borrower is a reporting  company,  delivery of the Form 10-Q filed by the Borrower with respect to a fiscal quarter as promptly as  practicable  but in no event later than 5 Business Days after the filing thereof shall satisfy the  requirement for certified  quarterly  consolidated  financial  statements for such fiscal quarter under this Section).

6.1.3    Together with the financial  statements  required under Sections  6.1.1 and 6.1.2, a compliance  certificate in  substantially the form of Exhibit B signed by its chief  financial  officer or  treasurer  showing the  calculations  necessary to determine compliance with the relevant  provisions of this Agreement,  an officer’s  certificate in substantially  the form of Exhibit F stating that no Default or Unmatured  Default exists,  or if any Default or Unmatured  Default exists,  stating the nature and status thereof,  and a certificate  executed and delivered by the chief executive  officer or chief financial  officer stating that the Borrower and each of its principal  officers are in compliance  with all  requirements of Section 302 and Section 906 of the  Sarbanes-Oxley  Act of 2002 and all rules and regulations  related thereto (provided that so long as the Borrower is a reporting  company,  delivery of the certificates  required pursuant to Section 302 and 906 of the  Sarbanes-Oxley Act of 2002
         as  contained  in the form 10-K or Form 10-Q filed by the  Borrower  and  delivered  pursuant to Section  6.1.1 or 6.1.2 shall satisfy the requirement for such certification of compliance with the Sarbanes-Oxley Act under this Section).

6.1.4    Within 270 days after the close of each fiscal year of the Borrower  during which the  Borrower  maintained a Single  Employer
         Plan, a copy of the actuarial  report showing the Unfunded  Liabilities of each Single  Employer Plan as of the valuation date occurring in such fiscal year, certified by an actuary enrolled under ERISA, if applicable.

6.1.5    As soon as possible and in any event  within 10 days after the  Borrower  knows that any  Reportable  Event has occurred  with respect to any Plan,  a  statement,  signed by the chief  financial  officer or treasurer  of the  Borrower,  describing  said
         Reportable Event and the action which the Borrower proposes to take with respect thereto.

6.1.6    As soon as possible and in any event within 10 days after  receipt by the  Borrower,  a copy of (a) any notice or claim to the effect  that the  Borrower  or any of its  Subsidiaries  is or may be liable to any  Person as a result of the  release by the
         Borrower,  any of its  Subsidiaries,  or any other Person of any toxic or hazardous  waste or substance into the  environment, and (b) any notice  alleging any violation of any federal,  state or local  environmental,  health or safety law or regulation by the Borrower or any of its  Subsidiaries,  which, in either case,  could  reasonably be expected to have a Material Adverse
         Effect.

6.1.7    Promptly upon the filing  thereof,  copies of all  registration  statements  and annual,  quarterly,  monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange  Commission,  including,  without limitation,  all  certifications  and other filings required by Section 302 and Section 906 of the  Sarbanes-Oxley Act of 2002
         and all rules and regulations related thereto.

6.1.8    As soon as  practicable,  and in any event within 90 days after the beginning of each fiscal year of the  Borrower,  a copy of the plan and forecast  (including a projected  consolidated  balance sheet,  income statement and funds flow statement) of the
         Borrower for such fiscal year.

6.1.9    As soon as possible,  and in any event within 3 Business  Days (in the case of the  Borrower)  and 15 days (in the case of any
         Guarantor) after the occurrence  thereof, a reasonably  detailed  notification to the Administrative  Agent and its counsel of any change in the jurisdiction of organization of the Borrower or any Guarantor.

6.1.10   As soon as practicable,  and in any event within thirty (30) days after the close of each calendar  month,  the Borrower shall provide the  Administrative  Agent and the  Lenders  with a Borrowing  Base  Certificate  (containing  a  certification  by an
         Authorized  Officer  that the  Receivables  Portfolios  included in the  Borrowing  Base  referenced  in such  Borrowing  Base
         Certificate are performing,  in the aggregate,  at a sufficient level to support the amount of such Borrowing Base),  together with such  supporting  documents  (including  without  limitation  (i)  copies of all  bills of sale and  purchase  agreements evidencing  the  acquisition  of  Receivables  Portfolios  included in the  Borrowing  Base and (ii) a copy of the most recent static pool report with respect to such Receivables  Portfolios as the  Administrative  Agent reasonably deems desirable,  all certified as being true and correct in all  material  respects by an  Authorized  Officer of the  Borrower).  The Borrower may
         update  the  Borrowing  Base  Certificate  more  frequently  than  monthly  and the most  recently  delivered  Borrowing  Base
         Certificate shall be the applicable Borrowing Base Certificate for purposes of determining the Borrowing Base at any time.

6.1.11   Such other information (including  non-financial  information) as the Administrative Agent or any Lender may from time to time reasonably request.

         If any  information  which is required to be furnished to the Lenders  under this Section 6.1 is required by law or regulation to be filed by the Borrower with a government body on an earlier date, then the  information  required  hereunder shall be furnished to the Lenders by no later than 5 Business Days after such earlier date.

6.2.     Use of Proceeds.  The Borrower  will, and will cause each  Subsidiary to, use the proceeds of the Revolving  Loans for working capital and general  corporate  purposes,  which may include,  without  limitation,  purchases  of  Receivables  Portfolios,  Permitted
Acquisitions and repayment of Indebtedness  under the Existing  Financing  Arrangements.  The Borrower shall use the proceeds of Credit
Extensions in compliance  with all  applicable  legal and regulatory  requirements  and any such use shall not result in a violation of any such requirements,  including,  without limitation,  Regulation U and X, the Securities Act of 1933, as amended, and the Securities
Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

6.3.     Notice of Default.  Within three (3) Business Days after an Authorized  Officer becomes aware thereof,  the Borrower will, and will cause each  Subsidiary  to, give notice in writing to the Lenders of the  occurrence  (i) of any Default or Unmatured  Default and
(ii) of any other  development,  financial or otherwise,  which (solely with respect to this clause (ii)) could  reasonably be expected to have a Material Adverse Effect.

6.4.     Conduct  of  Business.  The  Borrower  will,  and will  cause  each  Subsidiary  to,  carry on and  conduct  its  business  in substantially  the same manner and in  substantially  the same fields of  enterprise  as it is  presently  conducted  and do all things necessary to remain duly  incorporated or organized,  validly  existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation,  partnership or limited liability company in its jurisdiction of incorporation or organization,  as the case may be, as in effect on the Closing Date,  and maintain all requisite  authority to conduct its business in each  jurisdiction in which its  business  is  conducted,  except (i) as  permitted  by Section  6.11 and (ii)  except to the extent  that the  failure to maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

6.5.     Taxes.  The Borrower  will,  and will cause each  Subsidiary  to, timely file complete and correct  United States  federal and applicable foreign,  state and local tax returns required by law and pay when due all taxes,  assessments and governmental  charges and levies upon it or its income,  profits or Property,  except those which are being  contested in good faith by  appropriate  proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

6.6.     Insurance.  The Borrower will, and will cause each  Subsidiary to,  maintain with  financially  sound and reputable  insurance companies  insurance on their Property in such amounts,  subject to such deductibles and self-insurance  retentions,  and covering such risks as is consistent with sound business practice.  The Borrower shall deliver to the  Administrative  Agent endorsements in form and substance  acceptable to the  Administrative  Agent to all general  liability and other liability  policies  naming the  Administrative
Agent as an additional  insured.  The Borrower  shall furnish to any Lender such  additional  information as such Lender may reasonably request  regarding the insurance  carried by the Borrower and its  Subsidiaries.  In the event the Borrower or any of its  Subsidiaries at any time or times  hereafter  shall fail to obtain or  maintain  any of the  policies  or  insurance  required  herein or to pay any premium in whole or in part  relating  thereto,  then the  Administrative  Agent,  without  waiving or  releasing  any  obligations  or resulting Default  hereunder,  may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of  insurance  and pay such  premiums  and take any other action with respect  thereto  which the  Administrative  Agent deems advisable.  All sums so disbursed by the  Administrative  Agent shall constitute part of the  Obligations,  payable as provided in this
Agreement.

6.7.     Compliance  with Laws.  The Borrower  will,  and will cause each  Subsidiary  to,  comply with all laws,  rules,  regulations, orders, writs, judgments,  injunctions,  decrees or awards to which it may be subject including,  without limitation, all Environmental
Laws, ERISA and Section 302 and Section 906 of the  Sarbanes-Oxley  Act of 2002) to which it may be subject where  non-compliance  with such laws,  rules,  regulations,  orders,  writs,  judgments,  injunctions,  decrees or awards could  reasonably be expected to cause a
Material Adverse Effect.

6.8.     Maintenance  of  Properties.  Subject to Section 6.12,  the Borrower  will,  and will cause each  Subsidiary to, do all things necessary  to maintain,  preserve,  protect and keep the tangible  Property  material to the  operation of its business in good repair, working order and condition,  (ordinary wear and tear excepted),  and make all necessary and proper repairs,  renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

6.9.     Inspection;  Keeping of Books and Records.  The Borrower  will, and will cause each  Subsidiary to, permit the  Administrative
Agent and the Lenders,  by their  respective  representatives  and agents (at  reasonable  times and upon  reasonable  advance  written notice, so long as no Default or Unmatured Default has occurred and is continuing) to inspect any of the Property,  including,  without limitation,  the  Collateral,  books and  financial  records of the Borrower and each Credit  Party,  to examine and make copies of the books of accounts  and other  financial  records of the  Borrower  and each Credit  Party,  and to discuss the  affairs,  finances  and accounts  of the  Borrower  and each  Credit  Party  with,  and to be  advised as to the same by,  their  respective  officers  at such reasonable  times and intervals as the  Administrative  Agent or any Lender may designate.  The Borrower  shall keep and maintain,  and cause each of its Subsidiaries to keep and maintain,  in all material respects,  proper books of record and account in which entries in conformity  with  Agreement  Accounting  Principles  shall be made of all dealings  and  transactions  in relation to their  respective businesses and activities.  If a Default has occurred and is continuing,  the Borrower,  upon the Administrative Agent's request, shall turn over copies of any such records to the Administrative Agent or its representatives.

6.10.    Restricted  Payments.  The Borrower will not, nor will it permit any Subsidiary  to, make any  Restricted  Payment (other than dividends  payable in its own capital  stock) except that (i) any  Subsidiary  may declare and pay dividends or make  distributions  to the Borrower or to a Guarantor,  (ii) the Borrower  may, so long as no Default or Unmatured  Default has occurred and is  continuing or would  arise  after  giving  effect  thereto,  declare  and pay  dividends  in an amount not to exceed,  during any fiscal  year of the
Borrower,  20% of the audited  Consolidated  Net Income for the then most  recently  completed  fiscal year of the  Borrower  and (iii)
payments required to be made under the CFSC Transaction may be made in accordance with the terms thereof.

6.11.    Merger or  Dissolution.  The Borrower will not, nor will it permit any Subsidiary  to, merge or  consolidate  with or into any other Person or dissolve, except that:

6.11.1   A  Guarantor  may merge into (x) the  Borrower or (y) a  Wholly-Owned  Subsidiary  that is a Guarantor  or becomes a Guarantor promptly upon the completion of the applicable merger or consolidation.

6.11.2   The Borrower or any  Subsidiary may consummate any merger or  consolidation  in connection  with any Permitted  Acquisition so long as (i) in the case of the Borrower,  the Borrower is the  surviving  entity and (ii) in the case of any  Subsidiary,  the
         Borrower has otherwise complied with Sections 6.25 and 6.26 in respect of the surviving entity.

6.11.3   The Borrower and the Subsidiaries may enter into the Permitted Restructuring.

6.11.4   Any of the Inactive Subsidiaries may be dissolved.

6.12.    Sale of Assets.  The Borrower  will not, nor will it permit any other Credit  Party to,  lease,  sell or otherwise  dispose of its Property to any other Person, except:

6.12.1   Sales of Receivables in the ordinary course of business.

6.12.2   A  disposition  or transfer of assets by a Credit Party to another  Credit Party or a Person that becomes a Credit Party prior to such disposition or transfer.

6.12.3   A disposition  of obsolete  Property,  Property no longer used in the business of the Borrower or the other Credit  Parties or other  assets in the  ordinary  course of business of the  Borrower or any other  Credit  Party,  but  excluding  in each case
         Property (other than fixtures and personal Property) subject to a Lien under a Mortgage.

6.12.4   Leases,  sales or other  dispositions  of its Property  that,  together with all other Property of the Borrower and the Credit
         Parties  previously  leased,  sold or  disposed of (other than  dispositions  otherwise  permitted  by this  Section  6.12) as permitted by this  Section  during any fiscal year of the  Borrower do not exceed one percent  (1%) of  Consolidated  Tangible
         Assets in the aggregate.
6.12.5   So long as the Borrower  makes the  prepayments  and/or  reinvestment  of proceeds  required  under Section  2.2(a) in respect thereof,  sales or  dispositions  of assets outside the ordinary course of business with an aggregate fair market value not to exceed, during the term of this Agreement, $5,000,000.

6.13.    Investments  and  Acquisitions.  The  Borrower  will not,  nor will it permit any  Subsidiary  to, make or suffer to exist any
Investments  (including without limitation,  loans and advances to, and other Investments in,  Subsidiaries),  or commitments therefor, or to create any Subsidiary or to become or remain a partner in any  partnership or joint  venture,  or to make any  Acquisition of any
Person, except:

6.13.1   Cash Equivalent Investments.

6.13.2   Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 6.13.

6.13.3   Acquisitions  meeting the  following  requirements  or  otherwise  approved by the  Required  Lenders  (each such  Acquisition constituting a “Permitted Acquisition”):

(i)      as of the date of the  consummation  of such  Acquisition,  no  Default  or  Unmatured  Default  shall  have  occurred  and be continuing  or would result from such  Acquisition,  and the  representation  and warranty  contained in Section 5.11 shall be true both before and after giving effect to such Acquisition;

(ii)     such Acquisition is consummated  pursuant to a negotiated  acquisition  agreement  approved by the board of directors or other applicable  governing  body of the seller or entity to be acquired,  and no material  challenge  to such  Acquisition
                  (excluding  the exercise of appraisal  rights) shall be pending or threatened by any  shareholder  or director of the seller or entity to be acquired;

(iii)    the  business to be acquired  in such  Acquisition  is similar or related to one or more of the lines of business in which the
                  Borrower and its Subsidiaries are engaged on the Closing Date;

(iv)     as of the date of the  consummation  of such  Acquisition,  all material  governmental  and  corporate  approvals  required in connection therewith shall have been obtained;

(v)      the aggregate Purchase Price for all such Acquisitions during the term of this Agreement shall not exceed $25,000,000;

(vi)     prior to the consummation of such Permitted  Acquisition,  the Borrower shall have delivered to the Administrative Agent a pro forma consolidated  balance sheet, income statement and cash flow statement of the Borrower and its Subsidiaries (the
                  “Acquisition Pro Forma”),  based on the Borrower’s most recent  financial  statements  delivered  pursuant to Section
                  6.1.1 (using, to the extent  available,  historical  financial  statements for such entity provided by the seller(s))
                  which shall be complete and shall fairly present,  in all material respects,  the financial  condition and results of operations and cash flows of the Borrower and its  Subsidiaries in accordance with Agreement  Accounting  Principles, but taking into account such Permitted  Acquisition and the funding of all Credit Extensions in connection therewith, and such  Acquisition Pro Forma shall reflect that, on a pro forma basis,  the Borrower would have been in compliance with the financial  covenants set forth in Sections 6.21 and 6.22 for the period of four fiscal quarters reflected in the compliance  certificate most recently  delivered to the  Administrative  Agent pursuant to Section 6.1.3 prior to the  consummation  of such  Permitted  Acquisition  (giving  effect  to such  Permitted  Acquisition  and all  Credit
                  Extensions funded in connection  therewith as if made on the first day of such period);  provided,  however,  that no such compliance  with Section 6.21 is required to be  demonstrated  in such  Acquisition Pro Forma for an Acquisition which is either (x) solely a purchase of assets or (y) an  acquisition  of an entity or a going business for which no financial statements are available; and

(vii)    prior  to each  such  Permitted  Acquisition,  the  Borrower  shall  deliver  to the  Administrative  Agent  a  documentation, information and certification  package in form reasonably  acceptable to the  Administrative  Agent and demonstrating conformity  with the  applicable  Acquisition  Pro Forma and  sufficient  to describe  the assets and  Persons  being acquired, including, without limitation:

                  (A)      a near-final version (with no further material amendments to be made thereto) of the acquisition agreement for such Acquisition together with drafts of the material schedules thereto;

                  (B)      a near-final version (with no further material amendments to be made thereto) of all documents, instruments and agreements with respect to any Indebtedness to be incurred or assumed in connection with such
                           Acquisition; and

                  (C)      such other documents or information as shall be reasonably requested by the Administrative Agent in connection with such Acquisition.

6.13.4   The Permitted Restructuring.

6.13.5   Creation of, or investment  in, a Subsidiary  and in respect of which the Borrower has  otherwise  complied with Sections 6.25 and 6.26.

6.13.6   Investments constituting Indebtedness permitted by Section 6.14.5.

6.13.7   Investments by a Credit Party in another Credit Party.

6.14.    Indebtedness.  The  Borrower  will  not,  nor will it  permit  any  Subsidiary  to,  create,  incur  or  suffer  to exist  any
Indebtedness, except:

6.14.1   The Secured Obligations.

6.14.2   Indebtedness existing on the date hereof and described in Schedule 6.14.

6.14.3   To the extent approved by the Administrative Agent, Indebtedness arising under Rate Management Transactions.

6.14.4   Secured or  unsecured  purchase  money  Indebtedness  (including  Capitalized  Leases)  incurred by the Borrower or any of its
         Subsidiaries  after the Closing Date to finance the  acquisition of assets used in its business,  if (1) the total of all such
         Indebtedness  for the Borrower and its  Subsidiaries  taken together  incurred on or after the Closing Date,  when  aggregated with the  Indebtedness  permitted under Section 6.14.9,  shall not exceed an aggregate  principal  amount of $5,000,000 at any one time outstanding,  (2) such Indebtedness when incurred shall not exceed the purchase price of the asset(s)  financed,  (3)
         no such  Indebtedness  shall be refinanced for a principal amount in excess of the principal  balance  outstanding  thereon at the time of such refinancing,  and (4) any Lien securing such Indebtedness is permitted under Section 6.15 (such  Indebtedness being referred to herein as “Permitted Purchase Money Indebtedness”).

6.14.5   Indebtedness  arising from  intercompany  loans and advances (i) made by any Subsidiary to any Credit Party,  (ii) made by the
         Borrower to any Credit Party;  provided that the Borrower agrees that all such  Indebtedness  shall be expressly  subordinated to the Secured Obligations  pursuant to subordination  provisions  reasonably  acceptable to the Administrative Agent or (iii)
         made by the  Borrower or any  Subsidiary  to any other  Subsidiary  solely for the purpose of  facilitating,  in the  ordinary course of business  consistent with past practice,  the payment of fees and expenses in connection with collection  actions or proceedings.

6.14.6   Guaranty obligations of the Borrower of any Indebtedness of any Subsidiary permitted under Section 6.14.2.

6.14.7   Guaranty  obligations of any Subsidiary of the Borrower that is a Guarantor with respect to any  Indebtedness  of the Borrower or any other Subsidiary permitted under this Section 6.14.

6.14.8   Indebtedness incurred pursuant to a Permitted Receivables Transaction.

6.14.9   Additional  unsecured  Indebtedness  of the  Borrower or any  Subsidiary,  to the extent not  otherwise  permitted  under this
         Section 6.14; provided,  however,  that the aggregate principal amount of such additional  Indebtedness,  when aggregated with the Indebtedness permitted under Section 6.14.4 shall not exceed $5,000,000 at any time outstanding.

6.14.10           Bonds or other  Indebtedness  required by collections  licensing laws in the ordinary  course of the Credit  Parties’
         business.

6.15.    Liens.  The Borrower will not, nor will it permit any Subsidiary to, create,  incur,  or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

6.15.1   Liens, if any, securing Secured Obligations.

6.15.2   Liens for  taxes,  assessments  or  governmental  charges or levies on its  Property  if the same (i) shall not at the time be delinquent  or thereafter  can be paid without  penalty,  (ii) are  disclosed on Schedule 5.6 or (iii) are being  contested in good faith and by appropriate  proceedings and for which adequate reserves in accordance with Agreement Accounting  Principles shall have been set aside on its books.

6.15.3   Liens imposed by law, such as landlords’,  wage earners’,  carriers',  warehousemen's  and mechanics'  liens and other similar liens arising in the ordinary  course of business which secure payment of obligations  not more than 45 days past due or which are being  contested in good faith by appropriate  proceedings  and for which adequate  reserves in accordance  with Agreement
         Accounting Principles shall have been set aside on its books.

6.15.4   Liens arising out of pledges or deposits  under worker's  compensation  laws,  unemployment  insurance,  old age pensions,  or other social security or retirement benefits, or similar legislation.

6.15.5   Liens securing the Permitted  Receivables  Transactions  existing on the Closing Date and other Liens as described in Schedule
         6.15.

6.15.6   Deposits securing liability to insurance carriers under insurance or self-insurance arrangements.

6.15.7   Deposits to secure the performance of bids, trade contracts (other than for borrowed money),  leases,  statutory  obligations, surety and appeal  bonds,  performance  bonds and other  obligations  of a like  nature  incurred  in the  ordinary  course of business.

6.15.8   Easements,  reservations,  rights-of-way,  restrictions,  survey exceptions and other similar encumbrances as to real property of the Borrower and its Subsidiaries  which customarily exist on properties of corporations  engaged in similar activities and similarly  situated and which do not materially  interfere with the conduct of the business of the Borrower or such Subsidiary conducted at the property subject thereto..

6.15.9   Purchase money Liens securing Permitted Purchase Money  Indebtedness (as defined in Section 6.14);  provided,  that such Liens shall not apply to any  property of the  Borrower or its  Subsidiaries  other than that  purchased  with the  proceeds of such
         Permitted Purchase Money Indebtedness.

6.15.10           Liens  existing on any asset of any Subsidiary of the Borrower at the time such  Subsidiary  becomes a Subsidiary and not created in contemplation of such event.

6.15.11           Liens on any asset securing  Indebtedness  incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing  such asset;  provided that such Lien attaches to such asset  concurrently  with or, except in the case of Liens  created  under a Permitted  Receivables  Transaction,  within  eighteen (18) months after the acquisition or completion or construction thereof.

6.15.12           Liens existing on any asset of any Subsidiary of the Borrower at the time such  Subsidiary is merged or  consolidated with or into the Borrower or any Subsidiary and not created in contemplation of such event.

6.15.13           Liens  existing on any asset prior to the  acquisition  thereof by the Borrower or any  Subsidiary and not created in contemplation thereof; provided that such Liens do not encumber any other property or assets.

6.15.14           Liens  arising out of the  refinancing,  extension,  renewal or  refunding  of any  Indebtedness  secured by any Lien permitted  under  Sections  6.15.11  through  6.15.13;  provided that (a) such  Indebtedness  is not secured by any additional assets, and (b) the amount of such Indebtedness secured by any such Lien is not increased.

         In addition,  no Credit Party shall become a party to any agreement,  note,  indenture or other instrument,  or take any other action,  which would prohibit the creation of a Lien on any of its Properties or other assets in favor of the Administrative  Agent for the benefit of the Holders of Secured  Obligations;  provided,  further,  that any agreement,  note,  indenture or other  instrument in connection with purchase money  Indebtedness  (including  Capitalized  Leases) for which the related Liens are permitted  hereunder may prohibit  the  creation of a Lien in favor of the  Administrative  Agent for the benefit of the  Holders of Secured  Obligations,  with respect to the assets or Property obtained with the proceeds of such Indebtedness.

6.16.    Affiliates.  The Borrower will not, and will not permit any  Subsidiary  to, enter into any  transaction  (including,  without limitation,  the purchase or sale of any Property or service)  with, or make any payment or transfer to, any Affiliate  (other than the
Borrower and the Credit  Parties)  except (i) in the ordinary  course of business and pursuant to the  reasonable  requirements  of the
Borrower's or such  Subsidiary's  business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm’s-length transaction and (ii) the Permitted Restructuring.

6.17.    Financial  Contracts.  The Borrower will not, nor will it permit any  Subsidiary to, enter into or remain liable upon any Rate
Management  Transactions  except for those entered into in the ordinary  course of business for bona fide hedging  purposes and not for speculative purposes.

6.18.    Subsidiary  Covenants.  The Borrower  will not, and will not permit any Credit Party to,  create or otherwise  cause to become effective any  consensual  encumbrance  or  restriction of any kind on the ability of any Credit Party (i) to pay dividends or make any other  distribution on its stock, (ii) to pay any Indebtedness or other obligation owed to the Borrower or any other Subsidiary,  (iii)
to make loans or advances or other Investments in the Borrower or any other Subsidiary,  or (iv) to sell,  transfer or otherwise convey any of its property to the Borrower or any other Subsidiary.

6.19.    Contingent  Obligations.  The Borrower will not, nor will it permit any  Subsidiary to, make or suffer to exist any Contingent
Obligation (including,  without limitation,  any Contingent Obligation with respect to the obligations of a Subsidiary),  except (i) by endorsement of instruments  for deposit or collection in the ordinary course of business,  (ii) the  Reimbursement  Obligations,  (iii)
any  guaranty of the Secured  Obligations,  (iv) any  liability  of the  Borrower or its  Subsidiaries  under the Loan  Documents,  (v)
Contingent  Obligations in respect of customary  indemnification and purchase price adjustment  obligations incurred in connection with
Asset Sales or other sales of assets, (vi) customary  corporate  indemnification  obligations under charter documents,  indemnification agreements  with officers and directors and  underwriting  agreements,  (vii) any liability of the relevant  Subsidiary  which is not a
Credit Party but which is a special  purpose entity under the Permitted  Receivables  Transactions  and (viii) any liability  under any
Indebtedness permitted by Section 6.14 (other than liability of a Credit Party under the Permitted Receivables Transactions).

6.20.    Subordinated  Indebtedness,  Indebtedness  under  Permitted  Receivables  Transactions  and Amendments to  Subordinated  Note
Documents and Permitted  Receivables  Transactions  Documents . The Borrower will not, and will not permit any Subsidiary to,  directly or indirectly  voluntarily prepay,  defease or in substance defease,  purchase,  redeem,  retire or otherwise acquire, any Subordinated
Indebtedness,  the  Indebtedness  from time to time  outstanding  under the  Subordinated  Indebtedness  Documents  or under any of the
Permitted  Receivables  Transactions  Documents except, in the case of the Permitted Receivables  Transactions,  in accordance with the existing  terms  thereof.  Furthermore,  the  Borrower  will not,  and will not  permit  any  Subsidiary  to,  amend  the  Subordinated
Indebtedness  Documents,  the Permitted  Receivables  Transactions  Documents or any document,  agreement or instrument  evidencing any
Indebtedness incurred pursuant to the Subordinated  Indebtedness  Documents or any of the Permitted Receivables  Transactions Documents
(or any  replacements,  substitutions,  extensions  or renewals  thereof) or pursuant to which such  Indebtedness  is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:

                  (i)      increases  the overall  principal  amount of any such  Indebtedness  or  increases  the amount of any single scheduled installment of principal or interest;

                  (ii)     shortens or accelerates  the date upon which any  installment  of principal or interest  becomes due or adds any additional mandatory redemption provisions;

                  (iii)    shortens the final maturity date of such  Indebtedness or otherwise  accelerates the  amortization  schedule with respect to such Indebtedness;

                  (iv)     increases the rate of interest accruing on such Indebtedness;

                  (v)      provides  for the payment of  additional  fees or  increases  existing  fees or changes  any profit  sharing arrangements to the detriment of the Borrower or any Credit Party;

                  (vi)     amends or modifies  any  financial  or negative  covenant (or  covenant  which  prohibits  or restricts  the
         Borrower or any of its  Subsidiaries  from taking  certain  actions) in a manner which is more onerous or more  restrictive in any material  respect to the  Borrower or such  Subsidiary  or which is  otherwise  materially  adverse to the  Borrower,  its
         Subsidiaries  and/or the Lenders or, in the case of any such covenant,  which places material  additional  restrictions on the
         Borrower or such  Subsidiary  or which  requires the Borrower or such  Subsidiary  to comply with more  restrictive  financial ratios or which  requires the Borrower to better its financial  performance,  in each case from that set forth in the existing applicable covenants in the Subordinated  Indebtedness  Documents,  the Permitted  Receivables  Transactions  Documents or the
         applicable covenants in this Agreement; or

                  (vii)    amends,  modifies  or adds  any  affirmative  covenant  in a manner  which  (a)  when  taken as a whole,  is materially adverse to the Borrower,  its Subsidiaries  and/or the Lenders or (b) is more onerous than the existing  applicable covenant in the  Subordinated  Indebtedness  Documents,  the Permitted  Receivables  Transactions  Documents or the applicable covenant in this Agreement.

6.21.    Cash Flow Leverage Ratio.  The Borrower will not permit the ratio (the “Cash Flow Leverage  Ratio”),  determined as of the end of each of its fiscal  quarters,  of (i)  Consolidated  Total  Liabilities  of the  Borrower to (ii)  Consolidated  EBITDA for the then most-recently ended four fiscal quarters to be greater than 2.5 to 1.0.

The Cash Flow Leverage  Ratio shall be calculated  based upon (a) for  Consolidated  Total  Liabilities as of the last day of each such fiscal  quarter and (b) for  Consolidated  EBITDA,  the actual  amount as of the last day of each fiscal  quarter for the most recently ended four consecutive fiscal quarters.

6.22.    Balance  Sheet  Leverage  Ratio.  The  Borrower  will not  permit the  ratio,  determined  as of the end of each of its fiscal quarters for the then  most-recently  ended four fiscal quarters of (i) Consolidated  Total Liabilities to (ii)  Consolidated  Tangible
Net Worth as of the end of such period,  all calculated for the Borrower and its  Subsidiaries  on a consolidated  basis, to be greater than 1.75 to 1.0.

6.23.    Capital  Expenditures.  The Borrower will not, nor will it permit any  Subsidiary to,  expend,  or be committed to expend,  in excess of an aggregate of  $5,000,000  for Capital  Expenditures  of the  Borrower and its  Subsidiaries  during any fiscal year of the
Borrower.

6.24.    Rentals.  The Borrower shall not permit, nor shall it permit any Subsidiary to, create,  pay or incur Consolidated  Rentals in excess of  $2,500,000  for any  fiscal  year  during  the term of this  Agreement  on a  consolidated  basis for the  Borrower  and its
Subsidiaries.

6.25.    Guarantors.  The Borrower shall cause each of its Subsidiaries  (other than the Excluded  Subsidiaries) to guarantee  pursuant to the Guaranty Agreement or supplement thereto (or, in the case of a Foreign  Subsidiary,  any other guarantee  agreement requested by the Administrative  Agent) the Secured  Obligations.  In furtherance of the above, the Borrower shall promptly (and in any event within
45 days  thereof)  (i) provide  written  notice to the  Administrative  Agent and the Lenders  upon any Person  becoming a  Subsidiary, setting  forth  information  in  reasonable  detail  describing  all of the assets of such Person,  (ii) cause such Person to execute a supplement to the Guaranty  Agreement and such other  Collateral  Documents as are necessary for the Borrower and its  Subsidiaries  to comply with Section 6.26, (iii) cause the Applicable  Pledge  Percentage of the issued and outstanding  equity interests of such Person to be delivered to the  Administrative  Agent  (together with undated stock powers signed in blank,  if applicable)  and pledged to the
Administrative  Agent pursuant to an appropriate  pledge  agreement(s) in substantially  the form of the Pledge and Security  Agreement
(or joinder or other  supplement  thereto) and otherwise in form  reasonably  acceptable to the  Administrative  Agent and (iv) deliver such other  documentation  as the  Administrative  Agent may reasonably  request in connection with the foregoing,  including,  without limitation,  certified  resolutions and other  authority  documents of such Person and, to the extent  requested by the  Administrative
Agent,  favorable  opinions of counsel to such Person (which shall cover, among other things,  the legality,  validity,  binding effect and  enforceability  of the  documentation  referred  to  above),  all in  form,  content  and  scope  reasonably  satisfactory  to the
Administrative  Agent.  Notwithstanding  the  foregoing,  no Foreign  Subsidiary  shall be required to execute and deliver the Guaranty
Agreement (or  supplement  thereto) or such other  guarantee  agreement if such  execution and delivery  would cause a Deemed  Dividend
Problem or a Financial  Assistance Problem with respect to such Foreign Subsidiary and, in lieu thereof,  the Borrower and the relevant
Subsidiaries shall provide the pledge agreements required under this Section 6.25 or Section 6.26.

6.26.    Collateral.  The  Borrower  will  cause,  and will cause each other  Credit  Party to cause,  all of its owned  Property to be subject  at all times to first  priority,  perfected  Liens in favor of the  Administrative  Agent for the  benefit  of the  Holders of
Secured  Obligations  to secure the Secured  Obligations  in  accordance  with the terms and  conditions of the  Collateral  Documents, subject in any case to Liens  permitted by Section 6.15 hereof (it being  understood and agreed that (a) no control  agreements will be required  hereunder in respect of bank accounts and (b) Mortgages and Mortgage  Instruments will only be required  hereunder in respect of Mortgaged  Properties).  Without  limiting the  generality  of the  foregoing,  the Borrower  will (i) cause the  Applicable  Pledge
Percentage  of the issued and  outstanding  equity  interests  of each Pledge  Subsidiary  directly  owned by the Borrower or any other
Credit  Party to be  subject  at all times to a first  priority,  perfected  Lien in favor of the  Administrative  Agent to secure  the
Secured  Obligations in accordance  with the terms and conditions of the Collateral  Documents or such other security  documents as the
Administrative  Agent shall  reasonably  request and (ii) will,  and will cause each  Guarantor  to,  deliver  Mortgages  and  Mortgage
Instruments  with respect to real property  owned by the Borrower or such  Guarantor to the extent,  and within such time period as is, reasonably  required  by the  Administrative  Agent.  Notwithstanding  the  foregoing,  no pledge  agreement  in  respect of the equity interests of a Foreign  Subsidiary shall be required  hereunder to the extent such pledge thereunder is prohibited by applicable law or its  counsel  reasonably  determines  that such  pledge  would not provide  material  credit  support for the benefit of the Holders of
Secured Obligations pursuant to legally valid, binding and enforceable pledge agreements.

6.27.    Sale and  Leaseback  Transactions.  The  Borrower  shall not, nor shall it permit any  Subsidiary  to, enter into any Sale and
Leaseback Transaction.

6.28.    Acquisitions  of  Receivables  Portfolios.  The Borrower will not, nor will it permit any Credit Party to,  acquire any single
Receivables Portfolio with a purchase price in excess of $20,000,000.

6.29.    Government  Regulation.  The Borrower shall not, and shall not permit any other  Subsidiary to (a) be or become subject at any time to any law,  regulation,  or list of any  government  agency  (including,  without  limitation,  the U.S.  Office of Foreign Asset
Control  list) that  prohibits  or limits any Lender from making any Credit  Extension  to the  Borrower or from  otherwise  conducting business with the Borrower,  or (b) fail to provide documentary and other evidence of any Subsidiary’s  identity as may be requested by any Lender at any time to enable such Lender to verify such  Subsidiary’s  identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

6.30.    Inactive  Subsidiaries.  The Borrower  shall not permit any Inactive  Subsidiary  to (i) acquire any assets,  (ii) conduct any business and (iii) incur any  Indebtedness or other  liabilities.  Furthermore,  the Borrower shall not, and shall not permit any other
Subsidiary to, sell, dispose or otherwise transfer any assets or Property to any Inactive Subsidiary.

6.31.    Receivables  Portfolios.  The Borrower  shall not, and shall not permit any  Subsidiary  to,  acquire or purchase  Receivables which have arisen by a means other than through the use of credit cards (net of any corresponding  sales of such Receivables  within 30 days of such purchases) in excess of the Maximum Non-Credit Card Receivables Amount (as defined in Schedule 6.31).

6.32.    Collection  Accounts.  The Borrower shall cause, and shall cause the Credit Parties to cause,  sixty percent (60%) of all cash collections  and other proceeds of Receivables  (including late charges,  fees and interest  arising  thereon,  and all recoveries with respect thereto that have been written off as  uncollectible)  acquired by any Credit Party with the proceeds of a Credit  Extension to be deposited from the Initial  Collection  Account (as defined in Schedule 6.32) directly into the Intermediate  Collection Account (as defined in Schedule 6.32).

                                                              ARTICLE VII

                                                               DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1      Any  representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the
Lenders  or the  Administrative  Agent  under or in  connection  with this  Agreement,  any Credit  Extension,  or any  certificate  or information  delivered in connection with this Agreement or any other Loan Document shall be false in any material  respect on the date as of which made or deemed made.

         7.2      Nonpayment of (i) principal of any Loan when due, (ii) any  Reimbursement  Obligation  within two Business Days after the same  becomes  due,  or (iii)  interest  upon any Loan or any  Commitment  Fee, LC Fee or other  Obligations  under any of the Loan
Documents within five (5) Business Days after such interest, fee or other Obligation becomes due.

         7.3      The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.10,  6.11,  6.12,  6.13,  6.14,  6.15,
6.16, 6.17, 6.18, 6.19, 6.20, 6.21, 6.22, 6.23, 6.24, 6.25, 6.26, 6.27, 6.28, 6.29 and 6.30.

         7.4      The breach by the Borrower  (other than a breach which  constitutes a Default  under another  Section of this Article
VII) of any of the terms or provisions of (i) this Agreement or (ii) any other Loan Document  (beyond the applicable  grace period with respect  thereto,  if any), in each case which is not remedied within thirty (30) days after the earlier to occur of (x) written notice from the Administrative Agent or any Lender to the Borrower or (y) an Authorized Officer otherwise becomes aware of any such breach.

         7.5      Failure  of the  Borrower  or any of its  Subsidiaries  to pay when due any  Material  Indebtedness  (subject  to any applicable  grace period with respect  thereto,  if any, set forth in the Material  Indebtedness  Agreement  evidencing  such  Material
Indebtedness)  which  failure  has not been (i)  timely  cured or (ii)  waived in  writing by the  requisite  holders of such  Material
Indebtedness;  or the default by the Borrower or any of its  Subsidiaries in the performance  (beyond the applicable  grace period with respect  thereto,  if any) of any term,  provision or condition  contained  in any Material  Indebtedness  Agreement or any other event shall occur or condition  exist  thereunder  and such  default has not been (x) timely cured or (y) waived in writing by the  requisite holders of the Material  Indebtedness in respect  thereof and the effect of such default,  event or condition is to cause, or to permit the  holder(s) of such  Material  Indebtedness  or the  lender(s)  under any Material  Indebtedness  Agreement to cause,  such Material
Indebtedness  to become due prior to its stated  maturity or any  commitment  to lend under any Material  Indebtedness  Agreement to be terminated  prior to its stated  expiration  date; or any Material  Indebtedness  of the Borrower or any of its  Subsidiaries  shall be declared to be due and payable or required to be prepaid or  repurchased  (other than by a regularly  scheduled  payment)  prior to the stated  maturity  thereof;  or the  Borrower or any of its  Subsidiaries  shall not pay, or admit in writing its  inability to pay, its debts generally as they become due.

         7.6      The  Borrower or any of its  Subsidiaries  shall (i) have an order for relief  entered  with  respect to it under the
Federal  bankruptcy  laws as now or hereafter in effect,  (ii) make an assignment for the benefit of creditors,  (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver,  custodian,  trustee,  examiner,  liquidator or similar  official for it or any Substantial  Portion of its Property,  (iv) institute any proceeding  seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent,  or seeking  dissolution,  winding up,  liquidation, reorganization,  arrangement,  adjustment  or  composition  of it or its debts under any law  relating  to  bankruptcy,  insolvency  or reorganization  or relief of  debtors  or fail to file an  answer  or other  pleading  denying  the  material  allegations  of any such proceeding  filed against it, (v) take any  corporate or  partnership  action to authorize or effect any of the  foregoing  actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7      Without  the  application,  approval  or consent of the  Borrower or any of its  Subsidiaries,  a receiver,  trustee, examiner,  liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial  Portion of
its Property,  or a proceeding  described in Section 7.6(iv) shall be instituted  against the Borrower or any of its  Subsidiaries  and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         7.8      Any court,  government or  governmental  agency shall  condemn,  seize or otherwise  appropriate,  or take custody or control  of, all or any portion of the  Property  of the  Borrower  and its  Subsidiaries  which,  when taken  together  with all other
Property of the  Borrower  and its  Subsidiaries  so  condemned,  seized,  appropriated,  or taken  custody or control  of,  during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

         7.9      The Borrower or any of its  Subsidiaries  shall fail within 30 days to pay,  bond or otherwise  discharge one or more
(i) judgments or orders for the payment of money in excess of $1,000,000 (or the equivalent  thereof in currencies  other than Dollars)
in the aggregate,  or (ii)  nonmonetary  judgments or orders which,  individually or in the aggregate,  could reasonably be expected to have a Material  Adverse Effect,  which  judgment(s),  in any such case,  is/are not stayed on appeal or otherwise being  appropriately contested in good faith or otherwise not covered by a creditworthy insurer or indemnitor.

         7.10     The Unfunded  Liabilities of all Single  Employer Plans shall exceed  $1,000,000 in the aggregate,  or any Reportable
Event shall occur in connection with any Plan.

         7.11     Nonpayment  by the  Borrower  or any  Subsidiary  of any Rate  Management  Obligation,  when due or the breach by the
Borrower or any Subsidiary of any term,  provision or condition contained in any Rate Management  Transaction or any transaction of the type  described in the  definition  of “Rate  Management  Transactions,”  whether or not any Lender or Affiliate of a Lender is a party thereto.

         7.12     Any Change of Control shall occur.

         7.13     The Borrower or any other member of the Controlled  Group shall have been notified by the sponsor of a  Multiemployer
Plan that it has  incurred,  pursuant to Section 4201 of ERISA,  withdrawal  liability to such  Multiemployer  Plan in an amount which, when  aggregated  with all other  amounts  required  to be paid to  Multiemployer  Plans by the  Borrower  or any  other  member of the
Controlled Group as withdrawal  liability  (determined as of the date of such  notification),  exceeds  $1,000,000 or requires payments exceeding $1,000,000 per annum.

         7.14     The Borrower or any other member of the Controlled  Group shall have been notified by the sponsor of a  Multiemployer
Plan that such  Multiemployer  Plan is in  reorganization  or is being  terminated,  within the  meaning of Title IV of ERISA,  if as a result of such  reorganization  or  termination  the  aggregate  annual  contributions  of the  Borrower  and the other  members of the
Controlled Group (taken as a whole) to all  Multiemployer  Plans which are then in reorganization or being terminated have been or will be increased,  in the  aggregate,  over the amounts  contributed  to such  Multiemployer  Plans for the  respective  plan years of such
Multiemployer  Plans  immediately  preceding the plan year in which the  reorganization  or termination  occurs by an amount  exceeding
$1,000,000.

         7.15     The Borrower or any of its Subsidiaries  shall violate any Environmental  Law, which has resulted in liability to the
Borrower or any of its  Subsidiaries  in an amount  equal to  $1,000,000  or more,  which  liability  is not paid,  bonded or otherwise discharged within 45 days or which is not stayed on appeal and being appropriately contested in good faith.

         7.16     This Agreement  (including  amendments and supplements  hereto),  the Guaranty  Agreement  (including  amendments and supplements  thereto) or any Collateral Document (including  amendments and supplements  thereto) shall fail to remain in full force or effect  or any  action  shall be taken to assert  the  invalidity  or  unenforceability  of,  or which  results  in the  invalidity  or unenforceability  of, any such Loan Document,  or any Collateral  Document shall,  other than as permitted  thereby,  fail to create or maintain for any reason a valid and perfected security interest in any collateral purported to be covered thereby.

                                                              ARTICLE VIII

                                            ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1.     Acceleration.

(i)      If any Default  described in Section 7.6 or 7.7 occurs with respect to the Borrower,  the  obligations  of the Lenders to make
                  Loans  hereunder and the obligation and power of the LC Issuer to issue  Facility LCs shall  automatically  terminate and the Secured  Obligations shall  immediately  become due and payable without any election or action on the part of the Administrative  Agent, the LC Issuer or any Lender,  and the Borrower will be and become thereby  unconditionally obligated,  without any further  notice,  act or demand,  to pay the  Administrative  Agent an amount in  immediately available funds, which funds shall be held in the Facility LC Collateral Account,  equal to the difference of (x) the amount of LC  Obligations  at such time less (y) the amount or deposit in the Facility LC Collateral  Account at such time  which is free and clear of all  rights  and  claims  of third  parties  and has not been  applied  against  the
                  Obligations  (the  “Collateral  Shortfall  Amount”).  If any other  Default  occurs,  the  Required  Lenders  (or the
                  Administrative  Agent with the consent of the Required  Lenders) may (a) terminate or suspend the  obligations of the
                  Lenders to make Loans  hereunder and the  obligation and power of the LC Issuer to issue Facility LCs, or declare the
                  Secured  Obligations to be due and payable,  or both,  whereupon the Secured Obligations shall become immediately due and payable,  without presentment,  demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (b) upon notice to the Borrower and in addition to the  continuing  right to demand payment of all amounts payable under this  Agreement,  make demand on the Borrower to pay, and the Borrower will  forthwith upon such demand and without any further notice or act pay to the  Administrative  Agent the Collateral  Shortfall  Amount which funds shall be deposited in the Facility LC Collateral Account.

(ii)     If at any time while any Default is continuing,  the Administrative  Agent determines that the Collateral  Shortfall Amount at such time is greater  than zero,  the  Administrative  Agent may make demand on the Borrower to pay, and the Borrower will,  forthwith  upon such  demand and  without  any  further  notice or act,  pay to the  Administrative  Agent the
                  Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(iii)    The  Administrative  Agent may at any time or from time to time  after  funds are  deposited  in the  Facility  LC  Collateral
                  Account,  apply such funds to the payment of the Secured Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

(iv)     At any time while any  Default is  continuing,  neither  the  Borrower  nor any Person  claiming  on behalf of or through  the
                  Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral  Account.  After all of the Secured  Obligations  have been  indefeasibly  paid in full and the Aggregate  Revolving Loan Commitment has been terminated,  any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative  Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

(v)      If, after  acceleration  of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the  obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any
                  Default as described in Section 7.6 or 7.7 with  respect to the  Borrower)  and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered,  the Required  Lenders (in their sole discretion)
                  shall so direct,  the  Administrative  Agent shall,  by notice to the Borrower,  rescind and annul such  acceleration and/or termination.

8.2.     Amendments.  Subject to the  provisions  of this  Section  8.2, the  Required  Lenders (or the  Administrative  Agent with the consent in writing of the Required  Lenders) and the Borrower may enter into agreements  supplemental  hereto for the purpose of adding or modifying  any  provisions  to the Loan  Documents or changing in any manner the rights of the Lenders or the Borrower  hereunder or thereunder or waiving any Default hereunder or thereunder;  provided,  however, that no such supplemental  agreement shall, without the consent of all of the Lenders:

8.2.1    Extend the Revolving Loan Termination  Date,  extend the final maturity of any Revolving Loan or extend the expiry date of any
         Facility LC to a date after the Revolving Loan Termination  Date, or postpone any regularly  scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof,  or any Reimbursement  Obligation related thereto,  or reduce the rate or extend the time of payment of  interest  or fees  thereon  or  Reimbursement  Obligations  related  thereto
         (other than (x) a waiver of the  application  of the  default  rate of  interest  pursuant to Section  2.11 hereof and (y) any reduction of the amount of or any  extension of the payment date for the  mandatory  payments  required  under Section 2.2, in each case which shall only require the approval of the Required Lenders).

8.2.2    Reduce the percentage  specified in the definition of Required Lenders or any other percentage of Lenders  specified to be the applicable  percentage in this  Agreement to act on specified  matters or amend the  definition  of  “Revolving  Loan Pro Rata
         Share”.

8.2.3    Increase the amount of the Revolving Loan Commitment of any Lender  hereunder,  or permit the Borrower to assign its rights or obligations under this Agreement.

8.2.4    Amend this Section 8.2.

8.2.5    Other than in  connection  with a  transaction  permitted  under  this  Agreement,  release  all or  substantially  all of the
         Collateral.

8.2.6    Other than in connection  with a transaction  permitted  under this  Agreement,  release any  Guarantor  from its  obligations thereunder.

No amendment of any provision of this Agreement  relating to the  Administrative  Agent shall be effective  without the written consent of the  Administrative  Agent. The  Administrative  Agent may waive payment of the fee required under Section 12.3.3 without  obtaining the consent of any other party to this  Agreement.  No amendment of any provision of this  Agreement  relating to the Swing Line Lender or any Swing Line Loan shall be  effective  without the written  consent of the Swing Line Lender.  No  amendment  of any  provision of this Agreement relating to the LC Issuer shall be effective without the written consent of the LC Issuer.

8.3.     Preservation  of Rights.  No delay or omission  of the  Lenders,  the LC Issuer or the  Administrative  Agent to exercise  any right under the Loan Documents  shall impair such right or be construed to be a waiver of any Default or an acquiescence  therein,  and the making of a Credit Extension  notwithstanding  the existence of a Default or Unmatured  Default or the inability of the Borrower to satisfy the  conditions  precedent to such Credit  Extension  shall not constitute  any waiver or  acquiescence.  Any single or partial exercise of any such right shall not preclude  other or further  exercise  thereof or the  exercise of any other right,  and no waiver, amendment or other variation of the terms,  conditions or provisions of the Loan Documents  whatsoever shall be valid unless in writing signed by, or by the  Administrative  Agent with the consent of, the requisite number of Lenders required  pursuant to Section 8.2, and then only to the extent in such  writing  specifically  set forth.  All  remedies  contained  in the Loan  Documents or by law afforded shall be  cumulative  and all shall be available to the  Administrative  Agent,  the LC Issuer and the Lenders until all of the Secured
Obligations have been paid in full.

                                                                ARTICLE IX

                                                          GENERAL PROVISIONS

9.1.     Survival of  Representations.  All  representations  and warranties of the Borrower  contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

9.2.     Governmental  Regulation.  Anything  contained in this  Agreement to the contrary  notwithstanding,  neither the LC Issuer nor any Lender  shall be  obligated  to extend  credit to the  Borrower in  violation  of any  limitation  or  prohibition  provided by any applicable statute or regulation.

9.3.     Headings.  Section  headings  in the Loan  Documents  are for  convenience  of  reference  only,  and  shall  not  govern  the interpretation of any of the provisions of the Loan Documents.

9.4.     Entire Agreement.  The Loan Documents embody the entire agreement and  understanding  among the Borrower,  the  Administrative
Agent,  the LC Issuer and the Lenders and supersede all prior  agreements and  understandings  among the Borrower,  the  Administrative
Agent,  the LC Issuer and the Lenders  relating to the subject matter thereof other than those contained in the fee letter described in
Section 10.13 which shall survive and remain in full force and effect during the term of this Agreement.

9.5.     Several  Obligations;  Benefits of this  Agreement.  The respective  obligations of the Lenders  hereunder are several and not joint and no Lender shall be the partner or agent of any other  (except to the extent to which the  Administrative  Agent is authorized to act as such).  The failure of any Lender to perform any of its  obligations  hereunder  shall not relieve any other  Lender from any of its  obligations  hereunder.  This Agreement  shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns,  provided,  however, that the parties hereto expressly agree that the Arranger  shall enjoy the benefits of the  provisions  of Sections 9.6,  9.10 and 10.11 to the extent  specifically  set forth therein and shall have the right to enforce  such  provisions  on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6.     Expenses;  Indemnification.  (i) The Borrower  shall  reimburse the  Administrative  Agent and the Arranger for any reasonable costs,  internal  charges and  out-of-pocket  expenses  (including  reasonable  attorneys'  and  paralegals’  fees and time  charges of attorneys for the  Administrative  Agent,  which  attorneys may be employees of the  Administrative  Agent and expenses of and fees for other advisors and professionals  engaged by the Administrative  Agent or the Arranger) paid or incurred by the Administrative Agent or the  Arranger in  connection  with the  investigation,  preparation,  negotiation,  documentation,  execution,  delivery,  syndication, distribution  (including,  without  limitation,  via the internet),  review,  amendment,  modification and  administration  of the Loan
Documents.  The  Borrower  also agrees to reimburse  the  Administrative  Agent,  the  Arranger,  the LC Issuer and the Lenders for any
reasonable costs,  internal charges and out-of-pocket  expenses (including  reasonable attorneys' and paralegals’ fees and time charges and expenses of attorneys and paralegals for the  Administrative  Agent, the Arranger,  the LC Issuer and the Lenders,  which attorneys and  paralegals  may be employees of the  Administrative  Agent,  the  Arranger,  the LC Issuer or the Lenders) paid or incurred by the
Administrative  Agent,  the  Arranger,  the LC Issuer or any Lender in  connection  with the  collection  and  enforcement  of the Loan
Documents.  Expenses  being  reimbursed  by the  Borrower  under this  Section  include,  without  limitation,  the cost and expense of obtaining an appraisal of each parcel of real  property or interest in real  property  described in any relevant  Collateral  Document, which appraisal  shall be in conformity  with the applicable  requirements of any law or any  governmental  rule,  regulation,  policy, guideline  or  directive  (whether  or not  having the force of law),  or any  interpretation  thereof,  and any rules  promulgated  to implement such  provisions and costs and expenses  incurred in connection  with the Reports  described in the following  sentence.  The
Borrower  acknowledges  that from time to time Bank One may prepare and may  distribute to the Lenders (but shall have no obligation or duty to prepare or to  distribute  to the Lenders)  certain  audit reports (the  “Reports”)  pertaining  to the  Borrower’s  assets for internal use by Bank One from information  furnished to it by or on behalf of the Borrower,  after Bank One has exercised its rights of inspection pursuant to this Agreement.

(ii)     The Borrower hereby further agrees to indemnify the  Administrative  Agent, the Arranger,  the LC Issuer,  each Lender,  their respective affiliates, and each of their directors,  officers and employees against all losses, claims, damages, penalties,  judgments, liabilities  and expenses  (including,  without  limitation,  all expenses of litigation  or  preparation  therefor  whether or not the
Administrative  Agent, the Arranger,  the LC Issuer, any Lender or any affiliate is a party thereto, and all reasonable  attorneys’ and paralegals’  fees,  time charges and expenses of attorneys and  paralegals of the party seeking  indemnification,  which  attorneys and paralegals  may or may not be employees of such party  seeking  indemnification)  which any of them may pay or incur  arising out of or relating to this Agreement,  the other Loan Documents,  the transactions  contemplated hereby or the direct or indirect  application or proposed  application  of the  proceeds of any Credit  Extension  hereunder  except to the extent that they are  determined  in a final non-appealable  judgment by a court of competent  jurisdiction to have resulted from the gross negligence or willful  misconduct of the party  seeking  indemnification.  The  obligations  of the  Borrower  under this  Section  9.6 shall  survive the  termination  of this
Agreement.

9.7.     Numbers of  Documents.  All  statements,  notices,  closing  documents,  and  requests  hereunder  shall be  furnished  to the
Administrative  Agent with sufficient  counterparts  so that the  Administrative  Agent may furnish one to each of the Lenders,  to the extent that the Administrative Agent deems appropriate.

9.8.     Accounting.  If any changes in generally  accepted  accounting  principles are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent  certified public  accountants and such changes result in a change in the method of calculation of any of the financial covenants,  tests,  restrictions or standards herein or in the related definitions  or terms used  therein  (“Accounting  Changes”),  the parties  hereto  agree,  at the  Borrower's  request,  to enter into negotiations,  in good faith,  in order to amend such  provisions in a credit  neutral  manner so as to reflect  equitably such changes with the desired result that the criteria for evaluating the Borrower's and its  Subsidiaries'  financial  condition  shall be the same after such changes as if such changes had not been made;  provided,  however,  until such provisions are amended in a manner reasonably satisfactory to the  Administrative  Agent and the Required Lenders,  no Accounting Change shall be given effect in such  calculations.
In the event such amendment is entered into, all references in this Agreement to Agreement  Accounting  Principles shall mean generally accepted  accounting  principles as of the date of such  amendment.  Notwithstanding  the  foregoing,  all  financial  statements to be delivered by the Borrower  pursuant to Section 6.1 shall be prepared in accordance  with generally  accepted  accounting  principles in effect at such time.

9.9.     Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative,  unenforceable,  or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative,  unenforceable,  or invalid without affecting the remaining provisions in that jurisdiction or the operation,  enforceability,  or validity of that provision in any other  jurisdiction,  and to this end the provisions of all Loan Documents are declared to be severable.

9.10.    Nonliability  of Lenders.  The  relationship  between  the  Borrower  on the one hand and the  Lenders,  the LC Issuer and the
Administrative  Agent on the other hand shall be solely that of borrower and lender.  Neither the  Administrative  Agent, the Arranger, the LC Issuer nor any Lender  shall have any  fiduciary  responsibilities  to the  Borrower.  Neither  the  Administrative  Agent,  the
Arranger,  the LC Issuer nor any Lender  undertakes any  responsibility  to the Borrower to review or inform the Borrower of any matter in connection  with any phase of the Borrower's  business or operations.  The Borrower  agrees that neither the  Administrative  Agent, the Arranger,  the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort,  contract or otherwise) for losses suffered by the Borrower in connection  with,  arising out of, or in any way related to, the  transactions  contemplated and the relationship  established  by the Loan  Documents,  or any act,  omission or event  occurring  in  connection  therewith,  unless it is determined  in a final  non-appealable  judgment  by a court of  competent  jurisdiction  that  such  losses  resulted  from the  gross negligence or willful  misconduct of the party from which recovery is sought.  Neither the Administrative  Agent, the Arranger,  the LC
Issuer nor any Lender shall have any liability  with respect to, and the Borrower  hereby  waives,  releases and agrees not to sue for, any special,  indirect,  consequential or punitive  damages suffered by the Borrower in connection with,  arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11.    Confidentiality.  The  Administrative  Agent and each  Lender  agrees to hold any  Confidential  Information  (as  hereinafter defined)  which it may receive from the Borrower in connection  with this  Agreement in  confidence,  except for  disclosure (i) to its
Affiliates and to the  Administrative  Agent and any other Lender and their  respective  Affiliates in connection with the transactions contemplated by this Agreement  (provided that such parties are informed of the  confidential  nature of the  Confidential  Information and are instructed to keep such Confidential  Information  confidential),  (ii) to legal counsel,  accountants,  and other professional advisors to such Lender or to a Transferee in connection  with the  transactions  contemplated  by this  Agreement  (provided that such parties  are  informed  of the  confidential  nature of the  Confidential  Information  and are  instructed  to keep such  Confidential
Information  confidential),  (iii) to regulatory  officials upon request or as required by law, (iv) subject to the proviso  below,  to any Person as requested  pursuant to or as required by law,  regulation,  or legal process,  (v) to its direct or indirect  contractual counterparties in swap agreements  related to the Credit Extensions or to legal counsel,  accountants and other  professional  advisors to such  counterparties  when provided for such purposes,  (vii)  permitted by Section 12.4,  (viii) to rating agencies if requested or required by such  agencies in  connection  with a rating  relating  to the Credit  Extensions  hereunder  and (ix) in  connection  with enforcement  of the rights  and  remedies  of the  Administrative  Agent or any  Lender  under the Loan  Documents  to the extent  such disclosure is necessary or appropriate to pursue such enforcement in a commercially  reasonable  manner;  provided that, in the case of subsection (iv) to the extent permitted by applicable law, the  Administrative  Agent or relevant Lender to whom the disclosure request or  requirement  is made,  agrees to use its  commercially  reasonable  efforts to  promptly  notify the  Borrower  of such  request or requirement so that the Borrower may (a) seek an appropriate  protective order or other  appropriate  order at the Borrower’s sole cost and expense  and/or (b) waive  compliance  with this proviso – it being  understood  and agreed that if the Borrower  does not have the right to obtain such an order or if the Borrower  does not  commence  procedures  to obtain such a  protective  order within 5 Business
Days of receipt of such notice,  the  Administrative  Agent and  Lenders’  compliance  with this  proviso  shall be deemed to have been waived with respect to such  disclosure.  Without  limiting  Section 9.4, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire  agreement  between the  Borrower  and each  Lender  (including  the  Administrative  Agent)  with  respect to any
Confidential  Information  previously or hereafter  received by such Lender in connection  with this  Agreement,  and this Section 9.11 shall  supersede  any  and all  prior  confidentiality  agreements  entered  into by such  Lender  with  respect  to such  Confidential
Information.  As used in this Section  9.11,  “Confidential  Information”  means any  information  or material  regarding  the business operations,  procedures,  methods and plans of the Borrower and its Subsidiaries, any financial data, proposed transaction or financing structures,  information  relating to the  Receivables  or the  Receivables  Portfolios,  and all reports (other than copies of reports filed with the Securities and Exchange  Commission) and other  information  provided  pursuant to Section 6.1, together with all notes, analyses,  compilations,  studies and other documents to the extent they contain or otherwise reflect such  information;  provided that
“Confidential  Information”  shall not include any such  information  which (i) is generally  available to the public at the time it is provided  by, or on behalf of, the  Borrower or any  Subsidiary,  (ii) was known to the intended  recipient  prior to such  information being disclosed to the Administrative  Agent or any Lender and (iii) is independently  developed by or for the Administrative  Agent or any Lender.

9.12.    Lenders Not Utilizing  Plan Assets.  Each Lender  represents and warrants that none of the  consideration  used by such Lender to make its Credit  Extensions  constitutes  for any  purpose of ERISA or Section  4975 of the Code  assets of any “plan” as defined in
Section 3(3) of ERISA or Section 4975 of the Code and the rights and  interests  of such Lender in and under the Loan  Documents  shall not constitute such “plan assets” under ERISA.

9.13.    Nonreliance.  Each  Lender  hereby  represents  that it is not  relying  on or  looking  to any  margin  stock (as  defined in
Regulation U) as collateral in the extension or maintenance of the credit provided for herein.

9.14.    Disclosure.  The Borrower and each Lender,  including the LC Issuer,  hereby acknowledge and agree that each Lender and/or its
Affiliates  from time to time may hold  investments  in,  make other loans to or have other  relationships  with the  Borrower  and its
Affiliates.

9.15.    Performance of  Obligations.  The Borrower  agrees that the  Administrative  Agent may, but shall have no obligation to (i) at any time,  pay or discharge  taxes,  liens,  security  interests or other  encumbrances  levied or placed on or threatened  against any
Collateral  and (ii) after the  occurrence  and during the  continuance of a Default make any other payment or perform any act required of the Borrower under any Loan Document or take any other action which the  Administrative  Agent in its discretion  deems necessary or desirable to protect or preserve the  Collateral,  including,  without  limitation,  any action to (x) effect any repairs or obtain any insurance  called  for by the terms of any of the Loan  Documents  and to pay all or any part of the  premiums  therefor  and the costs thereof and (y)pay  any rents  payable by the  Borrower  which are more than 30 days past due, or as to which the  landlord  has given notice of  termination,  under any lease.  The  Administrative  Agent  shall use its best  efforts to give the  Borrower  notice of any action  taken  under this  Section  9.15 prior to the taking of such action or promptly  thereafter  provided  the failure to give such notice shall not affect the Borrower's  obligations in respect  thereof.  The Borrower  agrees to pay the  Administrative  Agent,  upon demand,  the  principal  amount of all funds  advanced by the  Administrative  Agent under this Section  9.15,  together  with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the  outstanding  principal balance  thereof is paid in full.  If the Borrower  fails to make payment in respect of any such advance under this Section 9.15 within one (1) Business Day after the date the Borrower  receives written demand therefor from the  Administrative  Agent, the  Administrative
Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the  Administrative  Agent, in
Dollars in  immediately  available  funds,  the amount equal to such Lender's  Revolving  Loan Pro Rata Share of such advance.  If such funds are not made available to the Administrative  Agent by such Lender within one (1) Business Day after the  Administrative  Agent's demand therefor,  the Administrative  Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds  Effective  Rate for each day during the period  commencing on the date of such demand and ending on the date such amount is received.  The failure of any Lender to make available to the  Administrative  Agent its Revolving Loan Pro Rata Share of any
such  unreimbursed  advance  under this  Section  9.15 shall  neither  relieve any other  Lender of its  obligation  hereunder  to make available to the  Administrative  Agent such other  Lender's  Revolving Loan Pro Rata Share of such advance on the date such payment is to be made nor  increase  the  obligation  of any other  Lender to make such  payment  to the  Administrative  Agent.  All  outstanding principal of, and interest on,  advances made under this Section 9.15 shall  constitute  Obligations  secured by the  Collateral  until paid in full by the Borrower.

9.16.    USA Patriot Act  Notification.  The  following  notification  is provided to the  Borrower  pursuant to Section 326 of the USA
Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT  INFORMATION  ABOUT  PROCEDURES  FOR OPENING A NEW ACCOUNT.  To help the government of the United States of America fight the funding of terrorism and money laundering  activities,  Federal law requires all financial  institutions to obtain,  verify, and record information  that identifies each Person that opens an account,  including any deposit  account,  treasury  management  account,  loan, other extension of credit, or other financial  services product.  Accordingly,  when the Borrower opens an account,  the Administrative
Agent and the Lenders will ask for the Borrower's name, tax identification  number,  business address,  and other information that will allow the  Administrative  Agent and the Lenders to identify the  Borrower.  The  Administrative  Agent and the Lenders may also ask to see the Borrower's legal organizational documents or other identifying documents.

                                                                ARTICLE X

                                                       THE ADMINISTRATIVE AGENT

10.1.    Appointment;  Nature of Relationship.  Bank One is hereby  appointed by each of the Lenders as its contractual  representative
(herein referred to as the  “Administrative  Agent”) hereunder and under each other Loan Document,  and each of the Lenders irrevocably authorizes the  Administrative  Agent to act as the contractual  representative of such Lender with the rights and duties expressly set forth herein and in the other Loan  Documents.  The  Administrative  Agent agrees to act as such  contractual  representative  upon the express conditions  contained in this Article X.  Notwithstanding the use of the defined term  “Administrative  Agent,” it is expressly understood  and agreed that the  Administrative  Agent shall not have any fiduciary  responsibilities  to any of the Holders of Secured
Obligations  by  reason  of this  Agreement  or any other  Loan  Document  and that the  Administrative  Agent is merely  acting as the contractual  representative  of the Lenders  with only those duties as are  expressly  set forth in this  Agreement  and the other Loan
Documents.  In its  capacity as the  Lenders'  contractual  representative,  the  Administrative  Agent (i) does not hereby  assume any fiduciary  duties to any of the  Holders of Secured  Obligations,  (ii) is a  “representative”  of the  Holders of Secured  Obligations within  the  meaning  of the term  “secured  party”  as  defined  in the New York  Uniform  Commercial  Code and  (iii) is acting as an independent  contractor,  the rights and duties of which are limited to those  expressly set forth in this Agreement and the other Loan
Documents.  Each of the  Lenders,  for itself and on behalf of its  Affiliates  as Holders  of Secured  Obligations,  hereby  agrees to assert no claim against the  Administrative  Agent on any agency theory or any other theory of liability for breach of fiduciary  duty, all of which claims each Holder of Secured Obligations hereby waives.

10.2.    Powers.  The  Administrative  Agent shall have and may  exercise  such powers  under the Loan  Documents  as are  specifically delegated to the Administrative  Agent by the terms of each thereof,  together with such powers as are reasonably  incidental  thereto.
The  Administrative  Agent shall have no implied  duties or fiduciary  duties to the Lenders,  or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

10.3.    General Immunity.  Neither the Administrative  Agent nor any of its directors,  officers,  agents or employees shall be liable to the Borrower,  or any Lender or Holder of Secured  Obligations  for any action taken or omitted to be taken by it or them  hereunder or under any other Loan Document or in connection  herewith or therewith  except to the extent such action or inaction is determined in a final,  non-appealable  judgment by a court of competent  jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4.    No Responsibility for Loans,  Recitals,  etc. Neither the Administrative Agent nor any of its directors,  officers,  agents or employees  shall  be  responsible  for or have  any  duty to  ascertain,  inquire  into,  or  verify  (a) any  statement,  warranty  or representation  made in connection with any Loan Document or any borrowing  hereunder;  (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document,  including,  without limitation, any agreement by an obligor to furnish information  directly to each Lender;  (c) the satisfaction of any condition  specified in Article IV, except receipt of items required to be delivered solely to the Administrative  Agent; (d) the existence or possible  existence of any Default or Unmatured Default;  (e)
the validity,  enforceability,  effectiveness,  sufficiency  or  genuineness  of any Loan  Document or any other  instrument or writing furnished in connection therewith; (f) the value, sufficiency,  creation,  perfection or priority of any Lien in any Collateral; or (g)
the  financial  condition  of  the  Borrower  or any  guarantor  of any of the  Obligations  or of any of the  Borrower's  or any  such guarantor's  respective  Subsidiaries.  The Administrative  Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the  Administrative  Agent at such time,  but is  voluntarily  furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

10.5.    Action  on  Instructions  of  Lenders.  The  Administrative  Agent  shall in all cases be fully  protected  in  acting,  or in refraining  from acting,  hereunder and under any other Loan Document in accordance  with written  instructions  signed by the Required
Lenders  (or all of the  Lenders  in the  event  that  and to the  extent  that  this  Agreement  expressly  requires  such),  and such instructions  and any action  taken or failure to act  pursuant  thereto  shall be binding on all of the  Lenders.  The Lenders  hereby acknowledge  that  the  Administrative  Agent  shall be under no duty to take  any  discretionary  action  permitted  to be taken by it pursuant to the  provisions  of this  Agreement  or any other Loan  Document  unless it shall be  requested  in writing to do so by the
Required  Lenders  (or all of the  Lenders  in the event that and to the extent  that this  Agreement  expressly  requires  such).  The
Administrative  Agent shall be fully  justified in failing or refusing to take any action  hereunder  and under any other Loan Document unless it shall first be indemnified to its  satisfaction by the Lenders pro rata against any and all liability,  cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6.    Employment of Agents and Counsel.  The  Administrative  Agent may execute any of its duties as Administrative  Agent hereunder and under any other Loan Document by or through employees,  agents, and  attorneys-in-fact  and shall not be answerable to the Lenders, except as to money or  securities  received  by it or its  authorized  agents,  for the  default or  misconduct  of any such  agents or attorneys-in-fact  selected by it with  reasonable  care. The  Administrative  Agent shall be entitled to advice of counsel  concerning the contractual  arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative  Agent's duties hereunder and under any other Loan Document.

10.7.    Reliance  on  Documents;  Counsel.  The  Administrative  Agent  shall be  entitled  to rely  upon any Note,  notice,  consent, certificate,  affidavit,  letter, telegram,  facsimile,  telex, electronic mail message, statement, paper or document believed by it to be genuine  and correct and to have been signed or sent by the proper  person or persons,  and, in respect to legal  matters,  upon the opinion of counsel selected by the Administrative  Agent,  which counsel may be employees of the Administrative  Agent. For purposes of determining  compliance  with the  conditions  specified in Sections 4.1 and 4.2, each Lender that has signed this  Agreement  shall be deemed to have consented to,  approved or accepted or to be satisfied  with,  each document or other matter  required  thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the  Administrative  Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

10.8.    Administrative  Agent's  Reimbursement and  Indemnification.  The Lenders agree to reimburse and indemnify the  Administrative
Agent  ratably in  proportion  to the Lenders’  Revolving  Loan Pro Rata Shares (i) for any amounts not  reimbursed by the Borrower for which the  Administrative  Agent is entitled to  reimbursement  by the Borrower under the Loan  Documents,  (ii) for any other expenses incurred  by  the  Administrative  Agent  on  behalf  of  the  Lenders,  in  connection  with  the  preparation,  execution,  delivery, administration and enforcement of the Loan Documents  (including,  without limitation,  for any expenses incurred by the Administrative
Agent in connection with any dispute between the  Administrative  Agent and any Lender or between two or more of the Lenders) and (iii)
for any liabilities,  obligations,  losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature  whatsoever  which may be imposed on,  incurred by or asserted  against the  Administrative  Agent in any way relating to or arising out of the Loan Documents or any other document  delivered in connection  therewith or the  transactions  contemplated  thereby
(including,  without limitation,  for any such amounts incurred by or asserted against the Administrative  Agent in connection with any dispute  between the  Administrative  Agent and any Lender or between two or more of the  Lenders),  or the  enforcement  of any of the terms of the Loan  Documents or of any such other  documents,  provided  that (i) no Lender shall be liable for any of the foregoing to the extent any of the  foregoing is found in a final,  non-appealable  judgment by a court of competent  jurisdiction  to have resulted from the gross negligence or willful misconduct of the Administrative  Agent and (ii) any indemnification  required pursuant to Section
3.5(vii) shall,  notwithstanding  the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof.  The  obligations of the Lenders under this Section 10.8 shall survive  payment of the Secured  Obligations and termination of this Agreement.

10.9.    Notice  of  Default.  The  Administrative  Agent  shall not be deemed to have  knowledge  or notice of the  occurrence  of any
Default or Unmatured  Default  hereunder  unless the  Administrative  Agent has received  written  notice from a Lender or the Borrower referring to this  Agreement  describing  such Default or Unmatured  Default and stating that such notice is a “notice of default”.  In the event that the  Administrative  Agent  receives such a notice,  the  Administrative  Agent shall give prompt notice  thereof to the
Lenders.

10.10.   Rights as a Lender. In the event the Administrative  Agent is a Lender,  the  Administrative  Agent shall have the same rights and powers  hereunder and under any other Loan Document with respect to its Revolving Loan Commitment and its Credit  Extensions as any
Lender and may exercise the same as though it were not the  Administrative  Agent,  and the term  “Lender” or “Lenders”  shall,  at any time when the  Administrative  Agent is a Lender,  unless the context  otherwise  indicates,  include the  Administrative  Agent in its individual  capacity.  The  Administrative  Agent and its Affiliates may accept deposits from,  lend money to, and generally  engage in any kind of trust, debt, equity or other  transaction,  in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its  Subsidiaries in which the Borrower or such Subsidiary is not restricted  hereby from engaging with any other Person.  The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

10.11.   Lender Credit Decision.  Each Lender  acknowledges  that it has,  independently  and without reliance upon the  Administrative
Agent,  the Arranger or any other Lender and based on the financial  statements  prepared by the Borrower and such other  documents and information  as it has deemed  appropriate,  made its own credit  analysis and decision to enter into this Agreement and the other Loan
Documents.  Each Lender also  acknowledges  that it will,  independently  and  without  reliance  upon the  Administrative  Agent,  the
Arranger or any other Lender and based on such  documents and  information as it shall deem  appropriate at the time,  continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.
10.12.   Successor  Administrative  Agent.  The  Administrative  Agent may resign at any time by giving  written  notice thereof to the
Lenders and the  Borrower,  such  resignation  to be  effective  upon the  appointment  of a successor  Administrative  Agent or, if no successor  Administrative  Agent has been appointed,  forty-five (45) days after the retiring  Administrative Agent gives notice of its intention  to resign.  The  Administrative  Agent may be removed at any time with or without  cause by written  notice  received by the
Administrative  Agent from the Required Lenders,  such removal to be effective on the date specified by the Required Lenders.  Upon any such  resignation  or removal,  the Required  Lenders  shall have the right to appoint,  on behalf of the  Borrower and the Lenders,  a successor  Administrative  Agent.  If no successor  Administrative  Agent shall have been so appointed by the Required  Lenders  within thirty days after the resigning  Administrative  Agent's  giving notice of its intention to resign,  then the resigning  Administrative
Agent may  appoint,  on behalf of the  Borrower  and the  Lenders,  a successor  Administrative  Agent.  Notwithstanding  the  previous sentence,  the  Administrative  Agent may at any time without the consent of the Borrower or any Lender,  appoint any of its Affiliates which is a commercial bank as a successor  Administrative  Agent hereunder.  If the  Administrative  Agent has resigned or been removed and no  successor  Administrative  Agent has been  appointed,  the  Lenders  may  perform  all the duties of the  Administrative  Agent hereunder and the Borrower shall make all payments in respect of the  Obligations  to the applicable  Lender and for all other purposes shall deal  directly  with the  Lenders.  No  successor  Administrative  Agent  shall be deemed to be  appointed  hereunder  until such successor  Administrative  Agent has accepted the  appointment.  Any such  successor  Administrative  Agent shall be a commercial  bank having  capital and retained  earnings of at least  $100,000,000.  Upon the  acceptance  of any  appointment  as  Administrative  Agent hereunder by a successor  Administrative  Agent, such successor  Administrative Agent shall thereupon succeed to and become vested with all the rights,  powers,  privileges  and duties of the  resigning  or removed  Administrative  Agent.  Upon the  effectiveness  of the resignation or removal of the Administrative  Agent, the resigning or removed  Administrative Agent shall be discharged from its duties and obligations  hereunder and under the Loan Documents.  After the  effectiveness  of the resignation or removal of an  Administrative
Agent,  the  provisions  of this  Article X shall  continue  in effect for the benefit of such  Administrative  Agent in respect of any actions  taken or  omitted  to be taken by it while it was  acting as the  Administrative  Agent  hereunder  and  under the other  Loan
Documents.  In the event that there is a successor to the  Administrative  Agent by merger,  or the  Administrative  Agent  assigns its duties and  obligations  to an Affiliate  pursuant to this Section 10.12,  then the term “Prime Rate” as used in this  Agreement  shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

10.13.   Administrative  Agent and Arranger Fees. The Borrower agrees to pay to the  Administrative  Agent and the Arranger,  for their respective  accounts,  the fees agreed to by the Borrower,  the  Administrative  Agent and the Arranger pursuant to that certain letter agreement dated March 10, 2004, or as otherwise agreed from time to time.

10.14.   Delegation  to  Affiliates.  The Borrower and the Lenders agree that the  Administrative  Agent may delegate any of its duties under this Agreement to any of its Affiliates.  Any such Affiliate (and such  Affiliate's  directors,  officers,  agents and employees)
which performs  duties in connection  with this  Agreement  shall be entitled to the same benefits of the  indemnification,  waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

10.15.   Co-Agents,  Documentation  Agent,  Syndication  Agent,  etc. None of the Lenders,  if any,  identified in this  Agreement as a
“co-agent”,  “documentation agent” or “syndication agent” shall have any right, power,  obligation,  liability,  responsibility or duty under this Agreement other than those  applicable to all Lenders as such.  Without  limiting the foregoing,  none of such Lenders shall have or be deemed to have a fiduciary  relationship  with any Lender.  Each Lender hereby makes the same  acknowledgments  with respect to such Lenders as it makes with respect to the Administrative Agent in Section 10.11.

10.16.   Collateral  Documents.  (a) Each Lender authorizes the Administrative  Agent to enter into each of the Collateral Documents to which it is a party and to take all action  contemplated  by such documents.  Each Lender agrees that no Holder of Secured  Obligations
(other  than the  Administrative  Agent)  shall  have the right  individually  to seek to  realize  upon the  security  granted  by any
Collateral  Document,  it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

                  (b) In the event that any  Collateral  is  hereafter  pledged by any Person as  collateral  security  for the Secured
Obligations,  the Administrative  Agent is hereby authorized to execute and deliver on behalf of the Holders of Secured Obligations any
Loan Documents  necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative  Agent on behalf of the Holders of Secured Obligations.

                  (c) The Lenders hereby authorize the Administrative  Agent, at its option and in its discretion,  to release any Lien granted to or held by the  Administrative  Agent upon any Collateral (i) upon termination of the Revolving Loan Commitments and payment and satisfaction of all of the Obligations (other than contingent  indemnity  obligations and Rate Management  Obligations) at any time arising  under or in respect of this  Agreement  or the Loan  Documents or the  transactions  contemplated  hereby or thereby;  (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document;  or (iii) if approved,  authorized or ratified in writing by the Required Lenders,  unless such release is required to be approved by all of the Lenders  hereunder.  Upon request by the
Administrative  Agent at any time,  the Lenders  will confirm in writing the  Administrative  Agent's  authority to release  particular types or items of Collateral pursuant to this Section 10.16.

                  (d) Upon any sale or transfer  of assets  constituting  Collateral  which is  permitted  pursuant to the terms of any
Loan  Document,  or consented  to in writing by the  Required  Lenders or all of the  Lenders,  as  applicable,  and upon at least five
Business  Days' prior  written  request by the Borrower to the  Administrative  Agent,  the  Administrative  Agent shall (and is hereby irrevocably  authorized  by the Lenders to) execute such  documents as may be necessary to evidence the release of the Liens granted to the Administrative  Agent for the benefit of the Holders of Secured  Obligations herein or pursuant hereto upon the Collateral that was sold or transferred;  provided,  however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative  Agent's opinion,  would expose the  Administrative  Agent to liability or create any obligation or entail any  consequence  other than the release of such Liens  without  recourse or warranty,  and (ii) such  release  shall not in any manner discharge,  affect or impair the Secured  Obligations  or any Liens upon (or  obligations  of the Borrower or any Subsidiary in respect
of) all interests  retained by the Borrower or any Subsidiary,  including  (without  limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

                                                                ARTICLE XI

                                                       SETOFF; RATABLE PAYMENTS

11.1.    Setoff.  In addition to, and without  limitation of, any rights of the Lenders under  applicable law, if the Borrower  becomes insolvent,  however evidenced,  or any other Default occurs, any and all deposits (including all account balances,  whether provisional or final and  whether  or not  collected  or  available)  and any  other  Indebtedness  at any time held or owing by any  Lender or any
Affiliate  of any Lender to or for the credit or account of the  Borrower  may be offset and applied  toward the payment of the Secured
Obligations owing to such Lender, whether or not the Secured Obligations, or any part thereof, shall then be due.

11.2.    Ratable  Payments.  If any Lender,  whether by setoff or  otherwise,  has payment  made to it upon its  Outstanding  Revolving
Credit Exposure (other than payments received  pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater  proportion than that received by any other Lender, such Lender agrees,  promptly upon demand, to purchase a participation in the Aggregate  Outstanding Revolving Credit
Exposure  held by the other  Lenders so that after such  purchase  each Lender  will hold its  Revolving  Loan Pro Rata  Share.  If any
Lender,  whether in  connection  with setoff or amounts  which might be subject to setoff or  otherwise,  receives  collateral or other protection for its Obligations or such amounts which may be subject to setoff,  such Lender agrees,  promptly upon demand, to take such action  necessary such that all Lenders share in the benefits of such collateral  ratably in proportion to their  respective  Revolving
Loan Pro Rata Shares. In case any such payment is disturbed by legal process,  or otherwise,  appropriate  further adjustments shall be made.

                                                                ARTICLE XII

                                           BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1.    Successors  and Assigns.  The terms and  provisions  of the Loan  Documents  shall be binding upon and inure to the benefit of the Borrower,  the Administrative Agent and the Lenders and their respective  successors and assigns permitted hereby,  except that (i)
the Borrower shall not have the right to assign its rights or obligations  under the Loan Documents  without the prior written  consent of each  Lender,  (ii) any  assignment  by any  Lender  must be made in  compliance  with  Section  12.3,  and  (iii) any  transfer  by
Participation  must be made in compliance  with Section 12.2. Any attempted  assignment or transfer by any party not made in compliance with this  Section  12.1 shall be null and void,  unless  such  attempted  assignment  or  transfer  is treated as a  participation  in accordance  with  Section  12.3.2.  The parties to this  Agreement  acknowledge  that clause (ii) of this  Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments  creating security interests,  including,  without limitation,
(x) any pledge or assignment by any Lender of all or any portion of its rights under this  Agreement and any Note to a Federal  Reserve
Bank,  (y) in the case of a Lender which is a Fund,  any pledge or assignment of all or any portion of its rights under this  Agreement and any Note to its trustee in support of its  obligations  to its trustee or (z) any pledge or  assignment by any Lender of all or any portion of its rights under this Agreement and any Note to direct or indirect  contractual  counterparties in swap agreements  relating to the Loans;  provided,  however,  that no such pledge or assignment  creating a security interest shall release the transferor Lender from its  obligations  hereunder  unless  and until the  parties  thereto  have  complied  with the  provisions  of Section  12.3.  The
Administrative  Agent may treat the Person  which made any Loan or which holds any Note as the owner  thereof for all  purposes  hereof unless and until such Person complies with Section 12.3;  provided,  however,  that the Administrative Agent may in its discretion (but shall not be required to) follow  instructions  from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another  Person.  Any assignee of the rights to any Loan or any Note agrees by  acceptance  of such  assignment to be bound by all the terms and provisions of the Loan  Documents.  Any request,  authority or consent of any Person,  who at the time of making  such  request or giving  such  authority  or consent is the owner of the rights to any Loan  (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2.    Participations.

12.2.1   Permitted  Participants;  Effect.  Any  Lender may at any time sell to one or more  banks or other  entities  (“Participants”)
         participating  interests  in any  Outstanding  Revolving  Credit  Exposure of such Lender,  any Note held by such Lender,  any
         Revolving Loan  Commitment of such Lender or any other interest of such Lender under the Loan  Documents.  In the event of any such sale by a Lender of participating  interests to a Participant,  such Lender’s  obligations under the Loan Documents shall remain  unchanged,  such Lender shall remain  solely  responsible  to the other  parties  hereto for the  performance  of such obligations,  such Lender  shall  remain the owner of its  Outstanding  Revolving  Credit  Exposure and the holder of any Note issued to it in evidence  thereof for all purposes under the Loan  Documents,  all amounts  payable by the Borrower under this
         Agreement  shall be  determined  as if such  Lender  had not sold  such  participating  interests,  and the  Borrower  and the
         Administrative  Agent shall continue to deal solely and directly with such Lender in connection  with such Lender’s rights and obligations under the Loan Documents.

12.2.2   Voting  Rights.  Each Lender shall retain the sole right to approve,  without the consent of any  Participant,  any amendment, modification  or waiver of any provision of the Loan Documents  other than any amendment,  modification or waiver with respect to any Credit  Extension or Revolving Loan  Commitment in which such  Participant  has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

12.2.3   Benefit  of  Certain  Provisions.  The  Borrower  agrees  that  each  Participant  shall be deemed to have the right of setoff provided in Section  11.1 in respect of its  participating  interest in amounts  owing  under the Loan  Documents  to the same extent as if the  amount of its  participating  interest  were  owing  directly  to it as a Lender  under the Loan  Documents, provided  that each  Lender  shall  retain  the right of setoff  provided  in  Section  11.1  with  respect  to the  amount of participating  interests sold to each  Participant.  The Lenders agree to share with each  Participant,  and each Participant, by exercising the right of setoff provided in Section 11.1,  agrees to share with each Lender,  any amount  received  pursuant to the exercise of its right of setoff,  such  amounts to be shared in  accordance  with  Section 11.2 as if each  Participant were a Lender.  The Borrower  further  agrees that each  Participant  shall be entitled to the benefits of Sections  3.1, 3.2,
         3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by  assignment  pursuant to Section  12.3, provided  that (i) a Participant  shall not be entitled to receive any greater  payment under Section 3.1, 3.2 or 3.5 than the
         Lender who sold the  participating  interest to such Participant would have received had it retained such interest for its own account,  unless the sale of such interest to such  Participant  is made with the prior written  consent of the Borrower,  and
         (ii) any  Participant  not  incorporated  under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

12.3.    Assignments.

12.3.1   Permitted  Assignments.  Any Lender may at any time assign to one or more banks or other  entities  (“Purchasers”)  all or any part  of its  rights  and  obligations  under  the  Loan  Documents.  Such  assignment  shall  be  evidenced  by an  agreement substantially  in the  form of  Exhibit  C or in such  other  form as may be  agreed  to by the  parties  thereto  (each  such agreement,  an  “Assignment  Agreement”).  Each  such  assignment  with  respect  to a  Purchaser  which is not a Lender or an
         Affiliate  of a Lender or an  Approved  Fund  shall  either be in an amount  equal to the  entire  applicable  Revolving  Loan
         Commitment  and  Outstanding  Revolving  Credit  Exposure of the  assigning  Lender or (unless  each of the  Borrower  and the
         Administrative  Agent otherwise  consents) be in an aggregate  amount not less than  $3,000,000.  The amount of the assignment shall be based on the Revolving Loan  Commitment and Outstanding  Revolving  Credit Exposure (if the Revolving Loan Commitment
         has been  terminated)  subject to the  assignment,  determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the Assignment Agreement.

12.3.2   Consents.  The consent of the Borrower shall be required prior to an assignment  becoming  effective unless the Purchaser is a
         Lender,  an Affiliate of a Lender or an Approved Fund,  provided that the consent of the Borrower shall not be required if (i)
         a Default has occurred and is continuing  or (ii) if such  assignment  is in  connection  with the physical  settlement of any
         Lender’s  obligations to direct or indirect  contractual  counterparties in swap agreements relating to the Loans. The consent of the Administrative  Agent shall be required prior to an assignment  becoming effective unless the Purchaser is a Lender, an
         Affiliate  of a Lender or an  Approved  Fund.  Any  consent  required  under this  Section  12.3.2  shall not be  unreasonably withheld or delayed.

12.3.3   Effect;  Effective  Date.  Upon (i)  delivery  to the  Administrative  Agent of an  Assignment  Agreement,  together  with any consents  required by Sections  12.3.1 and 12.3.2,  and (ii) payment of a $3,500 fee by the relevant  assignor or Purchaser to the  Administrative  Agent for  processing  such  assignment  (unless such fee is waived by the  Administrative  Agent),  such assignment  shall become  effective on the  effective  date  specified in such  assignment.  The  Assignment  Agreement  shall contain a  representation  by the  Purchaser  to the effect that none of the  consideration  used to make the  purchase of the
         Revolving Loan Commitment and Outstanding  Revolving  Credit Exposure under the applicable  Assignment  Agreement  constitutes
         “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan  Documents  will not be “plan assets” under ERISA.  On and after the effective date of such  assignment,  such Purchaser shall for all purposes be a Lender party to this  Agreement  and any other Loan  Document  executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan  Documents,  to the same extent as if it were an original party thereto, and the transferor  Lender shall be released with respect to the Revolving Loan  Commitment and Outstanding  Revolving  Credit
         Exposure assigned to such Purchaser without any further consent or action by the Borrower,  the Lenders or the  Administrative
         Agent.  In the case of an assignment  covering all of the assigning  Lender’s  rights and  obligations  under this  Agreement, such Lender shall cease to be a Lender  hereunder but shall  continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents  which survive  payment of the  Obligations  and  termination of the applicable  agreement.  Any  assignment or transfer by a Lender of rights or  obligations  under this  Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a  participation  in such rights and  obligations  in  accordance  with  Section  12.2.  Upon the  consummation  of any  assignment  to a Purchaser pursuant to this Section 12.3.3, the transferor  Lender,  the  Administrative  Agent and the Borrower shall, if the transferor
         Lender or the Purchaser desires that its Loans be evidenced by Notes,  make appropriate  arrangements so that new Notes or, as appropriate,  replacement  Notes are  issued to such  transferor  Lender,  if  applicable,  and new Notes or, as  appropriate, replacement  Notes, are issued to such Purchaser,  in each case in principal  amounts  reflecting  their respective  Revolving
         Loan  Commitments (or, if the Revolving Loan Termination  Date has occurred,  their  respective  Outstanding  Revolving Credit
         Exposure) as adjusted pursuant to such assignment.

12.3.4   Register.  The  Administrative  Agent,  acting solely for this purpose as an agent of the Borrower,  shall  maintain at one of its offices in Phoenix,  Arizona a copy of each  Assignment  Agreement  delivered to it and a register for the  recordation of the names and  addresses  of the  Lenders,  and the  Revolving  Loan  Commitments  of,  and  principal  amounts  of the Credit
         Extensions  owing to,  each  Lender  pursuant  to the terms  hereof  from time to time (the  “Register”).  The  entries in the
         Register shall be conclusive,  and the Borrower,  the Administrative Agent and the Lenders may treat each Person whose name is recorded  in the  Register  pursuant  to the  terms  hereof  as a  Lender  hereunder  for  all  purposes  of  this  Agreement, notwithstanding  notice to the  contrary.  The Register  shall be available for  inspection by the Borrower at any  reasonable time and from time to time upon reasonable prior notice.

12.4.    Dissemination  of  Information.  The Borrower  authorizes each Lender to disclose to any Participant or Purchaser or any other
Person  acquiring an interest in the Loan Documents by operation of law (each a “Transferee”)  and any  prospective  Transferee any and all information in such Lender’s possession  concerning the  creditworthiness  of the Borrower and its Subsidiaries,  including without limitation any information  contained in any Reports;  provided that each Transferee and prospective  Transferee  agrees to be bound by
Section 9.11 of this Agreement.

12.5.    Tax  Treatment.  If any interest in any Loan Document is transferred to any  Transferee  which is not  incorporated  under the laws of the  United  States  or any  State  thereof,  the  transferor  Lender  shall  cause  such  Transferee,  concurrently  with  the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                                                ARTICLE XIII

                                                                NOTICES

13.1.    Notices; Effectiveness; Electronic Communication

13.1.1   Notices Generally.  Except in the case of notices and other  communications  expressly permitted to be given by telephone (and except as provided in Section  13.1.2  below),  all notices and other  communications  provided for herein shall be in writing and shall be delivered by hand or overnight  courier  service,  mailed by certified or registered  mail or sent by telecopier, in each case to the attention of the individual or office indicated, if any, as follows:

(i)      if to the Borrower, at its address or telecopier number set forth on the signature page hereof;

(ii)     if to the Administrative Agent, at its address or telecopier number set forth on the signature page hereof;

(iii)    if to the LC Issuer, at its address or telecopier number set forth on the signature page hereof;

(iv)     if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

         Notices sent by hand or overnight  courier  service,  or mailed by certified or registered  mail, shall be deemed to have been given when  received;  notices  sent by  telecopier  shall be deemed to have been given when sent (except  that,  if not given during  normal  business  hours for the  recipient,  shall be deemed to have been given at the opening of business on the next
         Business Day for the  recipient).  Notices  delivered  through  electronic  communications  to the extent  provided in Section
         13.1.2 below, shall be effective as provided in said Section 13.1.2.

13.1.2   Electronic  Communications.  Notices and other  communications  to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic  communication  (including e-mail and internet or intranet websites)  pursuant to procedures  approved by the  Administrative  Agent or as otherwise  determined by the Administrative  Agent,  provided that the foregoing shall not apply to notices to any Lender or the LC Issuer  pursuant to Article II if such Lender or the LC Issuer,  as  applicable,  has notified the  Administrative  Agent that it is incapable of receiving notices under such Article by electronic  communication.
         The Administrative Agent or the Borrower may, in its respective  discretion,  agree to accept notices and other communications to it hereunder by electronic  communications  pursuant to procedures approved by it or as it otherwise  determines,  provided that such determination or approval may be limited to particular notices or  communications.  Unless the Administrative  Agent otherwise  prescribes,  (i) notices and other  communications  sent to an e-mail  address  shall be deemed  received  upon the sender’s receipt of an acknowledgment  from the intended  recipient (such as by the “return receipt  requested”  function,  as available,  return e-mail or other written  acknowledgment),  provided that if such notice or other communication is not given during the normal  business hours of the  recipient,  such notice or  communication  shall be deemed to have been given at the opening of business on the next Business Day for the recipient,  and (ii) notices or  communications  posted to an Internet or intranet  website  shall be deemed  received  upon the  deemed  receipt by the  intended  recipient  at its e-mail  address as described in the foregoing  clause (i) of  notification  that such notice or  communication  is available and  identifying the website address therefor.

13.2.    Change of Address,  Etc. Any party  hereto may change its address or  telecopier  number for notices and other  communications hereunder by notice to the other parties hereto.

                                                                ARTICLE XIV

                                    COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION

14.1.    Counterparts;  Effectiveness.  This Agreement may be executed in  counterparts  (and by different  parties hereto in different counterparts),  each of which shall  constitute an original,  but all of which when taken together shall  constitute a single contract.
Except as  provided  in Article IV, this  Agreement  shall  become  effective  when it shall have been  executed by the  Borrower,  the
Administrative  Agent, the LC Issuer and the Lenders and when the Administrative  Agent shall have received  counterparts hereof which, when taken  together,  bear the  signatures  of each of such  parties  hereto,  and  thereafter  shall be binding upon and inure to the benefit of the parties  hereto and their  respective  successors and assigns.  Delivery of an executed  counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

14.2.    Electronic  Execution  of  Assignments.  The  words  “execution,”  “signed,”  “signature,”  and  words of like  import  in any
Assignment  Agreement  shall be deemed to include  electronic  signatures or the keeping of records in electronic  form,  each of which shall  be of the  same  legal  effect,  validity  or  enforceability  as a  manually  executed  signature  or the use of a  paper-based recordkeeping  system,  as the case may be, to the extent and as provided for in any applicable law,  including the Federal  Electronic
Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.

                                                                ARTICLE XV

                                     CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         15.1     CHOICE OF LAW. THE LOAN DOCUMENTS  (OTHER THAN THOSE  CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE
CONSTRUED IN  ACCORDANCE  WITH THE INTERNAL  LAWS OF THE STATE OF NEW YORK,  BUT GIVING  EFFECT TO FEDERAL LAWS  APPLICABLE TO NATIONAL
BANKS.

         15.2     CONSENT TO JURISDICTION.  THE BORROWER HEREBY  IRREVOCABLY  SUBMITS TO THE  NON-EXCLUSIVE  JURISDICTION OF ANY UNITED
STATES  FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY,  NEW YORK IN ANY ACTION OR  PROCEEDING  ARISING OUT OF OR RELATING TO
ANY LOAN  DOCUMENTS AND THE BORROWER  HEREBY  IRREVOCABLY  AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING  MAY BE HEARD
AND  DETERMINED IN ANY SUCH COURT AND  IRREVOCABLY  WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT,
ACTION OR  PROCEEDING  BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN  INCONVENIENT  FORUM.  NOTHING  HEREIN SHALL LIMIT THE RIGHT OF
ANY PARTY HERETO TO BRING PROCEEDINGS IN THE COURTS OF ANY OTHER JURISDICTION.

         15.3     WAIVER OF JURY TRIAL. THE BORROWER,  THE ADMINISTRATIVE  AGENT, THE LC ISSUER,  EACH LENDER, AND EACH OTHER HOLDER OF
SECURED  OBLIGATIONS  HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL  PROCEEDING  INVOLVING,  DIRECTLY OR INDIRECTLY,  ANY MATTER  (WHETHER
SOUNDING  IN TORT,  CONTRACT  OR  OTHERWISE)  IN ANY WAY  ARISING  OUT OF,  RELATED  TO, OR  CONNECTED  WITH ANY LOAN  DOCUMENT  OR THE
RELATIONSHIP ESTABLISHED THEREUNDER.

                                                       [Signature Pages Follow]

SIGNATURE PAGE TO
ENCORE CAPITAL GROUP
CREDIT AGREEMENT

         IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Administrative Agent have executed this Agreement as of the date first above written.

                                                          ENCORE CAPITAL GROUP, INC.
                                                           as the Borrower

                                                          By:   /s/ Carl C. Gregory, III
                                                                ------------------------------------------------

                                                          Print Name: Carl C. Gregory, III
                                                          Title:      President & CEO
                                                                             -----------------------------------
                                                                      5775 Roscoe Court
                                                                      ------------------------------------------------
                                                                      San Diego, California 92123
                                                                       ------------------------------------------------
                                                          Attention:  General Counsel
                                                                       -----------------------------------------
                                                                      Telephone:  (858) 560-2600
                                                                      FAX:        (858) 309-6995

                                                          BANK ONE, NA (MAIN OFFICE CHICAGO), as a Lender, as
                                                          Swing Line Lender, as LC Issuer, and as
                                                          Administrative Agent

                                                          By:   /s/ Steven J. Krakoski
                                                                ------------------------------------------------

                                                          Name:       Steven J. Krakoski
                                                          Title:      First Vice President
                                                                      --------------------------------------
                                                                      201 North Central Avenue
                                                                      21st Floor
                                                                      Phoenix, Arizona 85004

                                                          Attention:  Steven J. Krakoski
                                                                       -----------------------------------------
                                                                      Telephone:  (602) 221-1360
                                                                      FAX:        (602) 221-1502
                                                                      email: steven_j_krakoski@bankone.com

                                                          GUARANTY BANK, as a Lender

                                                          By    /s/ Scott L. Brewer
                                                                ------------------------------------------------
                                                          Name:       Scott L. Brewer

                                                          Title:      SVP
                                                                ------------------------------------------------

                                                          BANK OF SCOTLAND, as a Lender

                                                          By   /s/ Karen Workman
                                                                ------------------------------------------------
                                                          Name:       Karen Workman
                                                                ------------------------------------------------
                                                          Title:      Assistant Vice President

                                                          BANCO POPULAR NORTH AMERICA, as a Lender

                                                          By    /s/ Andres Cabrero
                                                                ------------------------------------------------
                                                          Name:       Andres Cabrero
                                                                ------------------------------------------------
                                                          Title:      Senior Vice President

                                                          CALIFORNIA BANK&TRUST, as a Lender

                                                          By    /s/ Michael G. Powell
                                                                ------------------------------------------------
                                                          Name:       Michael G. Powell
                                                                ------------------------------------------------
                                                          Title:      SVP & Manager

                                                        COMMITMENT SCHEDULE

                                                      Revolving Loan Commitments

Lender                            Amount of Revolving Loan Commitment   % of Aggregate Revolving Loan
                                                                               Commitment

Bank One, NA                             $32,500,000                           43.3333334%

Guaranty Bank                            $12,500,000                           16.6666667%

Bank of Scotland                         $10,000,000                           13.3333333%

Banco Popular North America              $10,000,000                           13.3333333%

California Bank&Trust                $10,000,000                           13.3333333%

TOTAL                                    $75,000,000                           100%

                                                           PRICING SCHEDULE

         ========================= =============== =============== =============== ============== ==============
         Applicable                Level I         Level II        Level III       Level IV       Level V
         Margin                    Status          Status          Status          Status         Status
         ------------------------- --------------- --------------- --------------- -------------- --------------
         ------------------------- --------------- --------------- --------------- -------------- --------------
         Eurodollar Rate           2.00%           2.25%           2.50%           2.75%          3.00%
         ------------------------- --------------- --------------- --------------- -------------- --------------
         ------------------------- --------------- --------------- --------------- -------------- --------------
         Floating Rate             0.00%           0.00%           0.00%           0.25%          0.50%
         ========================= =============== =============== =============== ============== ==============
         ========================= =============== =============== =============== ============== ==============

         ========================= =============== =============== =============== ============== ==============
         ========================= =============== =============== =============== ============== ==============
         Applicable Fee            Level I         Level II        Level III       Level IV       Level V
         Rate                      Status          Status          Status          Status         Status
         ------------------------- --------------- --------------- --------------- -------------- --------------
         ------------------------- --------------- --------------- --------------- -------------- --------------
         Commitment Fee            0.375%          0.425%          0.500%          0.500%         0.500%
         ========================= =============== =============== =============== ============== ==============

         For the purposes of this Schedule,  the following  terms have the following  meanings,  subject to the final paragraph of this
Schedule:

         "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1.1 or 6.1.2.

         "Level I Status"  exists at any date if, as of the last day of the fiscal  quarter  of the  Borrower  referred  to in the most recent Financials, the Cash Flow Leverage Ratio is less than 0.5 to 1.0.

         "Level II Status"  exists at any date if, as of the last day of the fiscal  quarter of the  Borrower  referred  to in the most recent  Financials,  (i) the Borrower has not qualified  for Level I Status and (ii) the Cash Flow  Leverage  Ratio is less than 1.0 to
1.0.

         "Level III Status"  exists at any date if, as of the last day of the fiscal  quarter of the  Borrower  referred to in the most recent  Financials,  (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Cash Flow Leverage  Ratio is
less than 1.5 to 1.0.

         “Level IV Status”  exists at any date if, as of the last day of the fiscal  quarter of the  Borrower  referred  to in the most recent Financials Level I Status or Level II Status or Level III Status and (ii) the Cash Flow Leverage Ratio is less than 2.0 to 1.0.

         "Level V Status"  exists at any date if, as of the last day of the fiscal  quarter  of the  Borrower  referred  to in the most recent Financials, the Borrower has not qualified for Level I Status or Level II Status or Level III Status or Level IV Status.

         "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

         The Applicable  Margin and Applicable Fee Rate shall be determined in accordance  with foregoing table based on the Borrower's
Status as reflected in the then most recent  Financials.  Adjustments,  if any, to the  Applicable  Margin or Applicable Fee Rate shall be effective  five  Business Days after the  Administrative  Agent has received the  applicable  Financials.  If the Borrower  fails to deliver the  Financials to the  Administrative  Agent at the time  required  pursuant to Section 6.1,  then the  Applicable  Margin and
Applicable Fee Rate shall be the highest  Applicable  Margin and  Applicable Fee Rate set forth in the foregoing  table until five days after such Financials are so delivered.

         Notwithstanding the foregoing,  Level III Status shall be deemed to be applicable until the Administrative  Agent’s receipt of the applicable  Financials for the Borrower’s fiscal quarter ending on or about September 30, 2004 (unless such Financials  demonstrate that  Level IV or Level V Status  should  have been  applicable  during  such  period,  in which  case  Level IV or Level V Status  (as applicable)  shall be deemed to be applicable  during such period) and  adjustments  to the  Applicable  Margin and Applicable Fee Rate
shall thereafter be effected in accordance with the preceding paragraph.